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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

RITE AID CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

RITE AID CORPORATION
P.O. BOX 3165
HARRISBURG, PENNSYLVANIA 17105

Notice of Annual Meeting of Stockholders
To Be Held on June 23, 2010

To Our Stockholders:

What:	Our 2010 Annual Meeting of Stockholders
When:	June 23, 2010 at 10:00 a.m., local time
Where:	Hilton Harrisburg One North Second Street Harrisburg, Pennsylvania 17101
Why:	At this Annual Meeting, stockholders will be asked to:
	1.	Elect nine directors to hold office until the 2011 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;
	2.	Approve amendments to existing equity plans to allow for a one-time stock option exchange program for associates other than directors and executive officers;
	3.	Approve the adoption of the Rite Aid Corporation 2010 Omnibus Equity Plan;
	4.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm;
	5.	Act on a stockholder proposal, if properly presented, relating to an advisory vote on executive compensation; and
	6.	Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

        In addition, the holders of the 7% Series G Cumulative Convertible Pay-in-Kind Preferred Stock and 6% Series H Cumulative Convertible Pay-in-Kind Preferred Stock, voting together as a single class, separately from the holders of Common Stock, will vote to elect one director to hold office until the 2011 Annual Meeting of Stockholders and until a successor is duly elected and qualified.

        The close of business on April 26, 2010 has been fixed as the record date for determining those Rite Aid stockholders entitled to vote at the Annual Meeting. Accordingly, only stockholders of record at the close of business on that date will receive this notice of, and be eligible to vote at, the Annual Meeting and any adjournment or postponement of the Annual Meeting. The above items of business for the Annual Meeting are more fully described in the proxy statement accompanying this notice.

        Your vote is important.    Please read the proxy statement and the instructions on the enclosed proxy card and then, whether or not you plan to attend the Annual Meeting in person, and no matter how many shares you own, please submit your proxy promptly by telephone or via the Internet in accordance with the instructions on the enclosed proxy card, or by completing, dating and returning your proxy card in the envelope provided. This will not prevent you from voting in person at the Annual Meeting. It will, however, help to assure a quorum and to avoid added proxy solicitation costs.

        You may revoke your proxy at any time before the vote is taken by delivering to the Secretary of Rite Aid a written revocation or a proxy with a later date (including a proxy by telephone or via the Internet) or by voting your shares in person at the Annual Meeting, in which case your prior proxy would be disregarded.

By order of the Board of Directors

Marc A. Strassler Secretary
Camp Hill, Pennsylvania May 21, 2010

Page
General Information	1
Questions and Answers About the Annual Meeting	2
Proposal No. 1 Election of Directors	8
Board of Directors	9
Proposal No. 2 Approval of Amendments to Existing Equity Plans to Allow for a One-Time Stock Option Exchange Program for Associates Other Than Directors and Executive Officers	24
Proposal No. 3 Approval of the Adoption of the Rite Aid Corporation 2010 Omnibus Equity Plan	38
Proposal No. 4 Ratification of the Appointment of Independent Registered Public Accounting Firm	46
Proposal No. 5 Stockholder Proposal—Advisory Vote on Executive Compensation	47
Executive Officers	50
Executive Compensation	52
Compensation Discussion and Analysis	52
Compensation Committee Report	60
Summary Compensation Table	60
Grants of Plan-Based Awards Table for Fiscal 2010	62
Executive Employment Agreements	63
Outstanding Equity Awards at Fiscal 2010 Year-End	65
Options Exercises and Stock Vested Table for Fiscal 2010	66
Nonqualified Deferred Compensation for Fiscal 2010	66
Potential Payments upon Termination or Change in Control	67
Audit Committee Report	72
Equity Compensation Plan Information	74
Section 16(a) Beneficial Ownership Reporting Compliance	74
Security Ownership of Certain Beneficial Owners and Management	75
Certain Relationships and Related Transactions	77
Stockholder Proposals for the 2011 Annual Meeting of Stockholders	80
Incorporation by Reference	81
Other Matters	81
Independent Registered Public Accounting Firm	81
Important Notice Regarding Delivery of Stockholder Documents	81
Annual Report	82
Appendix A: Rite Aid Corporation 2010 Omnibus Equity Plan	A-1

i

RITE AID CORPORATION
P.O. BOX 3165
HARRISBURG, PENNSYLVANIA 17105

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 23, 2010

GENERAL INFORMATION

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to be Held on June 23, 2010:

The proxy statement and annual report are available at www.proxyvote.com.

Also available on the website are the Company's proxy card, as well as instruction cards and related materials for voting shares of common stock held in the Company's 401(k) plans.

        This proxy statement is being furnished to you by the Board of Directors (the "Board") of Rite Aid Corporation (the "Company" or "Rite Aid") to solicit your proxy to vote your shares at our 2010 Annual Meeting of Stockholders. The Annual Meeting will be held on June 23, 2010 at 10:00 a.m., local time, at the Hilton Harrisburg, One North Second Street, Harrisburg, Pennsylvania 17101. This proxy statement, the foregoing notice and the accompanying proxy card are first being mailed on or about May 21, 2010 to all holders of our common stock, par value $1.00 per share, and 7% Series G Cumulative Convertible Pay-in-Kind Preferred Stock and 6% Series H Cumulative Convertible Pay-in-Kind Preferred Stock, entitled to vote at the Annual Meeting. At Rite Aid and in this proxy statement, we refer to our employees as associates.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is entitled to vote at the Annual Meeting?

        Holders of Rite Aid common stock, and shares of 7% Series G Cumulative Convertible Pay-in-Kind Preferred Stock and 6% Series H Cumulative Convertible Pay-in-Kind Preferred Stock, which are collectively referred to in this proxy statement as the "LGP preferred stock," as of the close of business on the record date, April 26, 2010, will receive notice of, and be eligible to vote at, the Annual Meeting and any adjournment or postponement of the Annual Meeting. At the close of business on the record date, Rite Aid had outstanding and entitled to vote 887,652,089 shares of common stock and 1,545,892 shares of LGP preferred stock (which, on an as-if-converted basis, are entitled to an aggregate of 28,107,125 votes). No other shares of Rite Aid capital stock are entitled to notice of and to vote at the Annual Meeting.

What matters will be voted on at the Annual Meeting?

        There are five proposals that are scheduled to be considered and voted on at the Annual Meeting:

  •
  Proposal No. 1: Elect nine directors to hold office until the 2011 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

  •
  Proposal No. 2: Approve amendments to existing equity plans to allow for a one-time stock option exchange program for associates other than directors and executive officers;

  •
  Proposal No. 3: Approve the adoption of the Rite Aid Corporation 2010 Omnibus Equity Plan;

  •
  Proposal No. 4: Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm; and

  •
  Proposal No. 5: Consider a stockholder proposal relating to an advisory vote on executive compensation.

        In addition, the holders of the LGP Preferred Stock, voting separately as a class, will vote to elect one director (the "LGP Preferred Director") to hold office until the 2011 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

        Stockholders will also be asked to consider and vote at the Annual Meeting on any other matter that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. At this time, the Board of Directors is unaware of any matters, other than those set forth above, that may properly come before the Annual Meeting.

What are the Board's voting recommendations?

        The Board recommends that you vote "FOR" the nominees of the Board in the election of directors.

        The Board recommends that you vote "FOR" the amendments to existing equity plans to allow for a one-time stock option exchange program for associates other than directors and executive officers.

        The Board recommends that you vote "FOR" the adoption of the Rite Aid Corporation 2010 Omnibus Equity Plan.

        The Board recommends that you vote "FOR" the ratification of Deloitte & Touche LLP as the Company's independent registered public accounting firm.

        The Board recommends that you vote "AGAINST" the stockholder proposal.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

        If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the "stockholder of record" with respect to those shares.

        If your shares are held in a stock brokerage account or by a bank or other nominee, those shares are held in "street name" and you are considered the "beneficial owner" of the shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee or nominee how to vote your shares, and you will receive separate instructions from your broker, bank or other holder of record describing how to vote your shares.

How can I vote my shares before the Annual Meeting?

        If you hold your shares in your own name, you may submit a proxy by telephone, via the Internet or by mail.

  •
  Submitting a Proxy by Telephone:  You can submit a proxy for your shares by telephone until 11:59 p.m. Eastern Daylight Time on June 22, 2010 by calling the toll-free telephone number on the enclosed proxy card, 1-800-690-6903. Telephone proxy submission is available 24 hours a day. Easy-to-follow voice prompts allow you to submit a proxy for your shares and confirm that your instructions have been properly recorded. Our telephone proxy submission procedures are designed to authenticate stockholders by using individual control numbers.

  •
  Submitting a Proxy via the Internet:  You can submit a proxy via the Internet until 11:59 p.m. Eastern Daylight Time on June 22, 2010 by accessing the web site listed on your proxy card, www.proxyvote.com, and following the instructions you will find on the web site. Internet proxy submission is available 24 hours a day. As with telephone proxy submission, you will be given the opportunity to confirm that your instructions have been properly recorded.

  •
  Submitting a Proxy by Mail:  If you choose to submit a proxy by mail, simply mark the enclosed proxy card, date and sign it, and return it in the postage paid envelope provided.

        By casting your vote in any of the three ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions. You may also attend the Annual Meeting and vote in person.

        If your shares are held in the name of a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. The availability of telephonic or Internet voting will depend on the bank's or broker's voting process. Please check with your bank or broker and follow the voting procedures your bank or broker provides to vote your shares. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must request a legal proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting.

If I am the beneficial owner of shares held in "street name" by my broker, will my broker automatically vote my shares for me?

        New York Stock Exchange ("NYSE") rules applicable to brokers grant your broker discretionary authority to vote your shares without receiving your instructions on certain matters. Your broker has discretionary voting authority under NYSE rules to vote your shares on the ratification of Deloitte & Touche LLP as our independent registered public accounting firm. However, unless you provide voting instructions to your broker, your broker does not have discretionary authority to vote on the election of directors, the amendments to the equity plans, approval of the Rite Aid Corporation 2010 Omnibus Equity Plan or the stockholder proposal.

        An NYSE rule change that is effective for the 2010 Annual Meeting no longer permits brokers to vote in the election of directors if the broker has not received instructions from the beneficial owner. This represents a change from prior years, when brokers had discretionary voting authority in the election of directors. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

How will my shares be voted if I give my proxy but do not specify how my shares should be voted?

        If you provide specific voting instructions, your shares will be voted at the Annual Meeting in accordance with your instructions. If you hold shares in your name and sign and return a proxy card without giving specific voting instructions, your shares will be voted "FOR" the nominees of the Board in the election of directors, "FOR" the amendments to existing equity plans to allow for a one-time stock option exchange program for associates other than directors and executive officers, "FOR" the adoption of the Rite Aid Corporation 2010 Omnibus Equity Plan, "FOR" the ratification of Deloitte & Touche LLP as the Company's independent registered public accounting firm, and "AGAINST" the stockholder proposal requesting an advisory vote on executive compensation.

How do I vote my shares held in one of the Rite Aid 401(k) plans? What happens if I do not vote my 401(k) plan shares?

        If you are a participant in one of Rite Aid's 401(k) plans, the voter instruction card sent to you will serve as a voting instruction card to the trustee of the 401(k) plans for all shares of our common stock you own through the applicable 401(k) plan. You are entitled to instruct the plan trustee on how to vote your shares in the 401(k) plan by telephone, via the Internet or by mail as described above, except that, if you vote by mail, the card that you use will be a voting instruction card rather than a proxy card. The trustee will vote your shares held in the plans in accordance with your instructions. Your instructions will be kept confidential by the trustee and will not be disclosed to Rite Aid. Any shares held by a 401(k) plan participant for which timely instructions are not received by the trustee will be voted by the trustee in its sole discretion.

Could other matters be decided at the Annual Meeting?

        At this time, we are unaware of any matters, other than as set forth above, that may properly come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Annual Meeting or any adjournment or postponement of the Annual Meeting, will be deemed authorized to vote or otherwise act on such matters in accordance with their judgment.

Who may attend the Annual Meeting?

        All stockholders are invited to attend the Annual Meeting. Persons who are not stockholders may attend only if invited by the Board of Directors. If you are the beneficial owner of shares held in the name of your broker, bank or other nominee, you must bring proof of ownership (e.g., a current broker's statement) in order to be admitted to the meeting. You can obtain directions to the Annual Meeting by contacting our Investor Relations Department at (717) 975-3710.

Can I vote in person at the Annual Meeting?

        Yes. If you hold shares in your own name as a stockholder of record, you may come to the Annual Meeting and cast your vote at the meeting by properly completing and submitting a ballot. If you are the beneficial owner of shares held in the name of your broker, bank or other nominee, you must first obtain a legal proxy from your broker, bank or other nominee giving you the right to vote those shares and submit that proxy along with a properly completed ballot at the meeting.

How can I change my vote?

        You may revoke your proxy at any time before it is exercised by:

  •
  Delivering to the Secretary a written notice of revocation, dated later than the proxy, before the vote is taken at the Annual Meeting;

  •
  Delivering to the Secretary an executed proxy bearing a later date, before the vote is taken at the Annual Meeting;

  •
  Submitting a proxy on a later date by telephone or via the Internet (only your last telephone or Internet proxy will be counted), before 11:59 p.m. Eastern Daylight Time on June 22, 2010; or

  •
  Attending the Annual Meeting and voting in person (your attendance at the Annual Meeting, in and of itself, will not revoke the proxy).

        Any written notice of revocation, or later dated proxy, should be delivered to:

Rite Aid Corporation
30 Hunter Lane
Camp Hill, Pennsylvania 17011
Attention: Marc A. Strassler, Secretary

        Alternatively, you may hand deliver a written revocation notice, or a later dated proxy, to the Secretary at the Annual Meeting before we begin voting.

        If your shares of Rite Aid common stock are held by a bank, broker or other nominee, you must follow the instructions provided by the bank, broker or other nominee if you wish to change your vote.

What is an "abstention" and how would it affect the vote?

        An "abstention" occurs when a stockholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. Abstentions are counted as present for purposes of determining a quorum. An abstention with respect to the election of directors is neither a vote cast "for" a nominee or a vote cast "against" the nominee and, therefore, will have no effect on the outcome of the vote. Abstentions with respect to any other proposal will have the same effect as voting "against" the proposal.

What is a broker "non-vote" and how would it affect the vote?

        A broker non-vote occurs when a broker or other nominee who holds shares for the beneficial owner is unable to vote those shares for the beneficial owner because the broker or other nominee does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares. Brokers will have discretionary voting power to vote shares for which no voting instructions have been provided by the beneficial owner only with respect to the ratification of Deloitte & Touche LLP as our independent registered public accounting firm. Brokers will not have such discretionary voting power to vote shares with respect to the election of directors, the amendments to existing equity plans to allow for a one-time stock option exchange program for associates other than directors and executive officers, the adoption of the Rite Aid Corporation 2010 Omnibus Equity Plan or the stockholder proposal. Shares that are the subject of a broker non-vote are included for quorum purposes, but a broker non-vote with respect to a proposal will not be counted as a vote represented at the meeting and entitled to vote and, consequently, as a general matter, will have no effect on the outcome of the vote. With respect to the amendments to existing equity plans to allow for a one-time stock option exchange program for associates other than directors and executive officers and the adoption of the Rite Aid Corporation 2010 Omnibus Equity Plan, however, broker non-votes could have the same effect as votes cast "against" the proposals if they cause the total votes cast on the matter to be 50% or less of the total voting power entitled to vote on the proposal. Accordingly, it is particularly important that beneficial owners of Rite Aid shares instruct their brokers how to vote their shares.

What are the quorum and voting requirements for the proposals?

        In deciding the proposals that are scheduled for a vote at the Annual Meeting, each holder of common stock as of the record date is entitled to one vote per share of common stock and each holder of LGP preferred stock as of the record date is entitled to approximately 18.18 votes per share of LGP preferred stock (one vote per share of common stock issuable upon conversion of the LGP preferred stock). As of the record date, the LGP preferred stock was convertible into an aggregate of 28,107,125 shares of common stock. The holders of the common stock and LGP preferred stock vote together as a single class, except for those matters on which the holders of LGP preferred stock are entitled to vote as a separate class.

        In order to take action on the proposals, a quorum, consisting of the holders of 457,879,608 shares (a majority of the aggregate number of shares of Rite Aid common stock and LGP preferred stock (on an as-if-converted basis) issued and outstanding and entitled to vote as of the record date for the Annual Meeting), must be present in person or by proxy. This is referred to as a "quorum." Proxies marked "Abstain" and broker "non-votes" will be treated as shares that are present for purposes of determining the presence of a quorum.

  Proposal No. 1—Election of Directors

        The affirmative vote of a majority of the total number of votes cast (with Rite Aid common stock and LGP preferred stock voting together as a single class) is required for the election of each director nominee named in Proposal No. 1. This means that the votes cast "for" that nominee must exceed the votes cast "against" that nominee. Any shares not voted (whether by abstention, broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the outcome of the vote. For more information on the operation of our majority voting standard, see the section entitled "Corporate Governance—Majority Voting Standard and Policy."

  Proposal No. 2—Amendments to Existing Equity Plans

        The affirmative vote of a majority of the shares represented at the meeting and entitled to vote (with Rite Aid common stock and LGP preferred stock voting together as a single class) is required for the approval of the amendments to existing equity plans to allow for a one-time stock option exchange program for associates other than directors and executive officers, provided that the total votes cast on the proposal represent over 50% of the total combined voting power of the Rite Aid common stock and LGP preferred stock entitled to vote on the proposal. Any shares represented at the meeting and not voted (whether by abstention or otherwise) will have the same effect as a vote "against" the proposal. Broker "non-votes" could have the same effect as votes cast "against" the proposal if they cause the total votes cast on the matter to be 50% or less of the total voting power entitled to vote on the proposal. Accordingly, it is particularly important that beneficial owners of Rite Aid shares instruct their brokers how to vote their shares.

  Proposal No. 3—Approval of Adoption of the Rite Aid Corporation 2010 Omnibus Equity Plan

        The affirmative vote of a majority of the shares represented at the meeting and entitled to vote (with Rite Aid common stock and LGP preferred stock voting together as a single class) is required for the approval of the adoption of the Rite Aid Corporation 2010 Omnibus Equity Plan, provided that the total votes cast on the proposal represent over 50% of the total combined voting power of the Rite Aid common stock and LGP preferred stock entitled to vote on the proposal. Any shares represented at the meeting and not voted (whether by abstention or otherwise) will have the same effect as a vote "against" the proposal. Broker "non-votes" could have the same effect as votes cast "against" the proposal if they cause the total votes cast on the matter to be 50% or less of the total voting power entitled to vote on the proposal. Accordingly, it is particularly important that beneficial owners of Rite Aid shares instruct their brokers how to vote their shares.

  Proposal No. 4—Ratification of Independent Registered Public Accounting Firm

        The affirmative vote of a majority of the shares represented at the meeting and entitled to vote (with Rite Aid common stock and LGP preferred stock voting together as a single class) is required for the ratification of Deloitte & Touche LLP as our independent registered public accounting firm in Proposal No. 4. Any shares represented at the meeting and not voted (whether by abstention or otherwise) will have the same effect as a vote "against" the proposal.

  Proposal No. 5—Stockholder Proposal—Advisory Vote on Executive Compensation

        The affirmative vote of a majority of the shares represented at the meeting and entitled to vote (with Rite Aid common stock and LGP preferred stock voting together as a single class) is required for the approval of the stockholder proposal in Proposal No. 5. Any shares represented at the meeting and not voted (whether by abstention or otherwise) will have the same effect as a vote "against" the proposal. Any broker non-votes with respect to the proposal will not be counted as shares represented at the meeting and entitled to vote and, consequently, will have no effect on the outcome of the vote.

What happens if a quorum is not present at the Annual Meeting?

        If the shares present in person or represented by proxy at the Annual Meeting are not sufficient to constitute a quorum, the stockholders by a vote of the holders of a majority of votes present in person or represented by proxy (which may be voted by the proxyholders) may, without further notice to any stockholder (unless a new record date is set), adjourn the meeting to a different time and place to permit further solicitations of proxies sufficient to constitute a quorum.

Who will count the votes?

        Representatives of Broadridge Financial Services will tabulate the votes and act as inspectors of election.

Who will conduct the proxy solicitation and how much will it cost?

        We are soliciting proxies from stockholders on behalf of our Board and will pay for all costs incurred by it in connection with the solicitation. In addition to solicitation by mail, the directors, officers and associates of Rite Aid and its subsidiaries may solicit proxies from stockholders of Rite Aid in person or by telephone, facsimile or email without additional compensation other than reimbursement for their actual expenses.

        We have retained The Altman Group, a proxy solicitation firm, to assist us in the solicitation of proxies for the Annual Meeting. Rite Aid will pay The Altman Group a fee of approximately $8,000 and reimburse the firm for approximately $5,000 of reasonable out-of-pocket expenses.

        Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection with the forwarding of solicitation materials to the beneficial owners of our stock.

        If you have any questions about voting your shares or attending the Annual Meeting, please call our Investor Relations Department at (717) 975-3710.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

        Our by-laws provide that the Board of Directors may be composed of up to 15 members, with the number to be fixed from time to time by the Board. The Board has fixed the number of directors at 14. There are nine nominees for director at our Annual Meeting. Under our Restated Certificate of Incorporation, as amended (which was approved at our 2009 Annual Meeting of Stockholders), the classification of our Board was eliminated. Currently, four of our directors (as indicated below) are serving terms that expire in 2011. Starting with the 2011 Annual Meeting of Stockholders, all directors will be elected annually for terms of one year.

Director Nominees

        The Board of Directors, based on the recommendation of the Nominating and Governance Committee, has nominated Joseph B. Anderson, Jr., André Belzile, Michel Coutu, James L. Donald, David R. Jessick, Philip G. Satre, Mary F. Sammons, John T. Standley and Marcy Syms to be elected directors at the Annual Meeting. The holder of the LGP Preferred Stock has informed the Company that it will elect Jonathan D. Sokoloff as the LGP Preferred Director. Each of the nominees for director to be elected at the Annual Meeting currently serves as a director of the Company. André Belzile and Michel Coutu were designated by The Jean Coutu Group (PJC) Inc., or Jean Coutu Group, to the Nominating and Governance Committee as director nominees pursuant to the terms of the stockholder agreement with Jean Coutu Group, effective June 4, 2007, the date of our acquisition of the Brooks and Eckerd drugstore chains (the "Brooks Eckerd Transaction").

        Each director elected at the Annual Meeting will hold office until the 2011 Annual Meeting of Stockholders. Each director elected at the Annual Meeting will serve until his or her successor is duly elected and qualified. The other directors will remain in office for the remainder of their respective terms, as indicated below.

        If any nominee at the time of election is unable or unwilling to serve or is otherwise unavailable for election, and as a consequence thereof other nominees are designated, then the persons named in the proxy or their substitutes will have the discretion and authority to vote or to refrain from voting for other nominees in accordance with their judgment.

RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE

 BOARD OF DIRECTORS

        The following table sets forth certain information with respect to our directors and director nominees as of the record date.

Name	Age	Position with Rite Aid	Year First Became Director	Term as Director Will Expire(1)
Mary F. Sammons	63	Chairman and Chief Executive Officer(2)	1999	2010
John T. Standley	47	President and Chief Operating Officer(2)	2009	2010
Michel Coutu	56	Non-Executive Co-Chairman	2007	2010
Joseph B. Anderson, Jr.	67	Director	2005	2010
André Belzile	48	Director	2007	2010
François J. Coutu	55	Director	2007	2011
James L. Donald	56	Director	2008	2010
David R. Jessick	56	Director	2009	2010
Robert G. Miller	66	Director	1999	2011
Michael N. Regan	62	Director	2007	2011
Philip G. Satre	61	Lead Director	2005	2010
Jonathan D. Sokoloff	52	Director	1999	2010
Marcy Syms	59	Director	2005	2010
Dennis Wood	71	Director	2007	2011

(1)
Directors' terms of office are scheduled to expire at the annual meeting of stockholders to be held in the year indicated.

(2)
As previously announced, effective at the Annual Meeting, John T. Standley will become President and Chief Executive Officer and Mary F. Sammons will continue as Chairman of the Board.

        Following are the biographies for our director nominees and our directors who will continue to serve after the 2010 Annual Meeting, including information concerning the particular experience, qualifications, attributes or skills that led the Nominating and Governance Committee and the Board to conclude that the nominee or director should serve on the Board:

        Mary F. Sammons.    Ms. Sammons has been Chairman of the Board of the Company since June 2007 and has been a member of Rite Aid's Board of Directors since December 5, 1999 and Chief Executive Officer since June 2003. Ms. Sammons was President of Rite Aid from December 1999 to September 2008. From April 1999 to December 1999, Ms. Sammons served as President and Chief Executive Officer of Fred Meyer Stores, Inc., a subsidiary of The Kroger Company. From January 1998 to April 1999, Ms. Sammons served as President and Chief Executive Officer of Fred Meyer Stores, Inc., a subsidiary of Fred Meyer, Inc. From 1985 through 1997, Ms. Sammons held several senior level positions with Fred Meyer Stores, Inc., the last being that of Executive Vice President. Ms. Sammons is also a member of the Board of the National Association of Chain Drug Stores, a trade association, is a director of StanCorp Financial Group, Inc., previously served as a director of First Horizon National Corporation and is the President and a director of The Rite Aid Foundation.

        As the Company's Chief Executive Officer for the past 7 years, a member of senior management for over a decade and more than 30 years of retail industry experience, Ms. Sammons brings to the Board an in-depth understanding of all aspects of the Company, including its customers, operations and key business drivers. As a member of the Board of the National Association of Chain Drug Stores, Ms. Sammons also provides the Board with an understanding of industry-wide challenges, regulatory issues and developments.

        John T. Standley.    Mr. Standley was appointed President and Chief Operating Officer in September 2008, and has been a member of the Board of Directors since June 2009. He was a consultant to Rite Aid from July 2008 to September 2008 and a self-employed private investor from January 2008 to July 2008. Previously, Mr. Standley had served as Chief Executive Officer and was a member of the Board of Directors of Pathmark Stores, Inc. from August 2005 through December 2007. From June 2002 to August 2005, he served as Senior Executive Vice President and Chief Administrative Officer of Rite Aid and, in addition, in January 2004 was appointed Chief Financial Officer of Rite Aid. He had served as Senior Executive Vice President and Chief Financial Officer of Rite Aid from September 2000 to June 2002 and had served as Executive Vice President and Chief Financial Officer of Rite Aid from December 1999 until September 2000. Previously, he was Executive Vice President and Chief Financial Officer of Fleming Companies, Inc., a food marketing and distribution company from May 1999 to December 1999. Between July 1998 and May 1999, Mr. Standley was Senior Vice President and Chief Financial Officer of Fred Meyer, Inc. Mr. Standley served as Senior Vice President and Chief Financial Officer of Ralphs Grocery Company between January 1997 and July 1998. Mr. Standley also served as Senior Vice President of Administration at Smith's Food & Drug Stores, Inc. from May 1996 to February of 1997 and as Chief Financial Officer of Smitty's Supervalue, Inc. from December 1994 to May 1996.

        With more than 25 years of retail, financial, and executive experience, including over two years as Chief Executive Officer of Pathmark Stores Inc., Mr. Standley, who will assume the position of Chief Executive Officer at the Annual Meeting, brings to the Board extensive knowledge of the Company's industry and operations. In addition, his experience serving as a chief financial officer of a number of companies, including the Company, provides the Board with additional insights into financial and accounting matters relevant to the Company's operations.

        Michel Coutu.    Mr. Michel Coutu has served as the Non-Executive Co-Chairman of the Board since June 2007. He served as President of the U.S. operations of Jean Coutu Group and Chief Executive Officer of Jean Coutu USA from August 1986 until June 2007. He has also served as a member of the Board of Directors of Jean Coutu Group since December 1985. Mr. Coutu holds a degree in finance and a license in law from the University of Sherbrooke and a Masters in Business Administration from the Simon School of Business at the University of Rochester.

        Mr. Coutu brings more than 20 years of executive and pharmacy experience to the Board, including experience with Jean Coutu Group, from whom we acquired the Brooks and Eckerd drugstore chains.

        Joseph B. Anderson, Jr.    Mr. Anderson has been the Chairman of the Board and Chief Executive Officer of TAG Holdings, LLC, a manufacturing, service and technology business since January 2002. Mr. Anderson was Chairman of the Board and Chief Executive Officer of Chivas Industries, LLC from 1994 to 2002. Mr. Anderson also serves as a director of Quaker Chemical Corporation, ArvinMeritor, Inc., Valassis Communications, Inc. and NV Energy, Inc. (formerly Sierra Pacific Resources).

        Mr. Anderson has a broad base of experience, including military and government service and 16 years of chief executive officer experience at manufacturing, service and technology companies. From this experience, Mr. Anderson brings an array of skills, including in the areas of strategic, business and financial planning and corporate development. In addition, his service on the boards of directors of a number of publicly-traded companies provides the Board with insights into how boards at other companies have addressed issues similar to those faced by the Company.

        André Belzile.    Mr. Belzile has been the Senior Vice President, Finance and Corporate Affairs of Jean Coutu Group since May 2004. Prior to serving in this position, from 1992 until May 2004 he served as Vice President and Chief Financial Officer of Cascades Inc., a producer and marketer of packaging products. He previously served as a director of NB Capital Corporation. Mr. Belzile is a chartered accountant who earned a bachelor's degree at Les Hautes Études Commerciales (HEC MONTRÉAL).

        Mr. Belzile draws on his 18 years of experience as a chief financial officer to provide the Board with insights on financial and strategic planning matters relevant to the Company's business and operations.

        François J. Coutu.    Mr. François J. Coutu has served as President and Chief Executive Officer of Jean Coutu Group since October 2007. Previously, Mr. Coutu held the positions of President of Canadian Operations and Vice Chairman of the Board from 2005 to 2007, President and Chief Executive Officer from 2002 to 2005 and President and Chief Operating Officer of Jean Coutu Group from 1992 to 2002. Mr. Coutu has been a member of the Board of Directors of Jean Coutu Group since December 1985. He is a pharmacist by profession, holds a Bachelor's Degree in Administration from McGill University and a Bachelor's Degree in Pharmacy from Samford University. He is a former chair of the Canadian Association of Chain Drug Stores, a trade association, and previously served as a member of the Board of Directors of the National Bank of Canada, where he was a member of the Human Resources and Credit Committees.

        Mr. Coutu brings to the Board 18 years of senior executive experience with Jean Coutu Group and an in-depth understanding of the chain drugstore industry.

        James L. Donald.    Since October 2009, Mr. Donald has served as the President and Chief Executive Officer of Haggen, Inc., a supermarket chain. Previously, Mr. Donald was President and Chief Executive Officer and a director of Starbucks Corporation from April 2005 to January 2008. From October 2004 to April 2005, Mr. Donald served as Starbuck's CEO designate. From October 2002 to October 2004, Mr. Donald served as President of Starbucks, North America. Prior to joining Starbucks, Mr. Donald served from October 1996 to October 2002 as Chairman, President and Chief Executive Officer of Pathmark Stores, Inc., an East Coast regional supermarket chain that filed a prepackaged Chapter 11 bankruptcy petition in June 2000 and emerged from bankruptcy in September 2000. He has also served in a variety of senior management positions with Albertson's, Inc., Safeway, Inc. and Wal-Mart Stores, Inc.

        With more than 30 years of retail and grocery experience, including as chief executive officer of Starbucks Corporation, Mr. Donald brings to the Board significant chain store operational, marketing and human resources experience that is highly relevant to the Company's business.

        David R. Jessick.    Mr. Jessick has served as a director of Rite Aid since April 2009. From July 2002 to February 2005, Mr. Jessick served as a consultant to Rite Aid's Chief Executive Officer and senior financial staff and was Senior Executive Vice President, Chief Administrative Officer of Rite Aid from December 1999 to July 2002. From July 1998 to June 1999, Mr. Jessick was Executive Vice President, Finance and Investor Relations of Fred Meyer, Inc., and from February 1997 to July 1998, Mr. Jessick was Chief Financial Officer of Fred Meyer, Inc. From 1979 to 1996, he held various financial positions including Executive Vice President and Chief Financial Officer at Thrifty Payless Holdings, Inc. Mr. Jessick began his career as a Certified Public Accountant for Peat, Marwick, Mitchell & Co. Mr. Jessick is currently a director and audit committee chairman of Dollar Financial Corp. and Big 5 Sporting Goods Corporation. In addition, he previously served as a director and non-executive Chairman of Pathmark Stores, Inc. and Source Interlink, Inc.

        Mr. Jessick brings 31 years of retail, executive and financial experience to the Board. His familiarity with our business and his experience as a chief financial officer provide useful insights into operational and financial matters relevant to the Company's business. In addition, his service on other boards of directors, including as a non-executive chairman, enables Mr. Jessick to share insights with the Board regarding corporate governance best practices.

        Robert G. Miller.    Mr. Miller has been Chief Executive Officer of Albertsons LLC since June 2006. Mr. Miller has been a member of Rite Aid's Board of Directors since December 1999, serving as our Chairman of the Board from December 1999 until June 2007. From December 1999 until June 2003, Mr. Miller was also Rite Aid's Chief Executive Officer. Previously, Mr. Miller served as Vice Chairman and Chief Operating Officer of The Kroger Company, a retail food company. Mr. Miller joined the Kroger Company in March 1999, when Kroger acquired Fred Meyer, Inc., a food, drug and general merchandise chain. From 1991 until the March 1999 acquisition, he served as Chief Executive Officer of Fred Meyer, Inc. Mr. Miller also is a director of Nordstrom, Inc.

        As a former Chief Executive Officer of the Company and with more than 30 years of retail and grocery experience, Mr. Miller provides the Board with a deep understanding of the Company's business and operations and the types of issues faced by retail chains. In addition, his service on the boards of directors of a number of public companies provides the Board with insights into how other boards have addressed issues similar to those faced by the Company.

        Michael N. Regan.    Mr. Regan is currently a self-employed private equity investor. Mr. Regan served as Chief Financial Officer of The St. Joe Company, a major real estate development company based in Florida, from November 2006 to May 2007. From 1997 to November 2006, he served as Senior Vice President, Finance and held various other positions with The St. Joe Company and was a member of the senior management team. Prior to joining St. Joe's, he served as Vice President and Controller of Harrah's Entertainment from 1991 to 1997. From 1980 until 1991 he held a series of progressively more responsible positions for Harrah's Entertainment, Inc. and its prior parent companies, Holiday Corporation and The Promus Companies.

        Mr. Regan's 30 years of experience, including serving as a chief financial officer and as a senior vice president of finance, provides the Board with additional perspectives on financial, operational and strategic planning matters relevant to the Company.

        Philip G. Satre.    Mr. Satre is currently a self-employed private investor and has served as the Lead Director since June 2009. Mr. Satre served as Chief Executive Officer of Harrah's Entertainment, Inc. from 1993 to January 2003. Mr. Satre was a director of Harrah's from 1988 through 2004, serving as Chairman of the Board of Harrah's from 1997 until his retirement in 2005. He presently serves as Chairman of the Board of Directors of NV Energy, Inc. and of International Game Technology, and serves as a director of Nordstrom, Inc., the National Center for Responsible Gaming and The National World War II Museum, and is a trustee of Stanford University.

        Mr. Satre's business experience, including 10 years as a chief executive officer, provide the Board with insights into managing a large and complex organization in a highly regulated industry. In addition, his experience on the boards of directors of other public companies, including serving as chairman of the board, provide the Board with insights into corporate governance best practices.

        Jonathan D. Sokoloff.    Mr. Sokoloff has been a Managing Partner of Leonard Green & Partners, L.P. since 1994. Leonard Green & Partners, L.P. is an affiliate of Green Equity Investors III, L.P. and is a private equity firm based in Los Angeles, California. Since 1990, Mr. Sokoloff has also been a partner in a merchant banking firm affiliated with Leonard Green & Partners, L.P. Mr. Sokoloff currently serves as a director of Whole Foods Market, Inc. Mr. Sokoloff previously was elected as a director pursuant to director nomination rights granted to Green Equity Investors III, L.P. under an October 27, 1999 agreement between Rite Aid and Green Equity Investors with respect to the purchase of 3,000,000 shares of Rite Aid preferred stock.

        Mr. Sokoloff's 20 years of experience as a private equity investor provides the Board with another perspective on financial, strategic planning and investor relations matters. In addition, his experience as an investor in, and as a director of, many other companies provides the Board with insight into how other companies address issues similar to those faced by the Company.

        Marcy Syms.    Ms. Syms has been a director of Syms Corp, a chain of retail clothing stores, since 1983, when she was named President and COO. Ms. Syms become CEO of Syms Corp. in 1998 and was named Chair in 2010. Ms. Syms also is a founding member of the Board of Directors of the Syms School of Business at Yeshiva University.

        Ms. Syms brings to the Board 17 years of experience as a chief executive officer of a chain of retail stores, including an array of skills in strategic planning, marketing and human resources matters similar to those faced by the Company.

        Dennis Wood, O.C.    Mr. Wood is Chairman, President and Chief Executive Officer of Dennis Wood Holdings Inc., a privately owned portfolio company, a position he has held since 1973. From 2004 to 2009, he served as Interim President and Chief Executive Officer of GBO Inc. (formerly Groupe Bocenor Inc.), a window and door manufacturer. He continues to serve as a member of the Board of Directors of GBO Inc. Mr. Wood has been a member of the Board of Jean Coutu Group since March 2004. Mr. Wood currently serves as Chairman of the Board of 5N Plus Inc. and Azimut Exploration Inc. He also currently serves as a member of the Board of Directors of Transat A.T. Inc., Trust Banque Nationale, and Blue Mountain Wallcoverings, and currently serves as an Advisory Board Member for Ezeflow Inc. He has been awarded Canada's top honor, the Order of Canada, and has an honorary degree from the University of Sherbrooke.

        Mr. Wood draws on his 30 years of business and executive experience in a variety of industries to provide the Board with insights on management and business issues. In addition, his experience serving as chairman on a number of boards of directors provides the Board with an additional perspective on corporate governance best practices.

Board Leadership

        Currently, Ms. Sammons serves as both our Chairman of the Board and our Chief Executive Officer, Michel Coutu serves as our Non-Executive Co-Chairman of the Board and Mr. Satre serves as our Lead Director. As previously disclosed, as of the Annual Meeting, Mr. Standley will assume the position of Chief Executive Officer, with Ms. Sammons remaining as Chairman of the Board. Mr. Coutu's current term as Non-Executive Co-Chairman of the Board will end as of the Annual Meeting.

        The Board has no policy mandating the combination or separation of the Chairman of the Board and Chief Executive Officer positions and believes that the matter should be considered from time to time based on changes in circumstances. As part of the management succession plan, the Board determined that it would be appropriate as of the Annual Meeting to separate these positions. The new Chief Executive Officer's focus is on setting the strategic direction of the Company and the day-to-day leadership and performance of the Company. The Chairman of the Board leads the Board in its role of providing advice to, and overseeing the performance of, the Chief Executive Officer, works with the Chief Executive Officer and Lead Director in the preparation of Board meeting agendas and information to be provided to the Board, and serves as a resource to the Chief Executive Officer. Our Lead Director chairs the annual performance review of the Chief Executive Officer, consults with the Chairman of the Board and the Chief Executive Officer on corporate governance matters and presides at executive sessions of the non-management directors.

Corporate Governance

        We recognize that good corporate governance is an important means of protecting the interests of our stockholders, associates, customers, suppliers and the community. The Board of Directors, through the Nominating and Governance Committee, monitors corporate governance developments and proposed legislative, regulatory and stock exchange corporate governance reforms.

        Website Access to Corporate Governance Materials.    Our corporate governance information and materials, including our Certificate of Incorporation, By-Laws, Corporate Governance Guidelines, current charters for each of the Audit Committee, Compensation Committee and Nominating and Governance Committee, Code of Ethics for the Chief Executive Officer and Senior Financial Officers, Code of Ethics and Business Conduct, and our Related Person Transactions Approval Policy, are posted on our website at www.riteaid.com under the headings "Our Company—Corporate Governance" and are available in print upon request to Rite Aid Corporation, 30 Hunter Lane, Camp Hill, Pennsylvania 17011, Attention: Secretary. The Board regularly reviews corporate governance developments and will modify these materials and practices from time to time as warranted.

        Codes of Ethics.    The Board has adopted a Code of Ethics that is applicable to our Chief Executive Officer and senior financial officers. The Board has also adopted a Code of Ethics and Business Conduct that applies to all of our officers, directors and associates. Any amendment to either code or any waiver of either code for executive officers or directors will be disclosed promptly on our website at www.riteaid.com under the headings "Our Company—Corporate Governance—Code of Ethics."

        Director Independence.    For a director to be considered independent under the New York Stock Exchange corporate governance listing standards, the Board of Directors must affirmatively determine that the director does not have any direct or indirect material relationship with the Company, including any of the relationships specifically proscribed by the NYSE independence standards. The Board considers all relevant facts and circumstances in making its independence determinations. Only independent directors may serve on our Audit Committee, Compensation Committee and Nominating and Governance Committee.

        As a result of this review, the Board affirmatively determined that the following directors, including each director serving on the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, satisfy the independence requirements of the NYSE listing standards: Joseph B. Anderson, Jr., André Belzile, François J. Coutu, James L. Donald, David R. Jessick, Michael N. Regan, Philip G. Satre, Marcy Syms and Dennis Wood. The Board also determined that the members of the Audit Committee satisfy the additional independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the NYSE requirements for audit committee members. In determining each individual's status as an independent director, the Board considered the following transactions, relationships and arrangements:

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  Joseph B. Anderson serves as a director of Valassis Communications, Inc., which does business with Rite Aid. Because Mr. Anderson serves only as an outside director of, and is not an officer of or otherwise employed by, Valassis Communications, Inc., the Board determined that the relationship between Rite Aid and Valassis Communications, Inc. does not constitute a material relationship between Mr. Anderson and Rite Aid.

        There is no family relationship between any of the nominees, continuing directors and executive officers of Rite Aid, except that directors François Coutu and Michel Coutu are brothers.

        Majority Voting Standard and Policy.    Under the Company's By-Laws, a nominee for director in uncontested elections of directors (as is the case for this Annual Meeting) will be elected to the Board if the votes cast "for" such nominee's election exceed the votes cast "against" such nominee's election. In contested elections, directors will be elected by a plurality of votes cast. For this purpose, a contested election means any meeting of stockholders for which (i) the Secretary of the Company receives a notice that a stockholder has nominated a person for election to the Board in compliance with the advance notice requirements for stockholder nominees for director set forth in the By-Laws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the 14th day preceding the date the Company first mails its notice of meeting for such meeting to the stockholders.

        Under the Company's Corporate Governance Guidelines (the "Guidelines"), a director who fails to receive the required number of votes for re-election in accordance with the By-Laws will, within five days following certification of the stockholder vote, tender his or her written resignation to the Chairman of the Board for consideration by the Board, subject to the procedures set forth in the Guidelines.

Board Oversight of Risk Management

        The Board of Directors, as a whole and through the various committees of the Board, oversees the Company's management of risk, focusing primarily on five areas of risk: operational, financial performance, financial reporting, legal and regulatory and strategic and reputational.

        Management of the Company is responsible for developing and implementing the Company's plans and processes for risk management. The Board of Directors, at least annually, reviews with management its plans and processes for managing risk. The Board also receives periodic updates from the Company's Chief Compliance Officer with regard to the overall effectiveness of the Company's risk management program and significant areas of risk to the Company, focusing on the five primary areas of risk set forth above as well as other areas of risk identified from time to time by either the Board, a Board committee or management.

        In addition, other Board committees consider risks within their respective areas of responsibility and advise the Board of any significant risks. For example, the Compensation Committee considers risks relating to the Company's compensation programs and policies and the Audit Committee focuses on assessing and mitigating financial reporting risks, including risks related to internal control over financial reporting and legal and compliance risks.

Committees of the Board of Directors

        The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Executive Committee. Current copies of the charters for each of these committees are available on our website at www.riteaid.com under the headings "Our Company—Corporate Governance—Committee Charters."

        The current members of the committees are identified in the following table.

Director	Audit	Compensation	Nominating and Governance	Executive
Mary F. Sammons				Chair
Joseph B. Anderson, Jr			X
André Belzile	X
François J. Coutu			X
Michel Coutu				Co-Chair
James L. Donald		Chair
David R. Jessick	Chair
Robert G. Miller				X
Michael N. Regan	X
Philip G. Satre			Chair	X
Marcy Syms		X
Dennis Wood		X

        Audit Committee.    The Audit Committee, which held eight meetings during fiscal year 2010, currently consists of David R. Jessick (Chair), André Belzile and Michael N. Regan. The Board has determined that each of these individuals is an independent director under the NYSE listing standards and satisfies the additional independence requirements of Rule 10A-3 under the Exchange Act and the additional requirements of the NYSE listing standards for audit committee members. See the section entitled "Corporate Governance—Director Independence" above. The Board has determined that David R. Jessick qualifies as an "audit committee financial expert" as that term is defined under applicable SEC rules.

        The functions of the Audit Committee include the following:

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  Appointing, compensating and overseeing our independent registered public accounting firm ("independent auditors");

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  Overseeing management's fulfillment of its responsibilities for financial reporting and internal control over financial reporting; and

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  Overseeing the activities of the Company's internal audit function.

        The independent auditors and internal auditors meet with the Audit Committee with and without the presence of management representatives. For additional information, see the section entitled "Audit Committee Report," as well as the Audit Committee's charter, which is posted on our website at www.riteaid.com under the headings "Our Company—Corporate Governance."

        Compensation Committee.    The Compensation Committee, which met seven times during fiscal year 2010, currently consists of James L. Donald (Chair), Marcy Syms and Dennis Wood. The Board has determined that each of these individuals is an independent director under the NYSE listing standards. See the section entitled "Corporate Governance—Director Independence" above.

        The functions of the Compensation Committee include the following:

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  Administering Rite Aid's stock option and other equity incentive plans;

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  Reviewing and approving the Company's goals and objectives relevant to the compensation of the Chief Executive Officer, evaluating the CEO's performance in light of these goals and objectives and determining and approving the CEO's compensation level based on this evaluation; and

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  Reviewing and approving compensation with respect to all other senior management.

        The Compensation Committee reviews the performance of the Company's executive personnel and develops and makes recommendations to the Board of Directors with respect to executive compensation policies. The Compensation Committee is empowered by the Board of Directors to award to executive officers appropriate bonuses, stock options, stock appreciation rights ("SARs") and stock-based awards. The details of the processes and procedures for the consideration and determination of executive and director compensation are described in the section entitled "Compensation Discussion and Analysis." The objectives of the Compensation Committee are to support the achievement of desired company performance, to provide compensation and benefits that will attract and retain superior talent and reward performance and to fix a portion of compensation to the outcome of the Company's performance.

        As provided in its charter, the Compensation Committee has the authority to engage an external compensation consultant and to determine the scope of services. The Compensation Committee may terminate the engagement at any time. The external compensation consultant reports to the Compensation Committee Chair. The Compensation Committee has retained Mercer, a wholly-owned subsidiary of Marsh & McLennan Companies, ("MMC"), to assist the Compensation Committee with its responsibilities related to the Company's executive compensation programs. In fiscal year 2010, the Compensation Committee considered the report of Mercer Inc. ("Mercer") with respect to executive compensation and equity compensation strategy. Mercer's fees for executive compensation consulting to the Compensation Committee in fiscal year 2010 were $162,297.

        During fiscal year 2010, the Company's management decided to retain Mercer and its MMC affiliates to provide services unrelated to executive compensation, including property and casualty insurance brokering and related consulting services, health and welfare and retirement services, and field management benchmarking, which were reviewed, but not approved, by the Compensation Committee. These MMC affiliates are separate operating companies of MMC, and the Company has separate relationships with the services teams at each of the MMC affiliates. The aggregate fees paid in fiscal year 2010 to Mercer and its MMC affiliates for all services unrelated to executive compensation were approximately $1,661,000. Mercer has been retained by and answers to the Compensation Committee; relationships with the other MMC affiliates are overseen by various management associates of the Company.

        The Compensation Committee believes that the advice it receives from Mercer is objective and not influenced by the relationship that Mercer and the MMC affiliates might otherwise have with the Company. While the Compensation Committee believes Mercer provides objective advice, the Compensation Committee has decided that going forward it will retain a consultant not affiliated with MMC for executive compensation matters.

        Nominating and Governance Committee.    The Nominating and Governance Committee, which held one meeting during fiscal year 2010, currently consists of Philip G. Satre (Chair), Joseph B. Anderson, Jr. and François J. Coutu. The Board has determined that each of these individuals is an independent director under the NYSE listing standards. See the section entitled "Corporate Governance—Director Independence" above.

        The functions of the Nominating and Governance Committee include the following:

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  Identifying and recommending to the Board individuals qualified to serve as Rite Aid directors;

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  Recommending to the Board individual directors to serve on committees of the Board;

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  Advising the Board with respect to matters of Board composition and procedures;

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  Developing and recommending to the Board a set of corporate governance principles applicable to Rite Aid and overseeing corporate governance matters generally;

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  Overseeing the annual evaluation of the Board and management; and

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  Reviewing, evaluating and recommending for approval by the Board related person transactions in which the Company is a participant.

        Executive Committee.    The members of the Executive Committee currently are Mary F. Sammons (Chair), Michel Coutu (Co-Chair), Robert G. Miller and Philip G. Satre. The Executive Committee held one meeting during fiscal year 2010. The Executive Committee, except as limited by Delaware law, is empowered to exercise all of the powers of the Board of Directors.

Nomination of Directors

        The Nominating and Governance Committee will consider director candidates recommended by stockholders. In considering such recommendations, the Nominating and Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Nominating and Governance Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Nominating and Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:

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  The name of the stockholder and evidence of the person's ownership of Rite Aid stock, including the number of shares owned and the length of time of ownership; and

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  The name of the candidate, the candidate's resume or a listing of his or her qualifications to be a Rite Aid director and the person's consent to be named as a director if selected by the Nominating and Governance Committee and nominated by the Board.

        The stockholder recommendation and information described above must be sent to Rite Aid Corporation, 30 Hunter Lane, Camp Hill, Pennsylvania 17011, Attention: Secretary. The Nominating and Governance Committee will accept recommendations of director candidates throughout the year; however, in order for a recommended director candidate to be considered for nomination to stand for election at an upcoming annual meeting of stockholders, the recommendation must be received by the Secretary not less than 120 days prior to the anniversary date of Rite Aid's most recent annual meeting of stockholders.

        The Nominating and Governance Committee believes that the minimum qualifications for serving as a Rite Aid director are that a candidate demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board's oversight of Rite Aid's business and affairs and have an impeccable record and reputation for honest and ethical conduct in his or her professional and personal activities. In addition, the Nominating and Governance Committee examines a candidate's specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company. The Nominating and Governance Committee also seeks to have the Board represent a diversity of backgrounds and experience. The Nominating and Governance Committee assesses its achievement of diversity through the review of Board composition as part of the Board's annual self-assessment process.

        The Nominating and Governance Committee identifies potential candidates by asking current directors and executive officers to notify the committee if they become aware of persons, meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the Board—for example, retirement as a CEO or CFO of a public company or exiting government or military service. The Nominating and Governance Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the committee will also consider candidates recommended by stockholders.

        Once a person has been identified by the Nominating and Governance Committee as a potential candidate, the committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating and Governance Committee determines that the candidate warrants further consideration, the Chairman or another member of the committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating and Governance Committee requests information from the candidate, reviews the person's accomplishments and qualifications, including in light of any other candidates that the committee might be considering, and conducts one or more interviews with the candidate. In certain instances, committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's accomplishments. The committee's evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Executive Sessions of Non-Management Directors

        In order to promote discussion among the non-management directors, regularly scheduled executive sessions (i.e., meetings of non-management directors without management present) are held to review such topics as the non-management directors determine. The non-management directors met in executive session four times during fiscal year 2010.

Communications with the Board of Directors

        The Board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board, any Board committee or any chair of any such committee by mail or electronically. To communicate with the Board of Directors, the non-management directors, any individual directors or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or committee of directors by either name or title. All such correspondence should be sent to Rite Aid Corporation, c/o Secretary, P.O. Box 3165, Harrisburg, Pennsylvania 17105. To communicate with any of the directors electronically, stockholders should go to our website at www.riteaid.com . Under the headings "Our Company—Corporate Governance—Contact Our Board" you will find an on-line form that may be used for writing an electronic message to the Board, the non-management directors, any individual directors, or any committee of directors. Please follow the instructions on the web site in order to send your message.

        All communications received as set forth above will be opened by the Secretary for the purpose of determining whether the contents represent a message to the directors, and depending on the facts and circumstances outlined in the communication, will be distributed to the Board, the non-management directors, an individual director, or committee of directors, as appropriate. The Secretary will make sufficient copies of the contents to send to each director who is a member of the Board or of the committee to which the envelope or e-mail is addressed.

Directors' Attendance at Board, Committee and Annual Meetings

        The Board of Directors held seven meetings during fiscal year 2010. Each incumbent director attended at least 75% of the aggregate of the meetings of the Board of Directors and meetings held by all committees on which such director served, during the period for which such director served.

        It is our policy that directors are invited and encouraged to attend the annual meeting of stockholders. Twelve of our fourteen directors attended the 2009 Annual Meeting of Stockholders.

Directors' Compensation

        Except for Robert G. Miller, whose compensation arrangements are discussed in the section below entitled "Agreement with Mr. Miller," and except as noted below under the director compensation plan, each non-employee director other than Mr. Sokoloff (who is affiliated with Leonard Green & Partners L.P., an entity that provides services to Rite Aid, as discussed under "Certain Relationships and Related Transactions") receives an annual payment of $70,000 in cash, payable quarterly in arrears, except that the annual payment to each non-employee director who is a member of the Audit Committee is $80,000 and the annual payment to Michel Coutu in his capacity as Non-Executive Co-Chairman is $500,000. In addition, the Lead Director receives an additional annual payment of $25,000 and the chair of the Audit Committee receives an additional annual payment of $10,000. Each non-employee director who chairs a committee of the Board other than the Audit Committee receives an additional annual payment of $7,500. Directors who are officers and full-time Rite Aid associates and Mr. Sokoloff receive no separate compensation for service as directors or committee members. Directors are reimbursed for travel and lodging expenses associated with attending Board of Directors and Board Committee meetings.

        Each person who was first elected or appointed as a director after January 1, 2002 and who is eligible to receive compensation for serving as a director shall, on the date first elected or appointed, receive non-qualified stock options to purchase 100,000 shares of common stock. In addition, non-employee directors other than Mr. Sokoloff are entitled to annually receive 20,000 shares of restricted stock. All of the options received by the directors vest ratably and the restrictions applicable to the restricted stock shall lapse over a three-year period beginning on the first anniversary of the date they were granted. None of such options vests after the non-employee director ceases to be a director, except in the case of a director whose service terminates after he or she reaches age 72, in which case such options will vest immediately upon termination. All of the options vest immediately upon a change in control. In accordance with the foregoing, the following number of shares of restricted stock were issued under Rite Aid's 2006 Omnibus Equity Plan to the following directors: on September 23, 2009, Ms. Syms and Messrs. Anderson, Belzile, François Coutu, Michel Coutu, Donald, Miller, Regan, Satre and Wood each received 20,000 shares of restricted stock. On April 14, 2009, Mr. Jessick was appointed to the Board of Directors and received non-qualified stock options to purchase 100,000 shares with an exercise price equal to the market price of the Company's common stock as of the close of business on the date of grant.

        In fiscal year 2010, Rite Aid's non-employee directors also received $2,000 for each Board of Directors meeting attended, $1,000 for each committee meeting attended or $2,500 for each meeting attended at which such non-employee director served as the chairman of a committee, except that Mr. Sokoloff received no such compensation.

        The Compensation Committee with the assistance of Mercer, a qualified compensation consultant that reports its findings directly to the Compensation Committee, assessed the appropriateness of compensation provided to directors relative to data from SEC filings of a peer group of retail organizations (identified under the heading "Compensation Discussion and Analysis, The Committee's Processes") and published survey data. Effective with the 2010 Annual Meeting of Stockholders, the amount of director compensation will be revised as follows. The annual cash retainer for non-employee directors who currently receive a $70,000 annual payment will be increased to $100,000 payable quarterly in arrears. The Chair of the Audit Committee will receive an additional annual payment of $20,000 and the Chairs of the Compensation Committee and the Nominating and Governance Committee will receive an additional annual payment of $10,000. Each member of the Audit Committee (other than the Chair) will receive an additional annual payment of $10,000. Meeting fees for each meeting of the Board or any standing committee of the Board will be eliminated. In addition, the annual award of 20,000 shares of restricted common stock and the initial stock option grant of an option to purchase 100,000 shares of common stock will be eliminated. In lieu of those awards, non-employee directors other than Mr. Sokoloff will receive an annual award of restricted stock or restricted stock units valued at $90,000 to be calculated by dividing $90,000 by the closing per share price of Rite Aid common stock on the grant date. Non-management directors are subject to our Stock Ownership Guidelines discussed on page 59.

DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR 2010

        The following Director Compensation Table sets forth fees, awards and other compensation paid to or earned by our directors (other than Named Executive Officers) who served during the fiscal year ended February 27, 2010:

Name	Fees Paid in Cash	Stock Awards ($)(2)(4)	Option Awards ($)(3)(5)	Non-Equity Incentive Plan Compensation ($)	Change In Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total
Joseph B. Anderson, Jr.	86,250	39,000	—	—	—	—	125,250
André Belzile	103,000	39,000	—	—	—	—	142,000
François J. Coutu	85,000	39,000	—	—	—	—	124,000
Michel Coutu	514,000	39,000	—	—	—	—	553,000
James L. Donald	102,250	39,000	—	—	—	—	141,250
Michael A. Friedman, MD	23,500	—	—	—	—	—	23,500
George Golleher	28,375	—	—	—	—	—	28,375
David R. Jessick	86,786	—	24,000	—	—	—	110,786
Robert G. Miller(1)	60,000	39,000	—	—	874,674	229,622	1,203,296
Michael N. Regan	103,000	39,000	—	—	—	—	142,000
Philip G. Satre	120,250	39,000	—	—	—	—	159,250
Jonathan D. Sokoloff	—	—	—	—	—	—	—
Marcy Syms	98,000	39,000	—	—	—	—	137,000
Dennis Wood	89,000	39,000	—	—	—	—	128,000

(1)
Fees Paid in Cash represent annual base pay for Mr. Miller, as discussed in the section entitled "Agreement with Mr. Miller". All Other Compensation for Mr. Miller consists of $160,000 contributed by the Company in fiscal 2010 to a supplemental executive retirement plan and $69,622 for personal use of aircraft. Amounts shown in the "Changes in Nonqualified Deferred Compensation Earnings" column represent above-market earnings (over 120% of the "applicable federal rate" or "AFR") under the defined contribution supplemental retirement plan applicable to Mr. Miller.

(2)
Represents the grant date fair value of awards in fiscal 2010 in accordance with FASB ASC Topic 718. For information regarding the assumptions used in determining the fair value of an award, please refer to Note 15 to our financial statements contained in our Annual Report on Form 10-K for the fiscal year ended February 27, 2010.

(3)
Represents the grant date fair value of awards in fiscal 2010 in accordance with FASB ASC Topic 718. For information regarding the assumptions used in determining the fair value of the outstanding options, please refer to Note 15 to our financial statements contained in our Annual Report on Form 10-K for the fiscal year ended February 27, 2010.

(4)
The number of unvested restricted stock awards outstanding as of February 27, 2010 for each director is detailed in the table below.

Name	Grant Date	Number of Stock Awards (#)
Joseph B. Anderson, Jr.	September 23, 2009	20,000
	September 24, 2008	13,333
André Belzile	September 23, 2009	20,000
	September 24, 2008	13,333
François J. Coutu	September 23, 2009	20,000
	September 24, 2008	13,333
Michel Coutu	September 23, 2009	20,000
	September 24, 2008	13,333
James L. Donald	September 23, 2009	20,000
Robert G. Miller	September 23, 2009	20,000
	September 24, 2008	13,333
Michael N. Regan	September 23, 2009	20,000
	September 24, 2008	13,333
Philip G. Satre	September 23, 2009	20,000
	September 24, 2008	13,333
Marcy Syms	September 23, 2009	20,000
	September 24, 2008	13,333
Dennis Wood	September 23, 2009	20,000
	September 24, 2008	13,333
(5)
The number of unexercised options outstanding as of February 27, 2010 for each director is detailed in the table below.

Name	Grant Date	Exercise Price ($)	Outstanding	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable
Joseph B. Anderson, Jr.	9/21/2005	3.65	100,000	100,000	—
	6/21/2006	4.55	50,000	50,000	—
	6/27/2007	6.15	50,000	33,334	16,666
André Belzile	6/4/2007	6.55	100,000	66,667	33,333
François J. Coutu	6/4/2007	6.55	100,000	66,667	33,333
Michel Coutu	6/4/2007	6.55	100,000	66,667	33,333
James L. Donald	5/13/2008	2.40	100,000	33,334	66,666
David R. Jessick	4/14/2009	0.41	100,000	—	100,000
Robert G. Miller	11/20/2000	2.75	1,200,000	1,200,000	—
	2/13/2001	4.05	4,500,000	4,500,000	—
	6/24/2004	5.38	50,000	50,000	—
	6/23/2005	4.11	50,000	50,000	—
	6/21/2006	4.55	50,000	50,000	—
	6/27/2007	6.15	50,000	33,334	16,666
Michael N. Regan	6/27/2007	6.15	100,000	66,667	33,333
Philip G. Satre	4/6/2005	3.77	100,000	100,000	—
	6/23/2005	4.11	50,000	50,000	—
	6/21/2006	4.55	50,000	50,000	—
	6/27/2007	6.15	50,000	33,334	16,666
Marcy Syms	9/21/2005	3.65	100,000	100,000	—
	6/21/2006	4.55	50,000	50,000	—
	6/27/2007	6.15	50,000	33,334	16,666
Dennis Wood	6/4/2007	6.55	100,000	66,667	33,333

Agreement with Mr. Miller

        Mr. Miller's April 9, 2003 employment agreement was amended on April 28, 2005, pursuant to which, effective as of June 23, 2005, Mr. Miller continued serving solely as Chairman of the Board. On November 28, 2006, Rite Aid amended the April 9, 2003 agreement with Mr. Miller pursuant to which

Mr. Miller stepped down as Chairman upon the closing of the Brooks Eckerd Transaction and continued to serve solely as a director through the date of the 2008 annual meeting, and the parties agreed that the Brooks Eckerd Transaction would not trigger change in control benefits. Additional amendments to Mr. Miller's employment agreement, pursuant to which Mr. Miller will continue to serve as a director until the Company's 2011 Annual Meeting of Stockholders, became effective on his re-election to the Board of Directors at the 2008 annual meeting and on July 1, 2009, respectively. Additional terms of this agreement are as follows:

        Salary and incentive bonus.    Through June 25, 2008, the date of the 2008 Annual Meeting of Stockholders, Mr. Miller received annual base pay of $350,000 and was entitled to continued benefits, in their entirety, including participation in Rite Aid's fringe benefit and perquisite programs and savings plans, and continued deferred compensation as provided under the December 5, 1999 employment agreement. However, he was not entitled to participate in any incentive compensation or bonus plans. For the period starting on June 26, 2008 and ending on the later of (i) June 30, 2010 and (ii) the one year anniversary of the 2009 annual meeting (the "Term"), Mr. Miller receives a monthly base salary of $5,000 (pro-rated for any partial month) and continues to be eligible to participate in certain of the Company's fringe benefit and perquisite programs in which he was entitled to participate prior to the 2008 annual meeting, and continues to remain entitled to defer compensation as provided under the December 5, 1999 employment agreement, as amended effective July 1, 2009. The Term may be extended at the mutual agreement of the parties. If the Term is not extended, Mr. Miller shall be entitled to receive solely the fees which are paid to our non-employee directors through the end of his service as a director. The Board recently approved an extension of the Term to the later of (i) June 30, 2011 and (ii) the one year anniversary of 2010 annual meeting.

        Restricted stock and options.    During his service as a director, Mr. Miller is eligible to receive option and restricted stock awards in accordance with Rite Aid's policy for members of the Board of Directors as in effect from time to time. Mr. Miller's existing stock options and shares of restricted stock continue to vest and be fully exercisable for the remainder of their stated terms.

        Termination of employment and change in control arrangements.    The termination provisions of the April 9, 2003 employment agreement became effective immediately and remain in effect until the agreement expires. Pursuant to the April 28, 2005 amendment to the April 9, 2003 agreement, if Mr. Miller was not re-elected as Chairman, he could be terminated and receive one year's base salary (as compared to three years provided under the previous agreements for a termination without cause). Under the November 28, 2006 agreement, Mr. Miller waived any right he would have pursuant to his employment agreement upon his ceasing to serve as Chairman or a change in control triggered by the Brooks Eckerd Transaction.

Agreement with Michel Coutu

        Effective as of June 27, 2007, Michel Coutu was appointed as a director of Rite Aid and non-executive co-chairman of the Board of Directors for a term of two years following the completion of the Brooks Eckerd Transaction. In this capacity, Mr. Coutu is entitled to receive an annual retainer of $500,000, payable quarterly in arrears. In addition, Mr. Coutu is also entitled to receive certain benefits and annual equity awards to the same extent as our other directors, as described under the caption "Directors' Compensation," above. During fiscal 2010, the Board extended this agreement with Mr. Coutu, on the same terms, through the date of the 2010 Annual Meeting.

PROPOSAL NO. 2

APPROVAL OF AMENDMENTS TO EXISTING EQUITY PLANS TO ALLOW FOR A ONE-TIME
STOCK OPTION EXCHANGE PROGRAM FOR ASSOCIATES OTHER THAN DIRECTORS AND
EXECUTIVE OFFICERS

Introduction

        We are seeking stockholder approval of amendments to our existing equity plans to allow for a one-time stock option exchange program. If implemented, the exchange program would allow some of our associates other than directors and executive officers to surrender certain of their stock options in exchange for the grant of a lesser number of stock options with lower exercise prices. Ratios will be designed to result in a "value for value" exchange. The fair value of replacement options granted will be approximately equal to the fair value of the options that are surrendered. Any shares subject to surrendered options (in excess of the replacement options issued under the exchange program) will be terminated/cancelled and cannot be reissued under the amended plans. We will use the 52-week high trading price of our common stock (measured from the start date of the exchange program) as the minimum exercise price for options eligible to be exchanged. Using this minimum price is designed to ensure that only outstanding options that are substantially "underwater" (meaning the exercise prices of the options are greater than our current stock price) are eligible for the exchange program. Our directors and executive officers will not be eligible to participate in the exchange program. Our Board, upon the recommendation of the Compensation Committee, authorized the option exchange program, subject to stockholder approval of the equity plan amendments. Stockholder approval is required for this proposal under the NYSE listing standards applicable to the Company. If stockholders approve this proposal, the Compensation Committee and the Board intend to commence the exchange program as soon as practicable after the Annual Meeting. If stockholders do not approve this proposal, the exchange program will not take place.

Overview

        An overview of the key features of the proposal is provided below.

Eligible Participants	All associates except executive officers
The Board of Directors, former associates, and retirees are also excluded
Type of Exchange	Options for Options
Eligible Options	Options with exercise prices above the 52-week high for Rite Aid stock ($2.35 as of the record date)
Options must have at least one year remaining life as of the exchange date
Options cannot have been issued in the last two years
Associate Election	Associates may elect to exchange individual grants; however, if an associate elects to exchange a specific grant, all options granted on the same date must be exchanged
Term of Replacement Grant	All replacement options will have a five year term
Vesting of Replacement Grant	All replacement awards will vest 50% on the first anniversary of the replacement grant and 50% on the second anniversary of the replacement grant

Plan to Be Issued Under	Replacement options will be issued under either the 2006 Omnibus Equity Plan or the 2004 Omnibus Equity Plan
Illustrative Exchange Ratios	Exchange ratios depend on the value of the underwater options, which are grouped to simplify administration; exchange ratios are expected to range from 450-to-1 to 2-to-1
Total Grants Eligible for Exchange, Price, and Term	Options to purchase approximately 18.8 million shares with a weighted average exercise price of $4.86 and a weighted average remaining term of 5.22 years are expected to be exchanged
Total Replacement Grants, Price and Term

Assuming 100% participation, approximately 7.3 million options are expected to be granted as replacement options with an exercise price based on the closing price as of the date of the exchange and a term of 5 years

        Our stock price has experienced a significant decline during the last few years due in large part to the continued weak economy as well as the challenges of completing the Brooks Eckerd integration and slower than anticipated sales improvement in the acquired stores. Like many retailers, our business has been, and continues to be, adversely impacted by the global financial and economic crises. The dramatic pull back in consumer spending has impacted front-end sales. Pharmacy gross margins have been pressured by reductions in third party reimbursement rates, the introduction of fewer new generic drugs and fewer cost reductions on existing generics. We have taken a number of actions to improve our performance and our liquidity. Although our efforts have had a positive impact on our stock price, our stock price remains at a relatively low level. Consequently, a broad group of our associates hold a significant number of stock options with exercise prices that greatly exceed both the current market price of Rite Aid common stock and the average market price of our stock over the prior 12 months. With the uncertainty of the market and the general economy, the outstanding option grants may no longer be providing retention value to the associates holding these shares. Thus, the Board and the Compensation Committee believe these underwater options no longer provide the long-term incentive and retention objectives that they were intended to provide. The Board and the Compensation Committee believe the exchange program is an important component in our strategy to align associate and stockholder interests through our equity compensation programs. We believe that the exchange program is important for the Company because it will permit us to:

  •
  Provide renewed incentives to approximately 5,400 associates who may participate in the exchange program. As of April 26, 2010 approximately 64% of our outstanding stock options were underwater. The weighted average exercise price of all underwater options was $4.62 as compared to a $1.45 closing price of our common stock on April 26, 2010. As a result, these stock options do not currently provide meaningful retention or incentive value to our associates. We believe the exchange program will enable us to enhance long-term stockholder value by providing greater assurance that the Company will be able to retain experienced and productive associates, by improving the morale of our associates generally, and by aligning the interests of our associates more fully with the interests of our stockholders.

  •
  Provide a meaningful retention period for associates during the next two years, at a time when the company is striving to accomplish growth in a tough business environment.

  •
  Meaningfully reduce our total number of outstanding stock options, or "overhang," represented by outstanding options that have high exercise prices and may no longer provide adequate incentives to our associates. The underwater stock options currently eligible for the exchange create an equity award overhang to our stockholders of approximately 18.8 million shares. As of April 26, 2010, the total number of shares of Rite Aid common stock outstanding was 887,652,089. On a fully diluted basis, convertible preferred and convertible debentures, the number of shares outstanding was 976,804,315. Keeping these underwater options outstanding does not serve the interests of our stockholders and does not provide the benefits intended by our equity compensation program. By replacing the eligible options with a lesser number of options with a lower exercise price, our overhang will be decreased. The overhang represented by the options granted pursuant to the exchange program will reflect an appropriate balance between the Company's goals for its equity compensation program and our interest in minimizing our overhang and the dilution of our stockholders' interests.

  •
  Recapture value from compensation costs that we already incurred with respect to outstanding underwater stock options. The value of these granted options was based on the then fair market value of our common stock. Under applicable accounting rules, we will have to recognize a total of approximately $79.6 million in compensation expense related to these underwater options, $73.7 million of which has already been expensed as of April 26, 2010 and $5.9 million of which we will continue to be obligated to expense, even if these options are never exercised because the majority remain underwater. We believe it is not an efficient use of the Company's resources to recognize compensation expense on options that are not perceived by our associates as providing value. By replacing options that have little or no retention or incentive value with options that will provide both retention and incentive value while not creating additional compensation expense (other than immaterial expense that might result from fluctuations in our stock price after the exchange ratios have been set but before the exchange actually occurs), the Company will be making efficient use of its resources.

        For reference purposes, the following table summarizes information regarding outstanding equity awards issued as of April 26, 2010 pursuant to the Company's 1999 Stock Option Plan (the "1999 Plan"), 2000 Omnibus Equity Plan (the "2000 Plan"), 2001 Stock Option Plan (the "2001 Plan"), 2004 Omnibus Equity Plan (the "2004 Plan"), and 2006 Omnibus Equity Plan (the "2006 Plan" and collectively, the "Equity Plans").

Shares issuable pursuant to outstanding stock options	75,730,887
Weighted average exercise price of all outstanding stock options	$3.08
Weighted average remaining term of all outstanding stock options	5.6 years

        If our stockholders do not approve the equity plan amendments authorizing the exchange program, eligible options will remain outstanding and in effect in accordance with their existing terms and we will continue to recognize compensation expense for these eligible options, even though the options may have little or no retention or incentive value.

Summary of Material Terms

        If stockholders approve the requisite amendments to our existing equity plans, the material terms of the exchange program will include eligibility, the exchange ratios to be applied to eligible options and the vesting schedule to apply to replacement options granted pursuant to the exchange program. These terms are summarized here and described in further detail below.

  •
  To ensure that only those stock options that are significantly underwater may be exchanged, only stock options with a per share exercise price greater than the highest per share trading price of our common stock for the 52-week period immediately preceding the start of the exchange program will be eligible for exchange.

  •
  Options that will expire within the 12-month period immediately following the completion of the exchange program will not be eligible for exchange.

  •
  No options that have been granted within the last two years will be included in the exchange.

  •
  The exchange program will be open to all associates, except as described below, who are employed by the Company as of the start of the exchange program and remain associates through the date the exchange program ends. Eligible associates will be permitted to exchange all or none of the eligible options for replacement options on a grant-by-grant basis.

  •
  Our directors, executive officers and former associates and retirees will not be eligible to participate in the exchange program.

  •
  The exchange ratios of shares subject to eligible options surrendered in exchange for replacement options granted will be determined in a manner intended to result in the grant of replacement options that have a fair value approximately equal to the fair value of the eligible options they replace. The exchange ratios will be established shortly before the start of the exchange program and will depend on the original exercise price of the eligible option and the then-current fair value of the option (calculated using the Black-Scholes model). The exchange program will not be a one-for-one exchange. Instead, participating associates will receive replacement options covering a lesser numbers of shares (with a lower exercise price) than are covered by the surrendered eligible options.

  •
  Each replacement option will have an exercise price per share equal to the closing price of our common stock on the date of grant, and will have a new five-year term, which approximates the average remaining term of existing options that are eligible to be exchanged.

  •
  None of the replacement options will be vested on the date of grant. The replacement options will be scheduled to vest in two equal annual installments beginning 12 months after the grant date. With approximately 5,400 associates eligible to participate in the exchange program, we have decided to use a common contractual life and vesting period for all replacement options. We believe that a five year term provides an adequate time period for the stock price to appreciate and that the new vesting period will promote retention. We believe that the common contractual life and vesting period balance the interests of associates with our stockholders.

  •
  The options surrendered in the exchange will be cancelled and shares subject to cancelled options (in excess of the replacement options issued under the exchange program) will not be available for future issuance under the Equity Plans.

  •
  The Board and the Compensation Committee will determine the actual start date for the exchange program. If the exchange program does not commence within 12 months of stockholder approval, we will consider any future exchange or similar program to be a new one, requiring new stockholder approval before it could be implemented.

        While the terms of the exchange program are expected to be materially similar to the terms described in this proposal, the Board and the Compensation Committee may change the terms of the exchange program in their sole discretion to take into account a change in circumstances, as described below, and may determine not to implement the exchange program even if stockholder approval is obtained.

Reasons for the Option Exchange Program

        We believe that an effective and competitive associate incentive program is imperative for the success of our business. We rely on our experienced and productive associates and their efforts to help the Company achieve its business objectives. At Rite Aid, stock options constitute a key component of our incentive and retention programs because the Board and the Compensation Committee believe that equity compensation encourages associates to act like owners of the business, motivating them to work toward our success and rewarding their contributions by allowing them to benefit from increases in the value of our shares. Rite Aid's long-term incentive compensation program has been broad-based, with over 15,000 associates receiving equity awards. The Company has offered stock options to our associates since 2000. Approximately 5,400 associates are expected to be eligible to participate in the exchange program, with a substantial majority of these associates holding middle management, field management or store level positions and less than 100 of the eligible participants at or above the level of Vice President.

        Our stock price has experienced a significant decline during the last few years due in large part to the continued weak economy as well as the challenges of completing the Brooks Eckerd integration and slower than anticipated sales improvement in the acquired stores. Like many retailers, our business has been, and continues to be, adversely impacted by the global financial and economic crises. The dramatic pull back in consumer spending has impacted front-end sales. Pharmacy gross margins have been pressured by reductions in third party reimbursement rates, the introduction of fewer new generic drugs and fewer cost reductions on existing generics. Due to the significant decline of our stock price during the last few years, many of our associates now hold stock options with exercise prices significantly higher than the current market price of our common stock. For example, the closing price of our common stock on the NYSE on April 26, 2010 was $1.45, whereas the weighted average exercise price of all outstanding options held by our associates was $3.08. As of April 26, 2010, approximately 64% of outstanding stock options held by our associates were underwater. Although we continue to believe that stock options are an important component of our associates' total compensation, many of our associates view their existing options as having little or no value due to the significant difference between the exercise prices and the current market price of our common stock. As a result, for many associates, these options are ineffective at providing the incentives and retention value that our Board and the Compensation Committee believe is necessary to motivate and retain our associates.

Alternatives Considered

        When considering how best to continue to incentivize and reward our associates who have underwater options, we considered the following alternatives:

  •
  Increase cash compensation.  To replace equity incentives, we considered whether we could substantially increase bonus cash compensation. However, significant increases in cash compensation would substantially increase our compensation expenses and reduce our cash flow from operations, which could adversely affect our business and operating results. In addition, these increases would not reduce our overhang.

  •
  Grant additional equity awards.  We also considered special grants of additional stock options at current market prices or another form of equity award such as restricted stock units. However, these additional grants would substantially increase our overhang and the dilution to our stockholders.

  •
  Exchange options for cash.  We also considered implementing a program to exchange underwater options for cash payments. However, an exchange program for cash would increase our compensation expenses and reduce our cash flow from operations, which could adversely affect our business and operating results. In addition, we do not believe that such a program would have significant long-term retention value.

  •
  Exchange options for restricted stock units.  We also considered implementing a program to exchange underwater options for restricted stock units. However, in order to ensure that the exchange program is approximately expense-neutral from an accounting perspective, the exchange ratios for an options-for-restricted stock units exchange program would need to be substantially higher than for an options-for-options exchange program (i.e., fewer replacement awards granted). Thus, we believe that associate participation in an options-for-restricted stock units exchange program would be lower than with an options-for-options exchange program.

Implementation of the Option Exchange Program

        We also considered implementing a program to exchange underwater options for replacement options and settled on this approach. We determined that a program under which our associates could exchange stock options with higher exercise prices for a lesser number of stock options with a lower exercise price was the most attractive alternative for a number of reasons, including the following:

  •
  The exchange program offers a reasonable, balanced and meaningful incentive for our eligible associates.  Under the exchange program, participating associates will surrender eligible underwater options for replacement options covering fewer shares with a lower exercise price and that will vest in two equal annual installments beginning 12 months after the replacement option grant date.

  •
  The exchange ratio will be calculated to be cost neutral to our stockholders.  We will calculate the exchange ratios to result in a fair value, for accounting purposes, of the replacement options that will be approximately equal to the fair value of the eligible options that are exchanged, which we believe will have no significant adverse impact on our reported earnings. We believe this combination of fewer shares subject to options with lower exercise prices, granted with no expected significant adverse impact on our reported earnings, together with a new two-year vesting requirement, represents a reasonable and balanced exchange program with the potential for a significant positive impact on associate retention, motivation and performance. Additionally, stock options will provide value to associates only if Rite Aid's share price increases over time thereby aligning associate and stockholder interests.

  •
  The exchange program will reduce our equity award overhang.  Not only do the underwater options have little or no retention value, they cannot be removed from our equity award overhang until they are exercised, expire or the associate who holds them leaves our employment. An exchange, such as the proposed exchange program, is expected to reduce our overhang by reducing the number of options outstanding with little retentive and motivational value. Because associates who participate in the exchange program will receive the lesser number of replacement options in exchange for their surrendered eligible options, the number of shares of common stock subject to all outstanding equity awards will be reduced, thereby reducing our overhang. Based on the assumptions described below, if all eligible options are exchanged, options to purchase approximately 18.8 million shares will be surrendered and cancelled, while replacement options covering approximately 7.3 million shares will be granted, resulting in a net reduction in the equity award overhang by approximately 11.5 million shares. The total number of shares subject to outstanding equity awards as of April 26, 2010 would have been approximately 64 million shares, including the approximately 7.3 million replacement options. As of April 26, 2010, the total number of shares of Rite Aid common stock outstanding was 887,652,089. All eligible options that are not exchanged will remain outstanding and in effect in accordance with their existing terms.

  •
  Directors and executive officers will not be eligible to participate in the exchange program.  Although our directors and executive officers also hold options that are significantly underwater, these individuals are not eligible to participate in the exchange program because we believe that their compensation should remain at greater risk based on our stock price.

  •
  An option for option exchange is best aligned with Rite Aid's total rewards philosophy and current equity strategy.  Rite Aid's reward strategy places a strong emphasis on pay-for-performance. Associates will not realize value from an option-for-option exchange unless the stock price appreciates, thereby aligning their interests with the interests of shareholders. Rite Aid's rewards philosophy places a strong emphasis on corporate performance. In addition, options continue to be a key component of Rite Aid's equity strategy.

Description of the Option Exchange Program

        Implementing the Exchange Program.    We have not commenced the exchange program and will not do so unless our stockholders approve this proposal. If the Company receives stockholder approval of the equity plan amendments permitting the exchange program, the exchange program may commence at a time determined by the Board or the Compensation Committee, with terms expected to be materially similar to those described in this proposal. If the Company receives the required stockholder approval for the plan amendments, the approval will be for a one-time exchange program. Even if the stockholders approve this proposal, the Board or the Compensation Committee may still later determine not to implement the exchange program. It is currently anticipated that the exchange program will commence as soon as practicable following approval of this proposal by our stockholders. However, if the exchange program does not commence within 12 months after the date of stockholder approval, Rite Aid will not commence an exchange or similar program without again seeking and receiving stockholder approval.

        Upon commencement of the exchange program, associates holding eligible options would receive written materials (the "offer to exchange") explaining the precise terms and timing of the exchange program. Associates would be given at least 20 business days (or such longer period as we may elect to keep the exchange program open) to elect to exchange all or none of their eligible options, on a grant-by-grant basis, for replacement options. After the offer to exchange is closed, the eligible options surrendered for exchange would be cancelled, and the Compensation Committee would approve grants of replacement options to participating associates in accordance with the applicable exchange ratios. Replacement options would be granted under either the 2004 Plan or the 2006 Plan.

        At or before commencement of the exchange program, we will file the offer to exchange and other related documents with the SEC as part of a tender offer statement on Schedule TO. Associates, as well as stockholders and members of the public, will be able to access the offer to exchange and other documents we file with the SEC free of charge from the SEC's web site at www.sec.gov or on our Investor Relations web site at http://www.riteaid.com/company/investors/.

        If you are both a stockholder and an associate holding eligible options, please note that voting to approve the equity plan amendments authorizing the exchange program does not constitute an election to participate in the exchange program.

        Eligible Options.    To be eligible for exchange under the exchange program, an underwater option, (i) as of a date specified by the terms of the offer to exchange (which date will be not more than 20 business days prior to the date that the exchange program commences), must not have a per share exercise price at or below the 52-week high trading price of our common stock as reported by NYSE, (ii) must not have a remaining term of less than 12 months immediately following completion of the exchange program and (iii) must not have been granted within the last two years.

        Eligible Participants.    The exchange program will be open to all associates who hold eligible options, except as described below. To be eligible, an individual must be employed on the date the offer to exchange commences and must remain employed through the date that replacement options are granted. The exchange program will not be open to our directors or executive officers. As of April 26, 2010, there were approximately 5,400 associates eligible to participate in the exchange program (based on assumptions below).

        Exchange Ratios.    Exchange ratios will be designed to result in a fair value, for accounting purposes, of the replacement options that will be approximately equal to the fair value of the eligible options that are surrendered in the exchange (based on valuation assumptions made when the offer to exchange commences). These ratios will be designed to make the grant of replacement options neutral in terms of accounting expense. The actual exchange ratios will be determined by the Compensation Committee shortly before the start of the exchange program.

        The exchange ratios will be established by grouping together eligible options with similar exercise prices and assigning an appropriate exchange ratio to each grouping. In addition, eligible option grants made on June 20, 2006 and June 26, 2007 will be grouped together due to the longer remaining average life and size of these grants (as shown on the table appearing on page 32). These exchange ratios will be based on the fair value of the eligible options (calculated using the Black-Scholes model) within the relevant grouping. The calculation of fair value using the Black-Scholes model takes into account many variables, such as the volatility of our stock and the expected term of an option. As a result, the exchange ratios do not necessarily increase as the exercise price of the option increases. Setting the exchange ratios in this manner is intended to result in the issuance of replacement options that have a fair value approximately equal to or less than the fair value of the surrendered eligible options they replace. This will eliminate any additional compensation cost that we must recognize on the replacement options, other than immaterial compensation expense that might result from fluctuations in our stock price after the exchange ratios have been set but before the exchange actually occurs. For instance, eligible options with exercise prices from $6.00 - $6.74 per share might have an exchange ratio of 6.0 shares of the eligible option for each share of the replacement option to be received in exchange, while eligible options with exercise prices from $2.35 - $4.99 per share might have an exchange ratio of 3.0 shares of the eligible option for each share of the replacement option to be received in exchange.

        Although the exchange ratios cannot be determined now, we can provide an example if we make certain assumptions regarding the start date of the offer to exchange, the fair value of the eligible options, and the fair market value of our common stock. For illustration purposes, assume we were to begin the exchange program on July 15, 2010 which would allow us to include in the exchange program a substantial percentage of our outstanding underwater options, and assume that our then-applicable 52-week high would be $2.35. As a result, options with an exercise price above $2.35 per share, that have a remaining term of 12 months or more following completion of the exchange program and that have not been granted within the last two years would be eligible for the exchange program. If, at the time we set the exchange ratios, the fair market value of our common stock was $1.69 per share, then based on the above method of determining the exchange ratio, the following exchange ratios would apply:

If the Exercise Price (or, in the Case of Options Granted on June 20, 2006 and June 26, 2007, the Grant Dates) of an Eligible Option Is:	The Exchange Ratio Would Be (Eligible Option to Replacement Option):
June 20, 2006 and June 26, 2007	2 - to -1
$2.35 to $4.99 (except options granted June 20, 2006)	3 - to -1
$5.00 to $5.99	5 - to -1
$6.00 to $6.74 (except options granted June 26, 2007)	6 - to -1
$6.75 to $7.99	225 - to -1
$8.00 and above	450 - to -1

        The foregoing exchange ratios are provided merely as an example of how we would determine the exchange ratios if we were commencing the exchange offer based on a $1.69 share price. We will apply the same methodology once these factors are decided closer to the time of commencement of the exchange program. The total number of replacement options a participating associate will receive with respect to a surrendered eligible option will be determined by converting the number of shares underlying the surrendered eligible option according to the applicable exchange ratio and rounding down to the nearest whole share. The exchange ratios will be applied on a grant-by-grant basis.

        For purposes of example only, if a participating associate exchanged an eligible option for 1,000 shares with an exercise price of $5.50 per share and the exchange ratio was one share of replacement option for every 5.0 surrendered eligible option shares, the associate would receive a replacement option for 200 shares in exchange for the surrendered eligible option (1,000 divided by 5). If the associate also exchanged another eligible option for 900 shares with an exercise price of $3.00 per share and the exchange ratio was one share of replacement option for every 3.0 surrendered eligible option shares, the associate would receive a replacement option for 300 shares in exchange for the surrendered eligible option (900 divided by 3).

        Continuing this example, if we assume that all eligible options (as of April 26, 2010) remain outstanding and the option holders remain eligible to participate, the following table summarizes information regarding the eligible options and the replacement options that would be granted in the exchange:

Exercise Prices (or, in the Case of Options Granted on June 20, 2006 and June 26, 2007, the Grant Dates) of Eligible Options	Number of Shares Underlying Eligible Options	Weighted Average Exercise Price of Eligible Options	Weighted Average Remaining Life of Eligible Options (Years)	Exchange Ratio	Maximum Number of Shares Underlying Replacement Options That May be Granted
June 20, 2006 and June 26, 2007	8,911,071	$5.41	6.59	2 - to -1	4,455,536
$2.35 to $4.99 (except options granted June 20, 2006)	6,603,393	$3.79	4.11	3 - to -1	2,201,131
$5.00 to $5.99	3,005,379	$5.45	3.79	5 - to -1	601,076
$6.00 to $6.74 (except options granted June 26, 2007)	183,521	$6.34	4.38	6 - to -1	30,587
$6.75 to $7.99	50,000	$6.94	1.26	225 - to -1	222
$8.00 and above	24,353	$8.20	1.18	450 - to -1	54
Total	18,777,717	$4.86	5.22		7,288,606

        After the exchange as presented in this example (assuming all eligible options are exchanged and without including any grants after April 26, 2010), there will be 64 million options outstanding with a weighted average exercise price of $2.40 and a weighted average remaining term of 5.62 years

        Election to Participate.    Participation in the exchange program will be voluntary. Eligible associates will be permitted to exchange eligible options for replacement options on a grant-by-grant basis. If an eligible associate elects to exchange a specific grant, the entire grant must be exchanged.

        Exercise Price of Replacement Options.    All replacement options will be granted with an exercise price equal to the closing price of our common stock on the replacement option grant date as reported by NYSE.

        Vesting of Replacement Options.    The replacement options will vest in two equal annual installments beginning 12 months after the replacement option grant date.

        Term of the Replacement Options.    The replacement options will have a five-year term.

        Other Terms and Conditions of the Replacement Options.    The other terms and conditions of the replacement options will be set forth in an option agreement to be entered into as of the replacement option grant date. Any additional terms and conditions will be comparable to the other terms and conditions of the eligible options. All replacement options will be nonstatutory stock options granted under either the 2006 Plan or the 2004 Plan, regardless of the tax status of the eligible options surrendered for exchange.

        Return of Eligible Options Surrendered.    The eligible options surrendered for exchange will be cancelled and shares of common stock that were subject to such surrendered options will not be available for future awards under the Equity Plans, other than as replacement options under the exchange program.

        Accounting Treatment.    Under FASB ASC Topic 718—Stock Compensation, the exchange of options under the option exchange program is treated as a modification of the existing options for accounting purposes. Accordingly, we will recognize the unamortized compensation cost of the surrendered options, as well as the incremental compensation cost of the replacement options granted in the exchange program, ratably over the vesting period of the replacement options. The incremental compensation cost will be measured as the excess, if any, of the fair value of each replacement option granted to associates in exchange for surrendered eligible options, measured as of the date the replacement options are granted, over the fair value of the surrendered eligible options in exchange for the replacement options, measured immediately prior to the cancellation. Because the exchange ratios will be calculated to result in the fair value of surrendered eligible options being approximately equal to the fair value of the options replacing them, we do not expect to recognize any significant incremental compensation expense for financial reporting purposes as a result of the exchange program. In the event that any of the replacement options are forfeited prior to their vesting due to termination of service, the incremental compensation cost for the forfeited replacement options will not be recognized; however, we would recognize any unamortized compensation expense from the surrendered options which would have been recognized under the original vesting schedule.

        U.S. Federal Income Tax Consequences.    The following is a summary of the anticipated material U.S. federal income tax consequences of participating in the exchange program. A more detailed summary of the applicable tax considerations to participating associates will be provided in the offer to exchange. We believe the exchange of eligible options for replacement options pursuant to the exchange program should be treated as a non-taxable exchange and neither we nor any of our associates should recognize any income for U.S. federal income tax purposes upon the surrender of eligible options and the grant of replacement options. However, the tax consequences of the exchange program are not entirely certain, and the Internal Revenue Service is not precluded from adopting a contrary position. The law and regulations themselves are also subject to change. All holders of eligible options are urged to consult their own tax advisors regarding the tax treatment of participating in the exchange program under all applicable laws prior to participating in the exchange program.

        Potential Modification to Terms to Comply with Governmental Requirements.    The terms of the exchange program will be described in an offer to exchange that will be filed with the SEC. Although we do not anticipate that the SEC will require us to materially modify the exchange program's terms, it is possible that we will need to alter the terms of the exchange program to comply with comments from the SEC. Changes in the terms of the exchange program may also be required for tax purposes as the tax treatment of the exchange program is not entirely certain. The Compensation Committee will retain the discretion to make any such necessary or desirable changes to the terms of the exchange program for purposes of complying with comments from the SEC or optimizing the U.S. federal tax consequences.

Plan Benefits Relating to the Option Exchange Program

        Because participation in the exchange program is voluntary, we are not able to predict who or how many participants will elect to participate, how many options will be surrendered for exchange or the number of replacement options that may be granted. Accordingly, the benefits or amounts that will be received by any participant, if this proposal is approved and the exchange program is implemented, are not currently determinable. None of our directors or executive officers will be eligible to participate in the exchange program. Based on the assumptions described above, including an assumed $2.35 52-week high trading price of our common stock and a $1.69 share price, the maximum number of shares underlying options that would be cancelled would be 18.8 million shares, and the maximum number of shares underlying new options that would be granted would be 7.3 million shares.

Effect on Stockholders

        We are unable to predict the precise impact of the exchange program on our stockholders because we are unable to predict how many or which associates will exchange their eligible options. The exchange program was designed in the aggregate to be expense-neutral to our stockholders while reducing the overhang. Based on the assumptions described above, including an assumed $2.35 52-week high trading price of our common stock and a $1.69 share price, if all eligible options are exchanged, options to purchase approximately 18.8 million shares will be surrendered and cancelled, while replacement options covering approximately 7.3 million shares will be granted resulting in a net reduction in the equity award overhang by approximately 11.5 million shares. Following the exchange program, if all eligible options are exchanged, we will have approximately 64 million options outstanding, with a weighted average exercise price of $2.40 and a weighted average remaining term of 5.62 years. The total number of shares subject to outstanding equity awards as of April 26, 2010, including the replacement options, would be approximately 70 million shares. As of April 26, 2010, the total number of shares of Rite Aid common stock outstanding was 887,652,089.

Text of Amendments to Existing Equity Plans

        In order to permit the Company to implement the one-time stock option exchange program in compliance with its existing equity plans and applicable NYSE listing standards, the Compensation Committee recommended and the Board approved amendments to the Equity Plans, subject to approval of the amendments by the Company's stockholders. The Company is seeking stockholder approval to amend each of the Equity Plans to allow for the exchange program. The amendments would add a new Section 7(g) under the 2006 Plan, the 2004 Plan and the 2000 Plan, and a new Section 6(f) under the 2001 Plan and the 1999 Plan, which new sections will read as follows:

  Notwithstanding any other provision of the Plan to the contrary, upon approval of the Company's stockholders, the Committee may provide for, and the Company may implement, a one-time-only option exchange offer for associates other than directors and executive officers, pursuant to which certain outstanding Options could, at the election of the person holding such Option, be tendered to the Company for cancellation in exchange for the issuance of a lesser number of Options with a lower exercise price, provided that such one-time-only option exchange offer is commenced within 12 months of the date of such stockholder approval.

Summary of the 2006 Plan and the 2004 Plan

        The following is a summary of the material terms of the 2006 Plan and the 2004 Plan and is qualified in its entirety by reference to the 2006 Plan and the 2004 Plan. A copy of the 2006 Plan prior to the amendment submitted for stockholder approval at this Annual Meeting may be found attached as exhibit 10 to the Company's Form 8-K filed on January 22, 2007, and a copy of the 2004 Plan prior to the amendment submitted for stockholder approval at this Annual Meeting may be found attached as exhibit 10.4 to the Company's Form 10-K filed on April 28, 2005. Each of the 2004 Plan and the 2006 Plan have been previously approved by our stockholders.

        Types of Awards.    The following six types of awards may be granted under the 2006 Plan and the 2004 Plan: stock options (including both incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code and nonqualified options ("NQSOs"), which are options that do not qualify as ISOs), stock appreciation rights, restricted stock, phantom stock, stock bonus awards, and other equity-based awards valued in whole or in part by reference to, or otherwise based on, the Company's common stock.

        Shares Available.    Before the exchange program commences, there are reserved for issuance under the 2004 Plan and the 2006 Plan a total of 20 million shares and 50 million shares of common stock, respectively, subject to equitable adjustment upon the occurrence of any stock dividend or other distribution (in the case of the 2004 Plan), extraordinary dividend or other distribution (in the case of the 2006 Plan), recapitalization, stock split, reorganization, merger, consolidation, combination, repurchase, or share exchange, or other similar corporate transaction or event. As of April 26, 2010, an aggregate of 10,535,498 shares of common stock remained available for issuance under the 2006 Plan and the 2004 Plan. The maximum number of such shares of common stock that may be the subject of awards other than options and stock appreciation rights is 25 million under the 2006 Plan and 10 million under the 2004 Plan (also subject to equitable adjustment). Shares subject to an award that remain unissued upon the cancellation or termination of the award will again become available for award under the 2006 Plan and the 2004 Plan, as will any shares subject to an award that are retained by the Company as payment of the exercise price or tax withholding obligations and previously owned shares surrendered to the Company as payment of the exercise price of an option or to satisfy tax withholding obligations. In addition, to the extent an award is paid or settled in cash, the number of shares previously subject to the award shall again be available for grants pursuant to the 2006 Plan and the 2004 Plan, respectively. Under the 2006 Plan and the 2004 Plan, respectively, no participant may be granted awards with respect to one million or more shares of common stock in any calendar year (subject to equitable adjustment).

        Administration.    The 2006 Plan and the 2004 Plan are administered by the Compensation Committee. Each member of the Compensation Committee is a "non-employee director" (within the meaning of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934), an "outside director" (within the meaning of Section 162(m) of the Internal Revenue Code) and an "independent director" within the meaning of the New York Stock Exchange listed company manual.

        Eligibility.    Officers of the Company, associates, non-employee directors and consultants to the Company are eligible to receive awards under the 2006 Plan and the 2004 Plan at the discretion of the Compensation Committee (or, in the case of non-employee directors, the Board).

        Exercisability and Vesting.    Awards will become exercisable or otherwise vest at the times and upon the conditions that the Compensation Committee may determine, as reflected in the applicable award agreement, except that options and restricted stock which vest solely based on continued employment may not fully vest prior to the third anniversary of the grant date (unless vesting is accelerated upon termination of employment or due to a change in control of the Company).

        Performance Goals.    The vesting of awards that are intended to qualify as performance-based compensation will be based upon one or more of the following business criteria: return on total stockholder equity; earnings or book value per share of common stock; net income (before or after taxes); earnings before all or any interest, taxes, depreciation and amortization and/or other adjustments; inventory goals; return on assets, capital or investment; market share; cost reduction goals; earnings from continuing operations; levels of expense, costs or liabilities; store level performance; operating profit; sales or revenues; stock price appreciation; total stockholder return; implementation or completion of critical projects or processes. The business criteria may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to the Company, an affiliate, a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Compensation Committee. The business criteria may also be subject to a threshold level of performance below which no payment will be made, levels of performance at which specified payments will be made, and a maximum level of performance above which no additional payment will be made. Where applicable, business criteria will be determined in accordance with generally accepted accounting principles and achievement of the criteria will require certification by the Compensation Committee. The Compensation Committee has the authority to accelerate the vesting and/or exercisability of any outstanding award at such times and under such circumstances as it deems appropriate.

        Stock Options.    Options entitle the participant to purchase shares of common stock during a specified period at a purchase price specified by the Compensation Committee (at a price not less than 100% of the fair market value of the common stock on the day the option is granted). Each option granted under the 2006 Plan and the 2004 Plan will have a maximum term of 10 years from the date of grant, or such lesser period as the Compensation Committee shall determine. Options may be exercised in whole or in part by the payment of cash of the full option price, by tendering shares of common stock with a fair market value equal to the option price (and owned by the participant for at least six months prior to exercise) or by other methods in the discretion of the Compensation Committee. Options granted under the 2006 Plan and the 2004 Plan may not be re-priced to lower the exercise price, nor may they provide for automatic "re-load" grants upon the exercise of an option with shares of common stock. The Compensation Committee has the authority to accelerate the vesting and/or exercisability of any outstanding award under the 2006 Plan and the 2004 Plan at such times and under such circumstances as it deems appropriate.

        Stock Appreciation Rights.    A stock appreciation right may be granted in connection with an option, either at the time of grant or at any time thereafter during the term of the option, or may be granted unrelated to an option. Stock appreciation rights generally permit the participant to receive cash or common stock equal to the difference between the exercise price of the stock appreciation right (which must equal or exceed the fair market value of the common stock at the date of grant) and the fair market value of the common stock on the date of exercise.

        Restricted Stock.    The Compensation Committee may grant restricted shares of common stock to such persons, in such amounts, and subject to such terms and conditions (including the attainment of performance goals) as the Compensation Committee may determine in its discretion. Except for restrictions on transfer and such other restrictions as the Compensation Committee may impose, participants will have all the rights of a stockholder with respect to the restricted stock. Restricted stock that vests solely upon the continued employment or service of the participant may not become fully vested prior to the third anniversary of the date upon which the restricted stock is granted, except as may be set forth in an agreement with respect to vesting of restricted stock upon termination of employment or service or upon a change in control of the Company.

        Phantom Stock.    A phantom stock award is an award of the right to receive an amount of cash or common stock at a future date based upon the value of the common stock at the time of vesting of the award.

        Stock Bonus Awards.    A stock bonus award is an award of common stock, made at the discretion of the Compensation Committee upon such terms and conditions (if any) as the Compensation Committee may determine.

        Other Awards.    Other forms of awards valued in whole or in part by reference to, or otherwise based on, common stock may be granted either alone or in addition to other awards under the 2006 Plan and the 2004 Plan. For example, the 2006 Plan and the 2004 Plan permit the grant of performance-based awards denominated in shares and with respect to which participants may earn a range of shares, depending upon the actual level of performance. Subject to the provisions of the 2006 Plan and the 2004 Plan, as the case may be, the Compensation Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such other awards shall be granted, the number of shares of common stock to be granted pursuant to such other awards and all other conditions of such awards.

        Amendment and Termination of the Plan.    The 2006 Plan and the 2004 Plan may be amended by the Board of Directors, subject to stockholder approval where necessary to satisfy legal or regulatory requirements. The 2006 Plan will terminate not later than June 4, 2017, whereas the 2004 Plan will terminate not later than June 24, 2014. However, awards granted before the termination of the 2006 Plan and the 2004 Plan, respectively, may extend beyond that date in accordance with their terms.

Stockholder Approval

        Approval of the amendments to existing equity plans to allow for a one-time stock option exchange program for associates other than directors and executive officers requires the affirmative vote of a majority of the shares represented at the meeting and entitled to vote (with Rite Aid common stock and LGP preferred stock voting together as a single class), provided that the total votes cast on the proposal represent over 50% of the total combined voting power of the Rite Aid common stock and LGP preferred stock entitled to vote on the proposal. Any shares represented at the meeting and not voted (whether by abstention or otherwise) will have the same effect as a vote "against" the proposal. Broker "non-votes" could have the same effect as votes cast "against" the proposal if they cause the total votes cast on the matter to be 50% or less of the total voting power entitled to vote on the proposal. Accordingly, it is particularly important that beneficial owners of Rite Aid shares instruct their brokers or nominees how to vote their shares. If stockholders do not approve this proposal, the exchange program will not take place.

RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
YOU VOTE "FOR" THE AMENDMENTS TO EXISTING EQUITY PLANS TO ALLOW FOR A ONE-
TIME STOCK OPTION EXCHANGE PROGRAM FOR ASSOCIATES OTHER THAN DIRECTORS
AND EXECUTIVE OFFICERS

PROPOSAL NO. 3

APPROVAL OF THE ADOPTION OF THE RITE AID CORPORATION 2010 OMNIBUS
EQUITY PLAN

Introduction

        The Compensation Committee views employee equity ownership as a significant motivation for its executives and associates to maximize value for its stockholders. The Compensation Committee believes that the grant of stock options and other stock-based awards provides a long-term incentive for associates and executives to contribute to the growth of Rite Aid. In addition, the Compensation Committee values performance-based awards that establish a direct link between compensation and stockholder return, such as stock options (which only yield value to the extent that our stock price appreciates) and performance-conditioned stock awards (which require the attainment of specified performance goals in order for the recipient to realize value).

        The Compensation Committee also feels that it is important for equity and equity-based awards to be made to a cross section of Rite Aid associates, including, but not limited to, Rite Aid executive officers. Consequently, the Compensation Committee feels that it is important to ensure that it will be able to continue to provide equity and equity-based compensation to Rite Aid associates in the future. The Compensation Committee believes that the new plan will help ensure that Rite Aid has a reasonable number of additional shares available for future equity-based incentive awards to attract and retain Rite Aid's associates, key personnel and officers, as well as reward such individuals for the attainment of long-term achievements, and compensate non-employee directors for service on the Board.

General

        On April 26, 2010, the Board, upon the recommendation of the Compensation Committee, unanimously approved the Rite Aid Corporation 2010 Omnibus Equity Plan (referred to here as the "2010 Plan"), subject to stockholder approval of the 2010 Plan.

        The 2010 Plan is intended to promote the interests of Rite Aid and its stockholders by providing a broad based group of officers and other associates with equity-based incentives and rewards to encourage them to enter into and continue in the employ of Rite Aid and to acquire a proprietary interest in the long-term success of Rite Aid, thereby aligning their interests with those of Rite Aid's stockholders, to compensate non-employee directors for their services while further aligning their interests with the interests of stockholders, and to reward the performance of individual officers, other associates and consultants in fulfilling their personal responsibilities for long-range achievements. The number of persons eligible to participate in the 2010 Plan will be approximately 720.

        The 2010 Plan is intended to permit the grant of performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code, which generally limits the annual deduction that Rite Aid may take for compensation of its covered officers, which consist of its CEO and three other most highly compensated executive officers (other than its CFO) who are serving at the end of the year. Under Section 162(m), certain compensation, including compensation based on the attainment of performance goals, will not be subject to this limitation if certain requirements are met. Among these requirements is a requirement that the material terms pursuant to which the performance-based compensation is to be paid be disclosed to and approved by the stockholders. Accordingly, if the 2010 Plan is approved by stockholders and the other conditions of Section 162(m) relating to performance-based compensation are satisfied, qualified performance-based compensation paid to covered officers pursuant to the 2010 Plan will not fail to be deductible due to the operation of Section 162(m).

        If the 2010 Plan is approved at the Annual Meeting, the Company will not grant any new awards under our existing Equity Plans other than grants of replacement options pursuant to the exchange program, as described under "Proposal No. 2—Approval of Amendments to Existing Equity Plans to Allow for a One-Time Stock Option Exchange Program for Associates Other Than Directors and Executive Officers." The Company expects the pool of available shares under its existing equity plans to be exhausted as of the date of the Annual Meeting with no more than 3 million to be used for awards other than options or stock appreciation rights. Any shares of common stock surrendered in the exchange program and not used in connection with the exchange will be canceled and no longer available for issuance under any equity plan maintained by the Company, including the 2010 Plan.

        Additionally, as discussed below under "Description of Principal Features of the 2010 Plan—Shares Available; Certain Limitations," certain shares underlying outstanding awards under our existing Equity Plans that, in the future, are forfeited, cancelled, exchanged or surrendered or terminate (in each case, other than due to the expiration of stock options on the options' expiration date) under the Equity Plans without a distribution of shares to the Participant, will again be available for grant under the 2010 Plan. However, as described under "Proposal No. 2—Approval of Amendments to Existing Equity Plans to Allow for a One-Time Stock Option Exchange Program for Associates Other Than Directors and Executive Officers," the options surrendered in the exchange program will be cancelled and shares subject to cancelled options will not be available for future issuance either under the Equity Plans (other than as replacement options under the exchange program) or under the 2010 Plan.

        The Compensation Committee has adopted guidelines relating to the grant of stock options pursuant to the 2010 Plan. For each regular annual grant of options made in 2011 or later years, the option value used to determine the number of options to be granted for the year may not be less than the option value used to determine the immediately preceding annual grant (such that a decrease in stock price should not result in an aberrational increase in the number of stock options granted in any given year).

        Additional considerations relevant to the adoption of the 2010 Plan are highlighted below:

        The 2010 Plan will promote a low rate of annual share usage. Our request of 35 million shares is less than 4% of common stock outstanding and less than 3.6% of fully diluted common stock outstanding. This level is less than the 50 million shares we requested in 2006. In addition, we do not propose to add back any "net" shares from the option exchange program if Proposal 2 is approved. See, "Proposal No. 2—Approval of Amendments to Existing Equity Plans to Allow for a One-Time Stock Option Exchange Program for Associates Other Than Directors and Executive Officers."

        The 2010 Plan includes many governance best practices. The 2010 Plan prohibits repricing and exchange of underwater options and stock appreciation rights for cash or shares without stockholder approval. The 2010 Plan also prohibits use of reload options and discounted options.

        The 2010 Plan prescribes minimum vesting periods which are designed to support retention of key associates. Vesting periods of one year for performance-based awards and three-years for awards vesting solely on continued service are prescribed for the majority of awards granted under the 2010 Plan.

        The 2010 Plan does not provide for vesting of equity awards based solely on the occurrence of a change in control, without an accompanying job loss.

        Although the 2010 Plan permits a number of types of equity and cash long-term incentives, the Company intends to continue to have a long-term incentive program with a strong focus on our performance. We deliver the majority of long-term incentive value to our executives through stock options, which serve to align executive and shareholder interests by rewarding executives for appreciation in stock price, and performance awards, which only vest if certain performance targets are met. In addition, as noted above, the Compensation Committee has adopted a new policy which will serve to limit the number of options that can be awarded to executives when stock price declines from one year to the next.

        Rite Aid senior executives are also subject to stock ownership guidelines as described on page 59.

        A form of the 2010 Plan is attached as Appendix A to this proxy statement and the following description of the material terms of the 2010 Plan is qualified in its entirety by the complete text of the plan.

Description of Principal Features of the 2010 Plan

        Types of Awards.    The following types of awards may be granted under the 2010 Plan: stock options (including both incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code and nonqualified options ("NQSOs"), which are options that do not qualify as ISOs), stock appreciation rights, restricted stock, phantom units, stock bonus awards, and other equity-based awards valued in whole or in part by reference to, or otherwise based on, Rite Aid's common stock.

        Shares Available; Certain Limitations.    35 million shares of common stock in the aggregate are reserved for issuance under the 2010 Plan, subject to equitable adjustment upon the occurrence of any extraordinary dividend or other distribution, recapitalization, stock split, reorganization, merger, consolidation, combination, repurchase, or share exchange, or other similar corporate transaction or event. In addition, other than shares underlying options that are cancelled, terminated or retired in connection with the one time option exchange program described above in "Proposal No. 2—Approval of Amendments to Existing Equity Plans to Allow for a One-Time Stock Option Exchange Program for Associates Other Than Directors and Executive Officers," the number of shares of common stock that are subject to awards as of June 23, 2010 under our existing Equity Plans that, in the future, are forfeited, cancelled, exchanged or surrendered or terminate (in each case, other than due to the expiration of stock options on the options' expiration date) under the Equity Plans without a distribution of shares to the Participant, will be added to the number of shares available for grant under the 2010 Plan. As of April 26, 2010, there were 75,730,887 shares of common stock subject to outstanding options and 5,922,713 shares of common stock subject to other types of awards under our existing Equity Plans. The options outstanding as of April 26, 2010 have a weighted average exercise price of $3.08 and a weighted average remaining life of 5.62 years.

        After the option exchange, the number of options outstanding under our existing Equity Plans will be reduced. Under the example appearing on page 32 under "Proposal No. 2—Approval of Amendments to Existing Equity Plans to Allow for a One-Time Stock Option Exchange Program for Associates Other Than Directors and Executive Officers" (and further assuming no option exercises or settlement of awards occur after April 26 2010), there would be approximately 64 million shares of common stock subject to outstanding options and 5,922,713 shares of common stock subject to other types of awards under our existing Equity Plans. Approximately 17 million underwater options that were not eligible for the exchange are set to expire prior to June 20, 2011.

        Shares of common stock subject to an award under the 2010 Plan that remain unissued upon the cancellation or termination of the award will again become available for award under the 2010 Plan. However, shares of common stock that are exchanged by a participant or withheld by Rite Aid as full or partial payment in connection with any award under the 2010 Plan, as well as any shares of common stock exchanged by a participant or withheld by Rite Aid to satisfy the tax withholding obligations related to any award, will not be available for subsequent awards under the 2010 Plan. To the extent an award is paid or settled in cash, the number of shares of common stock previously subject to the award will again be available for grants pursuant to the 2010 Plan. To the extent that an Award can only be settled in cash, such Award will not be counted against the total number of shares of common stock available for grant under the 2010 Plan.

        The maximum number of shares of common stock that may be granted in the aggregate under the 2010 Plan pursuant to awards other than options or stock appreciation rights may not exceed

10,000,000. All shares underlying stock appreciation rights (as opposed to only the net number of shares issued to settle an award) will be counted against the various limits under the 2010 Plan. Under the 2010 Plan, in any fiscal year, no participant who is likely to be a covered associate for purposes of Section 162(m) may be granted (i) options or stock appreciation rights with respect to more than 6,000,000 shares of common stock, (ii) restricted stock, phantom stock or other equity-based awards with respect to more than 6,000,000 shares of common stock, or (iii) with respect to any award denominated in cash, $10,000,000 for such fiscal year (subject in each case to equitable adjustment). The market price of Rite Aid's common stock on April 26, 2010 was $1.45 per share.

        Administration.    The 2010 Plan will be administered by the Compensation Committee. Each member of the Compensation Committee is a "non-employee director" (within the meaning of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934), an "outside director" (within the meaning of Section 162(m) of the Internal Revenue Code) and an "independent director" (within the meaning of the New York Stock Exchange listed company manual).

        Eligibility.    Officers of Rite Aid, including the named executive officers listed in the summary compensation table in this proxy statement, associates, non-employee directors and consultants to Rite Aid are eligible to receive awards under the 2010 Plan at the discretion of the Compensation Committee (or, in the case of non-employee directors, the board of directors).

        Exercisability and Vesting.    Awards will become exercisable or otherwise vest at the times and upon the conditions that the Compensation Committee may determine, as reflected in an applicable agreement. In general, options, stock appreciation rights, restricted stock and phantom units which vest solely based on continued employment may not fully vest prior to the third anniversary of the grant date (except with respect to awards made to non-employee directors and except with respect to no more than 5% of the aggregate number of shares of common stock authorized under the 2010 Plan). The Compensation Committee has the authority to accelerate the vesting and/or exercisability of any outstanding award at such times and under such circumstances as it deems appropriate.

        Performance Goals.    The vesting of awards that are intended to qualify as performance-based compensation will be based upon one or more of the following business criteria: return on total stockholder equity; earnings or book value per share of common stock; net income (before or after taxes); earnings before all or any interest, taxes, depreciation and amortization and/or other adjustments; inventory goals; return on assets, capital or investment; market share; cost reduction goals; earnings from continuing operations; levels of expense, costs or liabilities; store level performance; operating profit; sales or revenues; stock price appreciation; total stockholder return; implementation or completion of critical projects or processes; or any combination of the foregoing. The business criteria may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to Rite Aid, an affiliate, a division or strategic business unit of Rite Aid, or may be applied to the performance of Rite Aid relative to a market index, a group of other companies or a combination thereof, all as determined by the Compensation Committee. The business criteria may also be subject to a threshold level of performance below which no payment will be made, levels of performance at which specified payments will be made, and a maximum level of performance above which no additional payment will be made. Where applicable, business criteria will be determined in accordance with generally accepted accounting principles (with such adjustments as the Compensation Committee may prescribe) and achievement of the criteria will require certification by the Compensation Committee.

        Stock Options.    Options entitle the participant to purchase shares of common stock during a specified period at a purchase price specified by the Compensation Committee (at a price not less than 100% of the fair market value of the common stock on the day the option is granted). Each option granted under the 2010 Plan will have a maximum term of 10 years from the date of grant, or such lesser period as the Compensation Committee shall determine. Options may be exercised in whole or in part by the payment in cash of the full option price, by tendering shares of common stock with a fair market value equal to the option price or by other methods in the discretion of the Compensation Committee. Options granted under the 2010 Plan may not be re-priced to lower the exercise price or be cancelled in exchange for another type of award or cash payment without stockholder approval, nor may they provide for automatic "re-load" grants upon the exercise of an option with shares of common stock. As noted above, the Compensation Committee has adopted guidelines relating to the grant of stock options pursuant to the 2010 Plan. For each regular annual grant of options made in 2011 or later years, the option value used to determine the number of options to be granted for the year may not be less than the option value used for the immediately preceding annual grant (such that a decrease in stock price should not result in an aberrational increase in the number of stock options granted in any given year).

        Stock Appreciation Rights.    A stock appreciation right may be granted in connection with an option, either at the time of grant or at any time thereafter during the term of the option, or may be granted unrelated to an option. Stock appreciation rights generally permit the participant to receive cash or shares of common stock equal to the difference between the exercise price of the stock appreciation right (which must equal or exceed the fair market value of the common stock at the date of grant) and the fair market value of the common stock on the date of exercise for a period of no more than ten years. Stock appreciation rights granted under the 2010 Plan may not be re-priced to lower the exercise price or be cancelled in exchange for another type of award or cash payment without stockholder approval.

        Restricted Stock.    The Compensation Committee may grant restricted shares of common stock to such persons, in such amounts, and subject to such terms and conditions (including the attainment of performance goals) as the Compensation Committee may determine in its discretion. Except for restrictions on transfer and such other restrictions as the Compensation Committee may impose, participants will have all the rights of a stockholder with respect to the restricted stock.

        Phantom Units.    A phantom unit award is an award of the right to receive an amount of cash or common stock at a future date based upon the value of the common stock at the time of vesting of the award, or if the award is denominated in cash, the right to receive an amount of cash per unit that is determined by the Compensation Committee.

        Stock Bonus Awards.    A stock bonus award is an award of common stock made at the discretion of the Compensation Committee upon such terms and conditions (if any) as the Compensation Committee may determine.

        Other Awards.    Other forms of awards valued in whole or in part by reference to, or otherwise based on, common stock, including but not limited to dividend equivalents, may be granted either alone or in addition to other awards under the 2010 Plan. For example, the 2010 Plan will permit the grant of performance-based awards denominated in shares and with respect to which participants may earn a range of shares, depending upon the actual level of performance. Subject to the provisions of the 2010 Plan, the Compensation Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such other awards shall be granted, the number of shares of common stock to be granted pursuant to such other awards and all other conditions of such awards.

        Change in Control.    Unless otherwise set forth in an agreement or provided by the Compensation Committee, following a change in control of Rite Aid (as described below), (i) each outstanding award that is assumed or substituted in connection with the change in control will become fully vested and exercisable, free of all applicable restrictions, and all applicable performance criteria will be deemed to be achieved at target levels if the participant's employment or service is terminated pursuant to a qualifying termination (as defined in the 2010 Plan) within the 24 month period following the change in control; and (ii) each outstanding award that is not assumed or substituted in connection with the change in control will become fully vested and exercisable, free of all applicable restrictions, and all applicable performance criteria will be deemed to be achieved at target levels immediately upon the occurrence of the change in control. In addition, the Compensation Committee may, in its discretion, cancel outstanding awards in exchange for a payment in cash, shares of common stock, or any combination thereof, equal to the value of the award based on the price per share received by other Rite Aid stockholders.

        For purposes of the 2010 Plan a "change in control" means, in general: (i) a person or entity acquires securities of Rite Aid representing 50% or more of the combined voting power of Rite Aid; (ii) an unapproved change in the majority membership of the Board; (iii) consummation of a merger or consolidation of Rite Aid or any subsidiary of Rite Aid, other than a merger or consolidation that results in the Rite Aid voting securities continuing to represent at least 60% of the combined voting power of the surviving entity or its parent, or a merger or consolidation effected to implement a recapitalization or similar transaction involving Rite Aid in which no person or entity acquires at least 35% of the combined voting power of Rite Aid; or (iv) stockholder approval of a plan of complete liquidation or dissolution of Rite Aid or the consummation of an agreement for the sale or disposition of all or substantially all of Rite Aid's assets, other than a sale or disposition to an entity, at least 60% of the combined voting power of which is owned by Rite Aid stockholders in substantially the same proportions as their ownership of Rite Aid immediately prior to such sale.

        Amendment and Termination of the Plan.    The 2010 Plan may be amended by the Board, subject to stockholder approval where necessary to satisfy legal or regulatory requirements.

        The 2010 Plan will terminate not later than the tenth anniversary of its effective date. However, awards granted before the termination of the 2010 Plan may extend beyond that date in accordance with their terms.

Certain Federal Income Tax Consequences

        Set forth below is a discussion of certain United States federal income tax consequences with respect to certain awards that may be granted pursuant to the 2010 Plan. The following discussion is a brief summary only, and reference is made to the Internal Revenue Code and the regulations and interpretations issued thereunder for a complete statement of all relevant federal tax consequences. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences of participation in the 2010 Plan.

        Incentive Stock Options.    In general, no taxable income is realized by a participant upon the grant of an ISO. If shares of common stock are issued to a participant pursuant to the exercise of an ISO, then, generally (i) the participant will not realize ordinary income with respect to the exercise of the option, (ii) upon sale of the underlying shares acquired upon the exercise of an ISO, any amount realized in excess of the exercise price paid for the shares will be taxed to the participant as capital gain and (iii) Rite Aid will not be entitled to a deduction. The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the purchase price generally will, however, constitute an item which increases the participant's income for purposes of the alternative minimum tax. However, if the participant disposes of the shares acquired on exercise before the later of the second anniversary of the date of grant or one year after the receipt of the shares by the participant (a "disqualifying disposition"), the participant generally would include in ordinary income in the year of the disqualifying disposition an amount equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares), over the exercise price paid for the shares. If ordinary income is recognized due to a disqualifying disposition, Rite Aid would generally be entitled to a deduction in the same amount. Subject to certain exceptions, an ISO generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, it will be treated for tax purposes as a nonqualified stock option, or "NQSO," as discussed below.

        Nonqualified Stock Options.    In general, no taxable income is realized by a participant upon the grant of an NQSO. Upon exercise of an NQSO, the participant generally would include in ordinary income at the time of exercise an amount equal to the excess, if any, of the fair market value of the shares at the time of exercise over the exercise price paid for the shares. At the time the participant recognizes ordinary income, Rite Aid generally will be entitled to a deduction in the same amount. In the event of a subsequent sale of shares received upon the exercise of an NQSO, any appreciation after the date on which taxable income is realized by the participant in respect of the option exercise should be taxed as capital gain in an amount equal to the excess of the sales proceeds for the shares over the participant's basis in such shares. The participant's basis in the shares will generally equal the amount paid for the shares plus the amount included in ordinary income by the participant upon exercise of the NQSO.

        Stock Appreciation Rights.    In general, the grant of a stock appreciation right will not result in income for the participant or in a tax deduction for Rite Aid. Upon the settlement of a stock appreciation right, the participant will recognize ordinary income equal to the aggregate value of the payment received, and Rite Aid generally will be entitled to a tax deduction at such time in the same amount.

        Restricted Stock.    In general, a participant will not recognize any income upon the grant of restricted stock, unless the participant elects under Section 83(b) of the Internal Revenue Code, within thirty days after such grant, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of grant, less any amount paid for the shares. If the election is made, the participant will not be allowed a deduction for amounts subsequently required to be returned to Rite Aid. If the election is not made, the participant will generally recognize ordinary income on the date that the restrictions to which the restricted stock lapse, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares. At the time the participant recognizes ordinary income, Rite Aid generally will be entitled to a deduction in the same amount. Generally, upon a sale or other disposition of restricted stock with respect to which the participant has recognized ordinary income (i.e., where a Section 83(b) election was previously made or the restrictions were previously removed), the participant will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the participant's basis in such shares.

        Phantom Units.    In general, a participant will not recognize any income upon the grant of phantom units. Rather, upon the settlement of the phantom units, the participant will recognize ordinary income equal to the amount of cash or the fair market value of common stock received, as applicable. The Company will generally be entitled to a tax deduction at such time equal to the amount of income recognized by the participant.

        Stock Bonus Awards.    In general, a participant will recognize ordinary income upon the receipt of a vested stock bonus award granted under the 2010 Plan equal to the fair market value of the shares of common stock received, and Rite Aid will become entitled to a deduction at such time equal to the amount of income recognized by the participant.

        Other Awards.    In general, a participant will recognize ordinary income upon the receipt of shares or cash with respect to other awards granted under the 2010 Plan and Rite Aid will become entitled to a deduction at such time equal to the amount of income recognized by the participant.

New Plan Benefits

        The 2010 Plan was designed by the Compensation Committee, with the assistance of an outside compensation consultant, as part of a comprehensive compensation strategy to provide a long-term broad based incentive for associates and executives to contribute to the growth of Rite Aid and attain specified performance goals.

        If approved by the stockholders, participants in the 2010 Plan will be eligible for annual long-term awards which may include performance shares, stock options and restricted stock (or other awards permitted under the 2010 Plan). The level and types of awards will be fixed by the Compensation Committee in light of the participants' targeted long-term incentive level. The Compensation Committee may impose additional conditions or restrictions to the vesting of such awards as it deems appropriate, including, but not limited to, the achievement of performance goals based on one or more business criteria.

        Awards under the 2010 Plan are made in the discretion of the Compensation Committee and therefore are not determinable at this time. Moreover, the ultimate value of any grants that are made will depend on the value of the underlying shares of common stock at the time of settlement, which likewise is not determinable at this time. Please refer to the "Grants of Plan-Based Awards Table for Fiscal 2010" to review equity and equity-based awards made to our named executive officers in 2009.

Vote Required and Board of Directors Recommendation

        Approval of the adoption of the 2010 Plan requires the affirmative vote of a majority of the shares represented at the meeting and entitled to vote (with Rite Aid common stock and LGP preferred stock voting together as a single class), provided that the total votes cast on the proposal represent over 50% of the total combined voting power of the Rite Aid common stock and LGP preferred stock entitled to vote on the proposal. Any shares represented at the meeting and not voted (whether by abstention or otherwise) will have the same effect as a vote "against" the proposal. Broker "non-votes" could have the same effect as votes cast "against" the proposal if they cause the total votes cast on the matter to be 50% or less of the total voting power entitled to vote on the proposal. Accordingly, it is particularly important that beneficial owners of Rite Aid shares instruct their brokers or nominees how to vote their shares. If the 2010 Plan is not approved by the stockholders, the 2010 Plan will not become effective.

RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
YOU VOTE "FOR" THE PROPOSAL TO APPROVE THE ADOPTION OF THE RITE AID
CORPORATION 2010 OMNIBUS EQUITY PLAN

PROPOSAL NO. 4

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

        The accounting firm of Deloitte & Touche LLP ("Deloitte & Touche") has been selected as the independent registered public accounting firm for the Company for the fiscal year ending February 26, 2011. Deloitte & Touche has audited the accounts and records of Rite Aid and its subsidiaries since 2000. Although the selection of accounting firms does not require ratification, the Board of Directors has directed that the appointment of Deloitte & Touche be submitted to the stockholders for ratification due to the significance of their appointment by the Company. If the stockholders do not ratify the appointment of Deloitte & Touche, the Board of Directors will consider the appointment of another independent registered public accounting firm. A representative of Deloitte & Touche will be present at the Annual Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions.

RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2011

PROPOSAL NO. 5

STOCKHOLDER PROPOSAL—ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Comptroller of the City of New York, custodian and trustee of the New York City Employees' Retirement System, the New York City Teachers' Retirement System, the New York City Police Pension Fund and the New York City Fire Department Pension Fund, and custodian of the New York City Board of Education Retirement System, which collectively own approximately 1,480,881 shares of Common Stock (based on information provided to us by the Comptroller of the City of New York), has notified the Company that it intends to present the following proposal at the Annual Meeting:

        RESOLVED—the shareholders of Rite Aid Corporation recommend that the board of directors adopt a policy requiring that the proxy statement for each annual meeting contain a proposal, submitted by and supported by Company Management, seeking an advisory vote of shareholders to ratify and approve the board Compensation's Committee Report and the executive compensation policies and practices set forth in the Company's Compensation Discussion and Analysis.

Supporting Statement

        Investors are increasingly concerned about mushrooming executive compensation especially when it is insufficiently linked to performance. In 2009 shareholders filed close to 100 "Say on Pay" resolutions. Votes on these resolutions averaged more than 46% in favor, and more than 20 companies had votes over 50%, demonstrating strong shareholder support for this reform.

        Investor, public and legislative concerns about executive compensation have reached new levels of intensity. A 2009 report by The Conference Board Task Force on Executive Compensation, noting that pay has become a flashpoint, recommends taking immediate and credible action "in order to restore trust in the ability of boards to oversee executive compensation" and calls for compensation programs which are "transparent, understandable and effectively communicated to shareholders."

        An Advisory Vote establishes an annual referendum process for shareholders about senior executive compensation. We believe this vote would provide our board and management useful information about shareholder views on the company's senior executive compensation especially when tied to an innovative investor communication program.

        Over 25 companies have agreed to an Advisory Vote, including Apple, Ingersoll Rand, Microsoft, Occidental Petroleum, Hewlett-Packard, Intel, Verizon, MBIA and PG&E. And nearly 300 TARP participants implemented the Advisory Vote in 2009, providing an opportunity to see it in action.

        Influential proxy voting service RiskMetrics Group, recommends votes in favor, noting: "RiskMetrics encourages companies to allow shareholders to express their opinions of executive compensation practices by establishing an annual referendum process. An advisory vote on executive compensation is another step forward in enhancing board accountability."

        A bill mandating annual advisory votes passed the House of Representatives, and similar legislation is expected to pass in the Senate. However, we believe companies should demonstrate leadership and proactively adopt this reform before the law requires it.

        We believe existing SEC rules and stock exchange listing standards do not provide shareholders with sufficient mechanisms for providing input to boards on senior executive compensation. In contrast, in the United Kingdom, public companies allow shareholders to cast a vote on the "directors' remuneration report," which discloses executive compensation. Such a vote isn't binding, but gives shareholders a clear voice that could help shape senior executive compensation.

        We believe voting against the election of Board members to send a message about executive compensation is a blunt, sledgehammer approach, whereas an Advisory Vote provides shareowners a more effective instrument.

        We believe that a company that has a clearly explained compensation philosophy and metrics, reasonably links pay to performance, and communicates effectively to investors would find a management sponsored Advisory Vote a helpful tool.

THE BOARD OF DIRECTORS' STATEMENT IN OPPOSITION

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" THIS
PROPOSAL TO ADOPT AN ADVISORY VOTE ON EXECUTIVE COMPENSATION FOR
THE FOLLOWING REASONS:

        The Board has given careful consideration to this proposal and has concluded for the reasons described below that the adoption of this resolution is unnecessary and is not in the best interests of Rite Aid and its stockholders.

        The Board recognizes the importance of executive compensation to the overall long-term performance of Rite Aid. Rite Aid's compensation philosophy is to pay for performance that supports Rite Aid's business strategies and to pay competitively. In the "Compensation Discussion & Analysis" ("CD&A") section of this proxy statement, Rite Aid provides stockholders with a detailed and thorough description of the Company's compensation program, including the philosophy and strategy underpinning the program, the individual elements of the compensation program and how Rite Aid's compensation plans are administered. Rite Aid's compensation programs contain consistent elements designed to reward achievement of the Company's long-term objectives.

        Rite Aid's Compensation Committee, composed entirely of independent directors, is responsible for reviewing and approving the compensation of Rite Aid's chief executive officer and reviewing and recommending to the Board other senior officers' compensation levels. The Compensation Committee considers a variety of information to determine the appropriate level of competitive and equitable executive pay. By their very nature, compensation decisions require a knowledge of executive performance and confidential and sensitive strategic and operational information; expertise regarding competitive conditions and compensation practices and a familiarity with other confidential and proprietary information unavailable to stockholders.

        Some of the information could not be made available to stockholders without also providing proprietary competitive data to the Company's competitors. As proposed, stockholders would be asked to endorse or reject compensation decisions without complete information, or alternatively, the Company would have to disclose competitive information in a public document in order for stockholders to make an informed vote.

        Even if the proposal were adopted, the result of the requested advisory vote cannot be expected to provide the Company with meaningful information. If stockholders do not ratify the Compensation Committee's report and the executive compensation policies and practices described in the CD&A, the Company will understand that stockholders are dissatisfied. However, the source of the stockholder dissatisfaction will not necessarily be clear, much less the action that should be taken to address their concerns.

        Providing stockholders with the blunt and imprecise tool of an advisory vote is not necessary because stockholders already have more effective methods of communicating their concerns. As described in the "Communications with the Board of Directors" section of this proxy statement, stockholders may contact any of Rite Aid's directors, including members of Rite Aid's Compensation Committee, directly in writing or electronically. Unlike an advisory vote, this method of communication allows stockholders to voice specific concerns and to communicate clearly and effectively with our Board.

        Finally, the U.S. Congress is considering legislation requiring an advisory vote on executive compensation. It would be premature for Rite Aid to implement a shareholder advisory vote procedure at this time because aspects of the procedure may be inconsistent with federal legislation and the procedures may be superseded before they could be implemented. The Board believes that Rite Aid and its stockholders are best served by monitoring legislative developments and promptly adopting any new practices related to executive compensation and stockholder advisory votes that are mandated by law or regulation and applied to all companies equally.

RECOMMENDATION

FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS THAT YOU VOTE "AGAINST" THIS STOCKHOLDER PROPOSAL.

EXECUTIVE OFFICERS

        Officers are appointed annually by the Board of Directors and serve at the discretion of the Board of Directors. Set forth below is information regarding the current executive officers of Rite Aid.

Name	Age	Position with Rite Aid
Mary F. Sammons(1)(3)	63	Chairman and Chief Executive Officer
John T. Standley(2)(3)	47	President and Chief Operating Officer
Frank G. Vitrano	54	Senior Executive Vice President, Chief Financial Officer and Chief Administrative Officer
Kenneth A. Martindale	50	Senior Executive Vice President, Chief Merchandising, Marketing & Logistics Officer
Brian R. Fiala	49	Executive Vice President, Store Operations
Marc A. Strassler	62	Executive Vice President, General Counsel and Secretary
Robert I. Thompson	56	Executive Vice President, Pharmacy
Douglas E. Donley	47	Senior Vice President, Chief Accounting Officer

(1)
Ms. Sammons' biographical information is provided above in the section identifying the Board of Directors.

(2)
Mr. Standley's biographical information is provided above in the section identifying the Board of Directors.

(3)
As previously announced, effective at the Annual Meeting, John T. Standley will become President and Chief Executive Officer and Mary F. Sammons will continue as Chairman.

        Frank G. Vitrano.    Mr. Vitrano has served as our Senior Executive Vice President, Chief Financial Officer and Chief Administrative Officer since September 2008. He was a self-employed private investor from January 2008 to September 2008. Previously, Mr. Vitrano spent 35 years at Pathmark Stores, Inc., where most recently he served as President, Chief Financial Officer and Treasurer from October 2002 until its acquisition by the Great Atlantic & Pacific Tea Company in December 2007. Pathmark Stores filed a Chapter 11 bankruptcy petition in June 2000 and emerged from bankruptcy in September 2000. Prior to serving as President, Chief Financial Officer and Treasurer, Mr. Vitrano served in a variety of positions at Pathmark. Mr. Vitrano was a Director of Pathmark Stores, Inc. from 2000 to 2005.

        Kenneth A. Martindale.    Mr. Martindale has served as our Senior Executive Vice President, Chief Merchandising, Marketing and Logistics Officer since December 2008. He was a self-employed private investor from January 2008 to December 2008. Previously, Mr. Martindale served as Co-President, Chief Merchandising and Marketing Officer for Pathmark Stores, Inc. from January 2006 until its acquisition by the Great Atlantic & Pacific Tea Company in December 2007. In January 2000, Mr. Martindale joined the Board of Directors of Intesource, Inc.; became Chairman of the Board in March 2004; and served as President, Chief Executive Officer and Chairman of the Board from November 2004 until January 2006. From September 1999 until November 2004, Mr. Martindale was Principal of Martindale Development Group, L.L.C. In September 1999 until July 2003, Mr. Martindale was Managing Director/CEO of Orchard Street, Inc., a privately held specialty food retailer which he founded and owned. Mr. Martindale was Executive Vice President of Sales and Procurement with Fred Meyer, Inc. from January 1998 until September 1999 and was Senior Vice President of Sales and Procurement with Smith's Food & Drug Centers, Inc. from June 1996 until January 1998.

        Brian R. Fiala.    Mr. Fiala has served as our Executive Vice President of Store Operations since June 2007. He was a self employed private investor from July 2006 to June 2007. Previously, Mr. Fiala spent 24 years with Target Corporation, where most recently he served as Senior Vice President on the

East Coast until July 2006. Mr. Fiala joined Target in 1983 as a management trainee, was promoted into various positions including Store Team Leader, Regional Merchandise Manager, District Team Leader, and Regional Director. In 1998, Mr. Fiala was named Regional Vice President for the Northeast and in 2001 was promoted to Senior Vice President of Target.

        Marc A. Strassler.    Mr. Strassler has served as our Executive Vice President, General Counsel and Secretary since March 2009. From January 2008 until March 2009, Mr. Strassler was a self-employed private investor. Previously, Mr. Strassler served as Senior Vice President, General Counsel and Corporate Secretary with Pathmark Stores, Inc. from 1997 until its acquisition by the Great Atlantic & Pacific Tea Company in December 2007. Pathmark Stores filed a Chapter 11 bankruptcy petition in June 2000 and emerged from bankruptcy in September 2000. From 1987 until 1997, he served as Vice President, General Counsel and Secretary of Pathmark. From 1974 until 1987, Mr. Strassler served in a variety of legal positions at Pathmark.

        Robert I. Thompson.    Mr. Thompson has served as our Executive Vice President, Pharmacy since September 2009. From August 2008 until September 2009, Mr. Thompson served as Senior Vice President, Pharmacy Operations, from February 2008 to August 2008, he served as Senior Vice President, Northeast Division, and from June 2007 to February 2008, Mr. Thompson served as Senior Vice President, Northeast Division. Previously, Mr. Thompson served as Vice President, Integration from June 2007 to February 2008, and from July 2004 (when he first joined Rite Aid) to June 2007, he served as Vice President, Pharmacy Business Development. Mr. Thompson served at the former Revco drugstore chain from 1978 until 1997, in increasing positions of responsibility, and was named Vice President, Pharmacy Operations in 1995.

        Douglas E. Donley.    Mr. Donley has served as our Senior Vice President, Chief Accounting Officer since October 2005. He had been Group Vice President, Corporate Controller from 1999 to October 2005. Mr. Donley served as the acting principal financial officer of the Company from October 7 to October 8, 2008, and as a financial analyst for the Company from 1996 to 1999. He was an internal auditor for Harsco Corporation from 1994 to 1996. Prior to joining Harsco, he was an auditor for KPMG Peat Marwick. In March 2007, pursuant to a plea agreement, Mr. Donley pled guilty to state misdemeanor offenses related to driving under the influence. Mr. Donley has subsequently satisfied all terms of the plea agreement. The Company believes that this matter does not adversely affect Mr. Donley's fitness to serve as an officer.

 EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

        Rite Aid Corporation is the third largest retail drugstore chain in the United States based on revenues and number of stores, operating approximately 4,800 stores in 31 states and the District of Columbia. A primary component of the Company's human resource strategy is to attract, motivate and retain highly talented individuals at all levels of the organization who are committed to the Company's core values of excellence, integrity and respect for people and have the ability to execute the Company's strategic and operational priorities.

Objectives of Executive Compensation

        All executive compensation and benefits programs are within the purview of the Compensation Committee, which bases these programs on the same objectives that guide the Company in establishing all of its compensation programs, outlined below. The Compensation Committee also administers the Company's equity incentive compensation plans. In establishing or approving the compensation of our Chief Executive Officer ("CEO") and the other executive officers named in the Summary Compensation Table (the "Named Executive Officers") in any given year, the Compensation Committee is generally guided by the following objectives:

        Compensation should be based on the level of job responsibility, individual performance, and company performance, and should foster the long-term focus required for success in the retail drugstore industry. As associates progress to higher levels in the organization, an increasing proportion of their pay should be linked to company performance and shareholder returns and to longer-term performance because they are in a position to have greater influence on longer-term results.

        Compensation should reflect the value of the job in the marketplace. To attract and retain a highly skilled, diverse work force, we must remain competitive with the pay of other employers who compete with us for talent.

        Compensation should reward performance. Our programs should deliver compensation in relationship to company performance. Where company performance falls short of expectations, the programs should deliver lower-tier compensation. In addition, the objectives of pay-for-performance and retention must be balanced. Even in periods of temporary downturns in company performance, the programs should continue to ensure that successful, high-achieving associates will remain motivated and committed to the Company to support the stability and future needs of the Company.

        To be effective, performance-based compensation programs should enable associates to easily understand how their efforts can affect their pay, both directly through individual performance accomplishments and indirectly through contributing to the Company's achievement of its strategic and operational goals.

        Compensation and benefit programs should be set across consistent measures and goals at all levels of the organization. While the programs and individual pay levels will always reflect differences in job responsibilities, geographies, and marketplace considerations, the overall structure of compensation and benefit programs should be broadly similar across the organization.

        Compensation and benefit programs should attract associates who are interested in a career at Rite Aid.

The Committee's Processes

        The Compensation Committee has established a number of processes to assist it in ensuring that the Company's executive compensation program is achieving its objectives. Among those are:

        Assessment of Company performance.    The Compensation Committee uses company performance measures in two ways. First, in establishing total compensation ranges, the Compensation Committee considers various measures of Company and industry performance, including, but not limited to, comparable store sales growth, Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization and certain other adjustments), earnings growth, return on sales, return on average invested capital and assets and total shareholder return. In determining relative performance to the Company's peer group, the Compensation Committee does not apply a formula or assign these performance measures relative weights. Instead, it makes a subjective determination after considering such measures collectively. Second, as described in more detail below, the Compensation Committee has established specific Company target incentive/award levels and performance measures that determine the size of payouts under the Company's two formula-based incentive programs—the cash incentive bonus program and the long-term incentive program.

        Assessment of individual performance.    Individual performance has a strong impact on the compensation of all associates, including the CEO and the other executive officers. With respect to the CEO, the independent directors meet with the CEO in executive session annually at the beginning of the year to agree upon the CEO's performance objectives (both individual and Company objectives) for the year. At the end of the year, the independent directors meet in executive session to conduct a performance review of the CEO based on his or her achievement of the agreed-upon objectives, contribution to the Company's performance, and other leadership accomplishments. This evaluation is shared with the CEO and is provided to the Compensation Committee for its consideration in setting the CEO's compensation.

        For the other Named Executive Officers, the Compensation Committee receives a performance assessment and compensation recommendation from the CEO and also exercises its judgment based on the Board of Directors' interactions with the executive officer. As with the CEO, the performance evaluation of these executives is based on achievement of pre-agreed objectives by the executive and his or her organization, his or her contribution to the Company's performance, and other leadership accomplishments.

        Assessment of individual compensation levels.    The Compensation Committee assesses the Company's programs relative to data from SEC filings of a peer group of retail organizations and published survey data and compensation recommendations from Mercer, a qualified, compensation consultant that reports its findings directly to the Compensation Committee. The compensation consultant is retained by the Compensation Committee to review the peer group of companies and conduct a market assessment of all components of executive compensation. For the Company's 2010 fiscal year, this peer group consisted of the following companies: BJ's Wholesale; Costco; CVS/Caremark; Family Dollar Stores; Great Atlantic & Pacific Tea Co.; Home Depot; Lowe's Companies; Safeway, Inc.; Target Corp. and Walgreen Co. The peer group companies that were selected fall within a similar revenue range and industry as Rite Aid. The Compensation Committee compares the peer group companies' executive compensation programs as a whole, and also compares the pay of individual executives if the jobs are sufficiently similar to make the comparison meaningful. The Compensation Committee uses the peer group data primarily to ensure that the executive compensation program as a whole is competitive, meaning generally within the broad middle range of comparative pay of the peer group companies when the Company achieves the targeted performance levels. The compensation consultant assessed Rite Aid's performance relative to its peer group and observed alignment of performance with actual total direct compensation levels.

        Total compensation review.    The Compensation Committee reviews each executive's base pay, bonus, long-term incentives and retirement benefits annually with the guidance of the Compensation Committee's independent consultant. Following the fiscal year 2010 review, the Compensation Committee determined that these elements of compensation were reasonable in the aggregate.

Components of Executive Compensation for Fiscal Year 2010

        For fiscal year 2010, the compensation of executives consisted of four primary components—base salary, a cash incentive bonus award under the Company's annual incentive bonus plan, long-term incentives consisting of stock options, restricted stock and performance units and a benefits package. The Compensation Committee believes that this program balances both the mix of cash and equity compensation, the mix of currently-paid and longer-term compensation, and the security of base benefits in a way that furthers the compensation objectives discussed above. Following is a discussion of the Compensation Committee's considerations in establishing each of the components for the executive officers.

Base Salary

        Base salary is one element of an executive's annual cash compensation during employment. The value of base salary reflects the associate's long-term performance, skill set and the market value of that skill set. In setting base salaries for fiscal year 2010, the Compensation Committee considered the following factors:

        The median of comparable companies.    The Compensation Committee generally attempts to provide base compensation approximating the median of the selected group of peer companies listed above.

        Internal relativity, meaning the relative pay differences for different job levels.

        Individual performance.    Except for increases associated with promotions or increased responsibility, increases in base salary for executives from year to year are generally limited to minimal adjustments to reflect individual performance.

        Peer group data specific to the executive's position, where applicable. As noted above, we used the peer group data to test for reasonableness and competitiveness of base salaries, but we also exercised subjective judgment in view of our compensation objectives.

        Consideration of the mix of overall compensation.    Consistent with our compensation objectives, as executives progress to higher levels in the organization, a greater proportion of overall compensation is directly linked to company performance and stockholder returns. Thus, for example, Ms. Sammons' overall compensation is more heavily weighted toward incentive compensation and equity compensation than that of the other executive officers.

        The Compensation Committee reviews the Named Executive Officers' base salaries in April of each year and considers the principles described above under "The Committee's Processes" in establishing Named Executive Officers' base salaries for fiscal year 2010. During the review process in April 2009, based on the Company's performance in fiscal year 2009, the Committee did not increase base salaries for any of the Named Executive Officers in fiscal year 2010. Although the executives performed well on an individual basis during fiscal year 2009, the Committee believes that based on the Company's overall performance in fiscal year 2009, its decision not to increase salaries for the Named Executive Officers is consistent with its compensation philosophy and with its overall compensation objectives.

Cash Incentive Bonuses

        The Company established an annual incentive bonus plan in order to incentivize its Named Executive Officers to meet the Company's Adjusted EBITDA target for fiscal year 2010. Named Executive Officers, other executive officers and key managers of the Company participate in this cash bonus plan. The bonuses paid for fiscal year 2010 to the Named Executive Officers appear in the Summary Compensation Table under the "Non-Equity Incentive Plan Compensation" column. Under the plan, bonus target amounts, expressed as a percentage of base salary, are established for participants at the beginning of each fiscal year. Bonus payouts for the Named Executive Officers for the year are then determined by the Company's financial results for the year relative to predetermined performance measures. The Compensation Committee considered the following when establishing the awards for fiscal year 2010:

        Bonus targets.    Bonus targets as a percentage of base salary for each Named Executive Officer were based on job responsibilities, internal relativity, and peer group data. Our objective was to set bonus targets such that total annual cash compensation was within the broad middle range of peer group companies and a substantial portion of that compensation was linked to company performance. Consistent with our executive compensation policy, individuals with greater job responsibilities had a greater proportion of their total cash compensation tied to company performance through the bonus plan. Thus, the Compensation Committee established the following bonus targets for fiscal year 2010 (expressed as a percentage of base salary): Ms. Sammons, 200 percent; Mr. Standley, 125 percent; Mr. Vitrano, 110 percent; Mr. Fiala, 60 percent; and Mr. Martindale, 100 percent.

        Company performance measures.    For all officers in the annual incentive bonus plan, including the Named Executive Officers, the Compensation Committee established fiscal year 2010 company performance measures between the minimum ($1,050 million) and the maximum ($1,175 million) Adjusted EBITDA targets. The measures were determined in April 2009, near the beginning of the fiscal year. The Compensation Committee believes that this performance measure encourages officers, including the Named Executive Officers, to focus appropriately on improving operating results. The measure is also an effective motivator because it is easy to track and clearly understood by the officers. Under the plan formula, payouts can range from zero to 200 percent of bonus targets depending on company performance. In establishing the performance target for Adjusted EBITDA, the Compensation Committee considered the expected fiscal year 2010 financial performance. No bonuses were paid with respect to fiscal year 2010 to any of the Named Executive Officers based on a determination that Adjusted EBITDA was $925 million.

Long-Term Incentive Program

        In fiscal year 2010, we employed three forms of long-term incentives: performance awards, stock options and restricted stock. For the Named Executive Officers, performance awards comprised 35 percent, stock option grants comprised 40 percent, and restricted stock comprised 25 percent of the total long-term incentive level established by the Compensation Committee. These incentives foster the long-term perspective necessary for continued success in our business. They also ensure that our leaders are properly focused on shareholder value. Stock options and restricted stock have traditionally been granted broadly, with approximately 750 management and field associates participating in our long-term incentive program. In determining the value of grants for executives, the Compensation Committee's overall objective was to set combined grant values of stock options, restricted stock and performance awards that were competitive within the broad middle range of peer company long-term incentive grant amounts. The Compensation Committee's process for setting grant dates is discussed below. Then, on the grant date those values are converted to the equivalent number of shares based on the closing price of the Company's common stock on the date of grant for restricted shares and performance units, and using the Black-Scholes valuation method for stock options.

        Grant timing and price.    The Compensation Committee's procedure for timing of these grants (performance awards, restricted stock and stock options) provides assurance that grant timing is not being manipulated to result in a price that is favorable to associates. The annual grant date, typically on or about the date of the annual stockholders meeting, was June 25, 2009 for fiscal year 2010 for all eligible associates including the Named Executive Officers.

        For fiscal year 2010, the Compensation Committee decided that total grant values should remain unchanged from the prior fiscal year for each eligible position, having determined that there is appropriate alignment with long-term incentive target levels. In making this determination, the Compensation Committee reviewed available peer group data and found that the design of the long-term incentive program is reasonably aligned with those of the general retail industry market practice. Grant values for individual executive officers were determined by individual performance and internal relativity. Consistent with the Company's compensation philosophy, executive officers at higher levels received a greater proportion of total pay in the form of long-term incentives.

Performance Awards

        Performance awards provide the Named Executive Officers and other executives with units, payable in cash if the designated Company performance goals are achieved, aligning interests of executives with those of shareholders. The awards, normally granted annually, are structured as a targeted number of units based on the Company's achievement of specific Adjusted EBITDA levels over a three-year period. The Company granted performance awards for fiscal year 2010 to the Named Executive Officers with possible payouts ranging from zero to 200 percent of the target number of units, depending on Adjusted EBITDA as compared to the target, set annually, for fiscal years 2010, 2011 and 2012. The Adjusted EBITDA target for fiscal 2010 was set at $1,075 million. The awards are paid in cash at the end of the three-year performance period.

        The Compensation Committee approved the terms of the fiscal year 2010 performance awards in June 2009, and took into consideration the following:

        Target grant size.    As noted above under "Long-Term Incentive Program," performance awards were 35 percent of the total grant values established by the Compensation Committee. The Compensation Committee decided that total grant values should remain unchanged from fiscal year 2009, but the percentage representing long-term performance-based awards should be decreased to 35% of such total in order to more closely align compensation with stock price appreciation.

        Company performance measure.    As in previous years, the Compensation Committee established the performance measure as Adjusted EBITDA for each fiscal year over a three-year period. The Compensation Committee believes Adjusted EBITDA is an effective motivator because it is closely linked to shareholder value and has the greater ability to be impacted by the executives. In setting the target Adjusted EBITDA for fiscal year 2010, the Compensation Committee considered the expected earnings performance of the Company.

        Pursuant to the performance plan adopted on June 26, 2007 and based on the Company's attainment of 92% of the combined Adjusted EBITDA target for the 2008, 2009 and 2010 fiscal years, cash performance awards were settled in the 2010 fiscal year to senior management, including the Named Executive Officers, except for Ms. Sammons who declined the payout of her award in the amount of $95,174 for fiscal year 2010. Mr. Fiala received an award of $17,798. The other Named Executive Officers were not eligible for this award because they were not employed by the Company for the entire performance cycle. The value of these awards for the eligible Named Executive Officers was based upon the number of performance units earned by each officer multiplied by the closing price of our common stock on March 30, 2010.

        Longer-term focus and retention considerations.    To enhance the performance awards' incentives for longer-term focus and retention, the awards to Named Executive Officers for fiscal year 2010 are payable in cash that is subject to forfeiture if the executive leaves the Company prior to February 2012 or such later date that Adjusted EBITDA performance for the period is determined, except by reason of death, disability, retirement, or by consent of the Compensation Committee.

Stock Options

        Stock options align associate incentives with the interests of shareholders because options have value only if the stock price increases over time. The Company's ten-year options, granted at the market price on the date of grant, help focus associates on long-term growth. In addition, options are intended to help retain key associates because they vest over a four-year period, which also helps keep associates focused on long-term performance. The Company does not reprice options; likewise, if the stock price declines after the grant date, we do not replace options without shareholder approval.

        The Compensation Committee considered the following in establishing the fiscal year 2010 option grants to executive officers:

        Grant size.    As noted above under "Long-Term Incentive Program," stock option grants comprised 40 percent of the total equity grant values (measured in accordance with FASB ASC Topic 718) established by the Compensation Committee. The total grant values were unchanged from fiscal year 2009, but the percentage representing stock options was increased to 40% of such total.

Restricted Stock

        Restricted stock grants are intended to help retain key associates because they generally vest over a three-year period, which also helps keep associates focused on long-term performance. Combined grants (restricted stock, performance awards and stock options) provide a better balance for executive officers between risk and potential reward as compared to a grant consisting solely of stock options.

        The Compensation Committee considered the following in establishing the fiscal year 2010 restricted stock grants to executive officers:

        Grant size.    As noted above under "Long-Term Incentive Program," restricted stock grants were 25 percent of the total equity grant values (measured in accordance with FASB ASC Topic 718) established by the Compensation Committee. The total grant values were unchanged from fiscal year 2009, but the percentage representing restricted stock was increased to 25% of such total.

Post-Retirement Benefits

        Supplemental Executive Retirement Plans.    The Company has established retirement plans for its executive officers, including the Named Executive Officers, to provide a predetermined benefit upon retirement. Ms. Sammons and Mr. Miller receive benefits under a defined contribution supplemental retirement plan (the "SERP"). Each month, $20,000 is credited for investment for each of Ms. Sammons and, through June 30, 2009, Mr. Miller, respectively. Beginning July 1, 2009, Mr. Miller's SERP credit is $10,000 per month. Under the SERP, the participants are able to direct the deemed investment of the amounts by selecting one or more investment vehicles from a group of deemed investments offered pursuant to the plan. These deemed investments are made each month during the term of the participants' service with Rite Aid. Subject to certain tax rules that may require a delay in payment, each of Ms. Sammons and Mr. Miller is fully vested at all times in their accounts under the SERP and will receive their vested account balance (or payment in installments if such election was made) upon the earlier to occur of: (i) termination of employment (or service as a director in the case of Mr. Miller) with the Company, including due to death or disability; and (ii) a hardship withdrawal pursuant to the terms of the SERP.

        Messrs. Standley, Vitrano, Fiala and Martindale receive benefits under a defined contribution supplemental executive retirement plan ("Supplemental Plan"), which is different from the plan maintained for Ms. Sammons and Mr. Miller noted above. Under the Supplemental Plan, Rite Aid credits a specific sum to an individual account established for Messrs. Standley, Vitrano, Fiala and Martindale and other participating executive officers, on a monthly basis while such officer is employed. The amount credited in fiscal 2010 is equal to 2% per month of the executive officer's annual base compensation, up to a maximum of $15,000 per month. Beginning in May 2010, the monthly credited amount is equal to 2% of the executive officer's annual base compensation. The participants are able to select among a choice of earnings indexes, and their accounts are credited with earnings which mirror the investment results of such indexes. Participants vest in their accounts at the rate of 20% per year for each full year of participation in the Supplemental Plan at a five-year rolling rate, provided that the entire account balance for each participant shall vest upon a "change in control" of the Company, as defined in the Supplemental Plan, only if such participant is involuntarily terminated without cause within twelve months of the change in control. Subject to certain tax rules which may require a delay in payment, Participants will receive their vested account balance upon the earliest to occur of: (i) their retirement at age 60 or greater, with at least five years of participation in the Plan; (ii) termination of employment with the Company (including due to death or disability); and (iii) a hardship withdrawal pursuant to the terms of the Supplemental Plan.

Other Post-Employment and Change in Control Benefits

        To attract and retain highly skilled executives and to provide for certainty of rights and obligations, Rite Aid has historically provided employment agreements to its executive officers and certain other key associates. On December 5, 1999, Rite Aid entered into an employment agreement with Ms. Sammons, which was subsequently amended on May 7, 2001, September 30, 2003, October 11, 2006, September 24, 2008, December 30, 2008, and January 21, 2010. On September 24, 2008, Rite Aid entered into an employment agreement with Mr. Standley, which was subsequently amended and restated on January 21, 2010 (effective June 23, 2010); on September 24, 2008, Rite Aid entered into an employment agreement with Mr. Vitrano; on June 26, 2007, Rite Aid entered into an employment agreement with Mr. Fiala, which was subsequently amended on December 18, 2008; on December 3, 2008, Rite Aid entered into an employment agreement with Mr. Martindale. The terms of the employment agreements are described in more detail under the caption "Executive Employment Agreements." Under Ms. Sammons's employment agreement, any termination of employment by Ms. Sammons within the six month period commencing on the date of a change in control of Rite Aid will be treated as a termination of employment by the Executive for "good reason," as defined in the agreement. Additional information regarding the severance and change in control benefits provided under the employment agreements is described under the caption "Potential Payments Upon Termination or Change in Control."

Deductibility Cap on Executive Compensation

        The Compensation Committee is aware that Section 162(m) of the Internal Revenue Code of 1986, as amended, treats certain elements of executive compensation in excess of $1,000,000 a year as an expense not deductible by the Company for federal income tax purposes. Payments in excess of the $1,000,000 limit will be deductible if they meet the definition of "performance-based compensation" as defined in Section 162(m). However, certain payments made to the Named Executive Officers will not qualify as performance-based compensation under Section 162(m). The Compensation Committee reserves the right to pay compensation that may be non-deductible to the Company if it determines that it would be in the best interests of the Company.

Director and Officer Stock Ownership Guidelines.

        In September 2008, we adopted Stock Ownership Guidelines in order to further the investment of our non-management directors, executive officers, and Senior Vice Presidents in the success of the Company and to encourage a long-term perspective in managing the Company. The Company has adopted formal stock ownership requirements for the following non-management directors, executive officers and Senior Vice Presidents:

Position	Minimum Ownership Requirements (Number of Shares)
Chairman and Chief Executive Officer	2,500,000
President and Chief Operating Officer	1,000,000
Senior Executive Vice Presidents	1,000,000
Executive Vice Presidents	500,000
Senior Vice Presidents	200,000
Non-Management Directors	200,000

        Non-management directors that are not subject to election by the holders of our common stock and those directors designated by the Jean Coutu Group are not subject to the Stock Ownership Guidelines. As of April 26, 2010, the non-management directors not subject to the Stock Ownership Guidelines were Messrs. Sokoloff, Michel Coutu, François Coutu, Belzile and Wood.

        The non-management directors, executive officers and Senior Vice Presidents who are subject to our Stock Ownership Guidelines have five years from September 18, 2008 to meet the stock ownership requirements, whereas newly appointed or promoted executives and newly elected non-management directors have five years from the time they are appointed, promoted or elected, as the case may be, to meet the stock ownership requirements. All shares owned outright, shares owned jointly or separately by immediate family members residing in the same household, restricted stock and restricted stock units (whether or not vested), and shares underlying stock options (whether or not vested) are taken into consideration in determining compliance with the Stock Ownership Guidelines.

        The Compensation Committee is responsible for interpreting and administering the Stock Ownership Guidelines, and may, from time to time, reevaluate and revise the Stock Ownership Guidelines, including when there are changes to the Company's capital structure or where implementation of the Stock Ownership Guidelines would cause a non-management director, executive officer or Senior Vice President to incur a hardship due to his or her unique financial circumstances.

Changes to Executive Compensation for Fiscal Year 2011

        As announced by the Company on January 21, 2010, the Board appointed Mr. Standley, our President and Chief Operating Officer, to the position of President and Chief Executive Officer, effective as of June 23, 2010. Ms. Sammons, our Chairman of the Board and Chief Executive Officer, will remain as Chairman of the Board and Chief Executive Officer until June 23, 2010, and will thereafter continue to serve as our Chairman of the Board until our annual meeting of stockholders in June 2012.

        In connection with his promotion to Chief Executive Officer, Mr. Standley and the Company modified his existing employment agreement (the "Amendment"). In addition, in connection with relinquishing her position as Chief Executive Officer and agreeing to continue to serve as our Chairman, Ms. Sammons and the Company entered into Amendment No. 4 to her employment agreement ("Amendment No. 4"). Mr. Standley's existing employment agreement, as modified by the Amendment, and Ms. Sammons' existing employment agreement, as modified by Amendment No. 4, are described under the headings "—Executive Employment Agreements" and "—Potential Payments Upon Termination or Change in Control."

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Board of Directors has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

James L. Donald, Chairman
Marcy Syms
Dennis Wood

SUMMARY COMPENSATION TABLE

        The following summary compensation table sets forth the cash and non-cash compensation for the fiscal years ended February 27, 2010, February 28, 2009 and March 1, 2008, respectively, paid to or earned by (i) our principal executive officer, (ii) our principal financial officer and (iii) the other three most highly compensated executive officers of the Company (collectively, the "Named Executive Officers").

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change In Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)		Total ($)
Mary F. Sammons	2010	1,000,000		—	374,976	783,837	—	707,552	337,451		3,203,815
(Chairman & CEO)	2009	1,000,000		—	180,403	281,232	—		356,207		1,817,842
	2008	1,000,000		1,500,000	1,749,995	803,130	322,000	16,355	565,125		5,956,605
John T. Standley	2010	900,000		—	225,060	3,050,836	—	141,766	220,182		4,537,844
(President & COO)	2009	373,846	(8)	—	45,479	1,645,896	96,750	—	126,840	(7)	2,288,811
Frank G. Vitrano	2010	700,000		—	174,964	365,796	—	64,868	296,224		1,601,852
(Senior Executive VP, CAO & CFO)	2009	290,769	(8)	—	35,333	685,146	66,220	—	118,344	(7)	1,195,812
Brian R. Fiala	2010	457,600		—	97,216	587,250	—	—	134,935		1,277,001
(Executive VP, Store	2009	457,261		—	46,814	72,912	47,224	—	140,109	(7)	764,320
Operations)
Kenneth A. Martindale	2010	600,000		—	150,040	313,551	—	25,544	237,196		1,326,331
(Senior Executive VP, Chief Merchandising, Marketing & Logistics Officer

(1)
Amount consists of a special award paid in connection with the Brooks Eckerd Transaction.

(2)
The amounts reported reflect the aggregate grant date fair value of each award computed in accordance with FASB ASC Topic 718. For information regarding the assumptions used in determining the fair value of an award, please refer to Note 15 of the Company's Annual Report on Form 10-K as filed with the SEC on April 28, 2010, April 17, 2009 or April 29, 2008, as applicable.

(3)
The amounts reported reflect the aggregate grant date fair value of each award computed in accordance with FASB ASC Topic 718. For information regarding the assumptions used in determining the fair value of an award, please refer to Note 15 of the Company's Annual Report on Form 10-K as filed with the SEC on April 28, 2010, April 17, 2009 or April 29, 2008, as applicable.

(4)
Consists of an annual cash incentive bonus for performance in the applicable fiscal year.

(5)
Represents above-market earnings (over 120% of the "applicable federal rate" or "AFR") under the Company's defined contribution supplemental executive retirement plans.

(6)
The amounts in the "All Other Compensation" column for fiscal 2010 consist of the following:

Name	401(k) Matching Contributions ($)	Supplemental Executive Retirement Plan Allocations ($)	Personal Use of Company Aircraft ($)(A)	Automobile Allowance ($)	Personal Financial Services ($)	Housing / Expenses ($)(B)	Employer Paid Taxes ($)(C)
Ms. Sammons	10,248	240,000	82,253	1,000	3,950	—	—
Mr. Standley	14,034	180,000	10,373	12,000	3,775	—	—
Mr. Vitrano	12,046	168,000	567	12,000	5,000	50,891	47,720
Mr. Fiala	5,658	109,824	4,453	12,000	3,000	—	—
Mr. Martindale	9,096	144,000	3,615	12,000	—	40,599	27,886

(A)
With respect to personal use of aircraft, the Company determines the incremental cost of an officer's aircraft usage by calculating the variable flight-hour cost associated with the particular aircraft. Variable cost in general includes fuel, landing fees, maintenance costs per flight, per hour and catering.

(B)
Each of Messrs Vitrano and Martindale are reimbursed for certain housing and transportation expenses. The Company determines the incremental cost of said expenses based on the out of pocket amounts paid for rent, utilities and travel.

(C)
Figures in this column represent $47,720 for Mr. Vitrano and $27,886 for Mr. Martindale for company-paid taxes related to housing and transportation expenses reimbursed by the Company.
(7)
The amount reported in the Company's fiscal year 2009 Proxy Statement for "All Other Compensation" for each of Messrs. Standley, Vitrano and Fiala has been revised to include unvested allocations to the Company's supplemental executive retirement plan (i.e., $54,000 for Mr. Standley, $50,400 for Mr. Vitrano and $65,472 for Mr. Fiala).

(8)
Salary shown for each of Messrs. Standley and Vitrano for fiscal 2009 is for the period commencing September 24, 2008, the date on which the executive officer commenced employment with the Company, through the end of fiscal 2009.

GRANTS OF PLAN-BASED AWARDS TABLE FOR FISCAL 2010

        The following table summarizes grants of plan-based awards made to Named Executive Officers during our fiscal year ended February 27, 2010. Awards under the first row of Non-Equity Incentive Plans relate to cash incentive bonuses as discussed in the Compensation Discussion and Analysis under the caption "Cash Incentive Bonuses." Awards under the remaining row of Non-Equity Incentive Plans relate to performance awards that may be earned based on Company performance as further described in Note 1 below. All Other Stock Awards and All Other Option Awards relate to restricted share grants and stock option grants, respectively.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh)
											Grant Date Fair Value of Stock and Option Awards ($)(4)
								All Other Stock Awards (#)(2)
Name	Grant Date	Threshold 50% ($)	Target 100% ($)	Max 200% ($)	Threshold (#)	Target (#)	Max (#)		All Other Option Awards (#)(3)
Mary F. Sammons		1,000,000	2,000,000	4,000,000
	6/25/2009	262,500	525,000	1,050,000	—	—	—	302,400	967,700	1.24	1,158,813
John T. Standley		562,500	1,125,000	2,250,000
	6/25/2009	157,500	315,000	630,000	—	—	—	181,500	580,600	1.24	695,346
	1/21/2010	—	—	—					2,555,000	1.52	2,580,550
Frank G. Vitrano		385,000	770,000	1,540,000							—
	6/25/2009	122,500	245,000	490,000	—	—	—	141,100	451,600	1.24	540,760
Brian R. Fiala		137,280	274,560	549,120
	6/25/2009	68,050	136,100	272,200	—	—	—	78,400	725,000	1.24	684,466
Kenneth A. Martindale		300,000	600,000	1,200,000	—	—	—
	6/25/2009	105,000	210,000	420,000	—	—	—	121,000	387,100	1.24	463,591

(1)
On June 25, 2009, the Named Executive Officers received grants of performance-based units that will be earned based upon the achievement of a percentage of a three-year cumulative EBITDA goal. Vesting for the performance units will occur, provided performance targets are met, on March 3, 2012 (the end of the Company's fiscal year 2012) or such later date as the EBITDA performance for fiscal years 2010-2012 is determined. The award payout will be equivalent to $1.00 for each unit earned.

(2)
On June 25, 2009, the Named Executive Officers received a grant of restricted stock, as described in the Compensation Discussion and Analysis, under the caption "Components of Executive Compensation for Fiscal Year 2010—Restricted Stock." One-third of these restricted shares will vest on each of the first three anniversaries of the grant date.

(3)
On June 25, 2009, the Named Executive Officers received a grant of stock options, as described in the Compensation Discussion and Analysis, under the caption "Components of Executive Compensation for Fiscal Year 2010—Stock Options." These stock options will vest in equal installments on each of the first four anniversaries of the grant date. In addition, on January 21, 2010, Mr. Standley received awards of stock options in connection with his promotion to Chief Executive Officer effective as of the 2010 Annual Meeting of Stockholders. These awards will vest in equal installments on each of the first four anniversaries of the grant date.

(4)
Represents the grant date fair value, measured in accordance with FASB ASC Topic 718, of stock and option awards made in fiscal year 2010. Grant date fair values are calculated pursuant to assumptions set forth in Note 15 of the Company's 2010 Annual Report on Form 10-K filed with the SEC on April 28, 2010.

 EXECUTIVE EMPLOYMENT AGREEMENTS

        Rite Aid has entered into employment agreements with each of the Named Executive Officers, the material terms of which are described below.

  •
  Ms. Sammons was appointed President and Chief Operating Officer of Rite Aid and was appointed to Rite Aid's Board of Directors, is now Chairman and Chief Executive Officer, and as of the Annual Meeting will cease to serve as the Chief Executive Officer but will remain the Chairman of the Board of Directors;

  •
  Mr. Standley was appointed and is President and Chief Operating Officer and as of the Annual Meeting will become Chief Executive Officer;

  •
  Mr. Vitrano was appointed and is Senior Executive Vice President, Chief Financial Officer and Chief Administrative Officer;

  •
  Mr. Fiala was appointed and is Executive Vice President, Store Operations; and

  •
  Mr. Martindale was appointed and is Senior Executive Vice President, Chief Merchandising, Marketing and Logistics Officer.

        Term.    The term of each executive's employment agreement commenced on the effective date of his or her employment agreement, as set forth in the "Other Post-Employment and Change in Control Benefits" section of the Compensation Discussion and Analysis, above. Unless terminated earlier, each employment agreement will terminate on its second anniversary (such respective period, the "Initial Term"), other than in the case of Mr. Standley, whose agreement will terminate on the date that is three years following June 23, 2010, and Ms. Sammons, whose agreement will terminate in June 2012. Except for Ms. Sammons' agreement, each agreement will automatically renew for an additional one year term (the "Renewal Term"), unless either the executive or Rite Aid provides the other with notice of non-renewal at least 180 days (120 days in the case of Mr. Fiala) prior to the expiration of the Initial Term or a Renewal Term, as applicable.

        Salary and Incentive Bonus.    The respective agreements provide each executive with a base salary and incentive compensation (which may be reviewed periodically for increase by the Compensation Committee) that includes:

  •
  Ms. Sammons is entitled to receive an annual base salary of not less than $750,000 (and received an annualized base salary of $1,000,000 in fiscal year 2010). If Rite Aid's performance meets certain targets in the future, Ms. Sammons may receive an annual bonus that, if awarded, will equal or exceed 200% of her annual base salary then in effect. Effective February 27, 2011 (the first day of fiscal year 2012) through the expiration of the Employment Agreement, however, Ms. Sammons will be entitled to an annual base salary of $350,000 and continued benefits as provided in the amendment to her employment agreement, but will no longer be eligible to earn a bonus or incentive compensation.

  •
  Mr. Standley is entitled to an annual base salary of not less than $900,000 (and received an annualized base salary of $900,000 in fiscal year 2010). If Rite Aid's performance meets certain targets in the future, Mr. Standley may receive an annual bonus that, if awarded, will equal or exceed 125% of his annual base salary then in effect. Effective June 23, 2010, however, Mr. Standley's annual base salary will be increased to $1,000,000 and he will be eligible to earn from such date a target bonus of 200% of his annualized base salary at the end of fiscal year 2011 based on the Company's achievement of fiscal year 2011 bonus plan targets.

  •
  Mr. Vitrano is entitled to an annual base salary of not less than $700,000 (and received an annualized base salary of $700,000 in fiscal year 2010). If Rite Aid's performance meets certain targets in the future, Mr. Vitrano may receive an annual incentive bonus that, if awarded at 100% of target, will equal 110% of his annual base salary then in effect.

  •
  Mr. Fiala is entitled to receive an annual base salary of not less than $440,000 (and received an annualized base salary of $457,600 in fiscal year 2010). If Rite Aid's performance meets certain targets in the future, Mr. Fiala may receive an annual incentive bonus that, if awarded at 100% of target, will equal 60% of his annual base salary then in effect.

  •
  Mr. Martindale is entitled to an annual base salary of not less than $600,000 (and received an annualized base salary of $600,000 in fiscal year 2010). If Rite Aid's performance meets certain targets in the future, Mr. Martindale may receive an annual incentive bonus that, if awarded at 100% of target, will equal or exceed 100% of his annual base salary then in effect.

        Other Benefits.    Pursuant to their employment agreements, each of the Named Executive Officers is also entitled to participate in Rite Aid's welfare benefits, fringe benefit and perquisite programs and savings plans.

        Restrictive Covenants.    The employment agreement of each Named Executive Officer prohibits the officer from competing with Rite Aid during his or her employment period and for a period of one year, or with respect to Mr. Fiala, two years, thereafter.

        Termination and Change in Control Benefits.    The provisions of the employment agreements relating to termination of employment are described under the caption "Potential Payments Upon Termination or Change in Control" below.

OUTSTANDING EQUITY AWARDS AT FISCAL 2010 YEAR-END

        The following table summarizes the number of securities underlying outstanding equity awards for the Named Executive Officers as of February 27, 2010:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(1)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: # of Unearned Shares or Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Shares or Units of Stock That Have Not Vested ($)
Mary F. Sammons	1,050,000	—	—	2.75	6/29/2010	20,593	31,301
	3,500,000	—	—	4.05	2/13/2011	135,133	205,402
	497,216	—	—	2.26	1/30/2012	302,400	459,648
	500,000	—	—	2.10	12/11/2012
	292,208	—	—	5.38	6/24/2014
	267,001	—	—	4.11	6/23/2015
	209,958	69,985	—	4.42	6/20/2016
	123,559	123,558	—	6.07	6/26/2017
	167,400	502,200	—	0.89	10/2/2018
	—	967,700		1.24	6/25/2019
John T. Standley	875,000	2,625,000	—	0.96	9/24/2018	34,066	51,780
	42,200	126,600	—	0.89	10/2/2018	181,500	275,880
	—	580,600		1.24	6/25/2019
	—	2,555,000		1.52	1/21/2020
Frank G. Vitrano	350,000	1,050,000	—	0.96	9/24/2018	26,466	40,228
	32,825	98,475	—	0.89	10/2/2018	141,100	214,472
	—	451,600		1.24	6/25/2019
Brian R. Fiala	123,106	123,105	—	6.07	6/26/2017	20,517	31,186
	43,400	130,200	—	0.89	10/2/2018	35,066	53,300
	—	725,000		1.24	6/25/2019	78,400	119,168
Kenneth A. Martindale	266,750	800,250	—	0.47	12/3/2018	13,533	20,570
	—	387,100	—	1.24	6/25/2019	121,000	183,920

(1)
Refer to "Potential Payments Upon Termination or Change in Control," below for circumstances under which the terms of the vesting of equity awards would be accelerated.

(2)
These stock options will generally vest in equal installments on each of the first four anniversaries of the grant date, based on continued employment. Mr. Standley received an award of stock options in connection with the announcement of his appointment as President and Chief Executive Officer effective as of June 23, 2010. These awards will generally vest in equal installments on each of the first four anniversaries of the grant date, based on continued employment. With respect to the restricted stock awards listed, one-third of the restricted shares will vest on each of the first three anniversaries of the grant date, based on continued employment.

(3)
Determined with reference to $1.52, the closing price of a share of Rite Aid common stock on the last trading day before February 27, 2010.

 OPTIONS EXERCISES AND STOCK VESTED TABLE FOR FISCAL 2010

        The following table summarizes for each Named Executive Officer the stock option exercises and shares vested during fiscal year 2010:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mary F. Sammons	—	—	162,804	$161,901
John T. Standley	—	—	17,034	$24,018
Frank G. Vitrano	—	—	13,234	$18,660
Brian R. Fiala	—	—	38,052	$50,165
Kenneth A. Martindale	—	—	6,767	$8,797

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2010

        The following table provides information concerning the non-qualified defined contribution and deferred compensation of each of the Named Executive Officers in the 2010 fiscal year:

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Mary F. Sammons(1)	—	240,000	766,659	—	2,630,246
John T. Standley(2)	—	180,000	151,518	(187,458)	341,712
Frank G. Vitrano(2)	—	168,000	69,731	—	297,183
Brian R. Fiala(2)	—	109,824	12	—	293,016
Kenneth A. Martindale(2)	—	144,000	28,731	—	194,749

(1)
Amounts shown relate to a supplemental executive retirement plan for Ms. Sammons. Please refer to the Compensation Discussion and Analysis under the caption "Post-Retirement Benefits" for a description of the material terms of this plan.

(2)
Amounts shown relate to a supplemental executive retirement plan covering the Named Executive Officers other than Ms. Sammons. Please refer to the Compensation Discussion and Analysis under the caption "Post-Retirement Benefits" for a description of the material terms of this plan.

(3)
Includes contributions to the supplemental executive retirement plans that were previously disclosed in prior Summary Compensation Tables for Ms. Sammons of $2,661,200, Mr. Standley of $21,000, Mr. Vitrano of $19,600 and Mr. Fiala of $43,648.

        Rite Aid established a defined contribution supplemental executive retirement plan for the benefit of Mr. Miller and Ms. Sammons, which is described in Compensation Discussion and Analysis above. Messrs. Standley, Vitrano, Fiala and Martindale received benefits under a different defined contribution supplemental executive retirement plan, which is also described in the Compensation Discussion and Analysis above.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        As discussed above under the caption "Executive Employment Agreements," the Company has entered into employment agreements with each of the Named Executive Officers. Upon written notice, the employment agreement of each of the Named Executive Officers is terminable by either Rite Aid or the individual officer seeking termination.

        If Ms. Sammons is terminated by Rite Aid without "cause" or if she terminates her employment for "good reason" (as such terms are defined in Ms. Sammons' employment agreement), then:

  •
  Ms. Sammons will be paid an amount equal to three times the sum of the annual base salary and target bonus; a pro-rated bonus for the fiscal year of termination (determined with reference to the maximum amount payable for such year); and any accrued but unpaid salary and bonus;

  •
  Ms. Sammons will be paid the deferred compensation amounts that would otherwise have been credited to her pursuant to the supplemental executive retirement plan (discussed in the Compensation Discussion and Analysis) had she continued employment with Rite Aid through the end of the then-remaining employment period and she will continue to receive medical benefits (or be reimbursed for the cost of such benefits) for life; and

  •
  All outstanding stock options will immediately vest and be exercisable for the remainder of their stated terms, the restrictions on outstanding restricted common stock will immediately lapse and any performance or other conditions applicable to any other equity incentive awards will be considered to have been satisfied.

        If Ms. Sammons' employment is terminated as a result of her death or "disability" (as such term is defined in her employment agreement), she (or her estate as the case may be) will be entitled to an amount equal to her pro-rated bonus for the fiscal year of termination (determined with reference to the maximum amount payable for such year), and continued medical benefits (or reimbursement for the cost of such benefits) for her life or the life of her spouse, payment of any accrued but unpaid salary and bonus and full vesting of all outstanding stock options, restricted stock and other equity incentive awards (with performance goals being deemed to have been satisfied at targeted levels).

        Upon termination of employment for any reason other than "cause" (as such term is defined in her employment agreement), Ms. Sammons is entitled to receive an annual payment following termination and continuing for life (and the life of her spouse) equal to the cost of purchasing medical coverage comparable to the coverage provided to the Company's senior executives immediately prior to such termination, excepting payments for periods that the Company provides such coverage described above.

        Effective June 23, 2010 and continuing through the expiration of Ms. Sammons' employment agreement in June 2012, in the event of termination by the Company without cause or by Ms. Sammons for good reason, Ms. Sammons' severance compensation will be an amount equal to three times the sum of her base salary in effect immediately prior to June 23, 2010 and her annual target bonus in effect for fiscal year 2011.

        Pursuant to their employment agreements with the Company, if any of Messrs. Standley, Vitrano, Fiala, and Martindale is terminated by Rite Aid without "cause" or if such officer's employment is terminated by the officer for "good reason" (as such terms are defined in the applicable employment agreement), then the officer will be entitled to receive:

  •
  an amount equal to two times the sum of the annual base salary and (other than Mr. Fiala) target bonus in severance, a pro-rata bonus for the fiscal year of termination for all officers other than Mr. Fiala and any accrued but unpaid salary and benefits. The severance amount is payable in installments over the two year period following the termination;

  •
  continued health benefits for two years following the termination; and

  •
  all outstanding stock options will immediately vest and be exercisable, generally, for a period of 90 days (one year for Mr. Standley) following the termination of employment and the restrictions on the restricted common stock will immediately lapse to the extent the options would have vested and restrictions would have lapsed had the officer remained employed by Rite Aid for two years (three years for Mr. Standley) following the termination.

        If Rite Aid terminates any of the Named Executive Officers for "cause," or if any of the Named Executive Officers terminates his or her employment without "good reason" (with the exception of Ms. Sammons, whose termination provision is described above):

  •
  Rite Aid shall pay the officer all accrued but unpaid salary and benefits;

  •
  any portion of any then-outstanding stock option grant that was not exercised prior to the date of termination will immediately terminate; and

  •
  any portion of any restricted stock award, or other equity incentive award, as to which the restrictions have not lapsed or as to which any other conditions were not satisfied prior to the date of termination will be forfeited.

        If the employment of any of the Named Executive Officers is terminated as a result of death or "disability" (other than Ms. Sammons, whose benefits upon such a termination are described above), the officer will be entitled to receive all accrued but unpaid salary and benefits payable under death or disability benefit plans in which the officer participates, continued health insurance for two years and vesting of an amount of stock options and restricted stock as would have vested had the officer remained employed for two years following the date of termination.

        Upon the termination of employment of any of the Named Executive Officers, the officer would generally become entitled to receive a distribution of his or her vested account balance under the nonqualified deferred compensation plans maintained by the Company. Pursuant to applicable tax regulations, any such distributions will generally be delayed for a period of six months following the Named Executive Officer's separation from service. The account balance of each Named Executive Officer is shown in the Nonqualified Deferred Compensation for Fiscal 2010 table, above.

        Change in Control Arrangements.    Under Ms. Sammons' employment agreement as in effect through June 2012, any termination of employment by the executive within the six month period commencing on the date of a "change in control" of Rite Aid (as such term is defined below) will be treated as a termination of employment by the executive for "good reason." On October 11, 2006, Ms. Sammons' employment agreement was amended to provide that the Brooks Eckerd Transaction would not trigger the change in control benefits described above.

        Under Mr. Standley's employment agreement, upon a change in control, all of his stock options awarded pursuant to his employment agreement and all stock options awarded pursuant to the Company's executive equity program then held by him shall immediately vest and be exercisable. Under Messrs. Vitrano's and Martindale's respective employment agreement, upon a change in control, all stock options awarded pursuant to the officer's employment agreement would immediately vest and be exercisable. Under Mr. Fiala's employment agreement, upon a change in control, all of his stock options awarded pursuant to the employment agreement would immediately vest and be exercisable and any restrictions on restricted stock awarded pursuant to the employment agreement would immediately lapse.

        Each employment agreement provides that the Named Executive Officer will receive an additional payment to reimburse the officer for any excise taxes imposed pursuant to Section 4999 of the Internal Revenue Code, together with reimbursement for any additional taxes incurred by reason of such payments.

        For purposes of the employment agreements with the Named Executive Officers, where applicable, the term "change in control" generally means an acquisition of 25% percent (35% in the case of Messrs. Vitrano, Martindale and Standley) or more of the Company's combined voting power; the incumbent directors (generally including current directors and future directors whose election or nomination is approved by the Board) ceasing to constitute a majority of the Board; the consummation of a merger or similar transaction, other than (i) such a transaction in which the voting securities outstanding immediately prior to such transaction continue to represent at least 60% of the voting power of the Company immediately after the transaction or (ii) a recapitalization or similar transaction in which no person becomes the beneficial owner of 25% (35% in the case of Messrs. Vitrano, Martindale and Standley) or more of the Company's combined voting power; or the stockholders approve a plan of complete liquidation or dissolution of the Company.

        The unvested account balance of the supplemental executive retirement plan in which Messrs. Standley, Vitrano, Fiala and Martindale participate will vest upon a change in control of the Company as defined in the supplemental executive retirement plan, only if such Named Executive Officer is involuntarily terminated without cause within twelve months of the change in control. For more information regarding the supplemental executive retirement plan, refer to the Compensation Discussion and Analysis under the caption "Post-Retirement Benefits."

Quantification

        The termination and change in control payments that would have been made to the Named Executive Officers had their employment been terminated as of February 27, 2010 under the circumstances described in the tables below are quantified in the tables below.

Mary F. Sammons	Death ($)	Disability ($)	Change in Control ($)	Termination by the Company Without Cause or by the Executive for Good Reason ($)		Voluntary Termination of Employment by the Executive Within Six Months After Change in Control ($)
3 × Base Salary	N/A	N/A	N/A	3,000,000		3,000,000
3 × Bonus	N/A	N/A	N/A	6,000,000		6,000,000
Pro-Rated Bonus for Fiscal Year of Termination	—	—	N/A	—		—
Continued Health Benefits(a)	202,000	202,000	N/A	202,000		202,000
SERP Contribution Continuation for 3 Years	720,000	720,000	N/A	720,000		720,000
Vesting of Options and Restricted Stock(1)	422,120	422,120	422,120	422,120		422,120
Excise Tax Gross-up	N/A	N/A	N/A	3,959,000	(b)	3,959,000

(a)
Refer to the "Potential Payments Upon Termination or Change in Control" section above for a description of the benefits provided to Ms. Sammons following certain terminations of employment.

(b)
This payment is shown under the assumption that the termination occurred on or after a change in control.

John T. Standley	Death ($)	Disability ($)	Change in Control ($)	Termination by the Company Without Cause or by the Executive for Good Reason ($)		Voluntary Termination of Employment by the Executive Within Six Months After Change in Control ($)
2 × Base Salary	N/A	N/A	N/A	1,800,000		N/A
2 × Bonus	N/A	N/A	N/A	2,250,000		N/A
Pro-Rated Bonus for Fiscal Year of Termination	—	—	—	—		N/A
Continued Health Benefits	28,260	28,260	N/A	28,260		N/A
SERP Vesting	247,437	247,437	247,437	247,437		N/A
Vesting of Options and Restricted Stock(1)	284,239	284,239	284,239	284,239		N/A
Excise Tax Gross-up	N/A	N/A	N/A	1,859,000	(a)	N/A

(a)
This payment is shown under the assumption that the termination occurred on or after a change in control.

Frank G. Vitrano	Death ($)	Disability ($)	Change in Control ($)	Termination by the Company Without Cause or by the Executive for Good Reason ($)		Voluntary Termination of Employment by the Executive Within Six Months After Change in Control ($)
2 × Base Salary	N/A	N/A	N/A	1,400,000		N/A
2 × Bonus	N/A	N/A	N/A	1,540,000		N/A
Pro-Rated Bonus for Fiscal Year of Termination	—	—	N/A	—		N/A
Continued Health Benefits	27,596	27,596	N/A	27,596		N/A
SERP Vesting	231,899	231,899	231,899	231,899		N/A
Vesting of Options and Restricted Stock(1)	145,700	145,700	145,700	145,700		N/A
Excise Tax Gross-up	N/A	N/A	N/A	1,403,000	(a)	N/A

(a)
This payment is shown under the assumption that the termination occurred on or after a change in control.

Brian R. Fiala	Death ($)	Disability ($)	Change in Control ($)	Termination by the Company Without Cause or by the Executive for Good Reason ($)	Voluntary Termination of Employment by the Executive Within Six Months After Change in Control ($)
2 × Base Salary	N/A	N/A	N/A	915,200	N/A
2 × Bonus	N/A	N/A	N/A	N/A	N/A
Pro-Rated Bonus for Fiscal Year of Termination	N/A	N/A	N/A	N/A	N/A
Continued Health Benefits	22,767	22,767	N/A	22,767	N/A
SERP Vesting	193,926	193,926	193,926	193,926	N/A
Vesting of Options and Restricted Stock(1)	34,360	34,360	34,360	34,360	N/A
Excise Tax Gross-up	N/A	N/A	N/A	—	N/A

Kenneth A. Martindale	Death ($)	Disability ($)	Change in Control ($)	Termination by the Company Without Cause or by the Executive for Good Reason ($)		Voluntary Termination of Employment by the Executive Within Six Months After Change in Control ($)
2 × Base Salary	N/A	N/A	N/A	1,200,000		N/A
2 × Bonus	N/A	N/A	N/A	1,200,000		N/A
Pro-Rated Bonus for Fiscal Year of Termination	N/A	N/A	N/A	N/A		N/A
Continued Health Benefits	16,839	16,839	N/A	16,839		N/A
SERP Vesting	160,561	160,561	160,561	160,561		N/A
Vesting of Options and Restricted Stock(1)	203,820	203,820	203,820	203,820		N/A
Excise Tax Gross-up	N/A	N/A	N/A	1,024,000	(a)	N/A

(a)
This payment is shown under the assumption that the termination occurred on or after a change in control.

(1)
As described above in the "Potential Payments Upon Termination or Change in Control" narrative, upon a change in control (as defined in the employment agreements), the Named Executive Officers would become fully vested in certain outstanding stock option and restricted stock grants that were not yet vested on the date of the change in control. The value of stock options shown is based on the excess of $1.52, the closing price of a share of Rite Aid common stock on the last trading day before February 27, 2010, over the exercise price of such options, multiplied by the number of unvested stock options held by the officer. The value of restricted stock shown is determined by multiplying the number of shares of restricted stock that would vest as of February 27, 2010 and $1.52, the closing price of a share of Rite Aid common stock on the last trading day before February 27, 2010.

AUDIT COMMITTEE REPORT

        The Board of Directors has adopted a written charter of the Audit Committee which further describes the role of the Audit Committee. The Audit Committee, among other things, appoints and engages our independent registered public accounting firm and oversees our financial reporting and internal control over financial reporting processes on behalf of the Board. Management has the primary responsibility for our financial statements, our accounting principles and our internal control over financial reporting. Our independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. Our independent registered public accounting firm also is responsible for expressing an opinion on the effectiveness of our internal control over financial reporting.

        In fulfilling its oversight responsibilities, the Audit Committee met eight times during fiscal year 2010.

        During those meetings the Audit Committee:

  •
  Met with our internal auditors and independent registered public accounting firm, with and without management present, to discuss the overall scope and plans for their respective audits, the results of their examinations, their evaluations of our internal control over financial reporting and the overall quality of our financial reporting.

  •
  Reviewed and discussed with management and our independent registered public accounting firm, for their respective purposes, the audited financial statements included in our Annual Report on Form 10-K for fiscal 2010. The discussions included the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements and the Annual Report on Form 10-K for fiscal 2010.

  •
  Reviewed the unaudited interim financial statements and Forms 10-Q prepared each quarter by the Company.

  •
  Received management representations that the Company's financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

  •
  Reviewed and updated the Audit Committee charter.

  •
  Reviewed and discussed with our independent registered public accounting firm those matters required to be communicated by the standards of the Public Company Accounting Oversight Board ("PCAOB"), as well as critical accounting policies and practices, alternative accounting treatments, and other material written communications between management and our independent registered public accounting firm, as required by Rule 2-07 of Regulation S-X under the Securities Exchange Act of 1934, as amended.

  •
  Discussed with our independent registered public accounting firm the matters required to be discussed by PCAOB AU 380 ("Communication with Audit Committees") and Statement on Auditing Standards No. 114 ("Communication with Audit Committees").

  •
  Discussed with our independent registered public accounting firm matters relating to their independence and received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence. The Audit Committee has considered whether the level of non-audit related services provided by our independent registered public accounting firm is consistent with maintaining their independence.

  •
  Pre-approved audit, other audit-related and tax services performed by our independent registered public accounting firm.

        In addition to pre-approving the audit, other audit-related and tax services performed by our independent registered public accounting firm, the Audit Committee requests fee estimates associated with each proposed service. Providing a fee estimate for a service incorporates appropriate oversight and control of the independent registered public accounting firm relationship. On a quarterly basis, the Audit Committee reviews the status of services and fees incurred year-to-date against pre-approved services and fee estimates.

        As outlined in the table below, we incurred the following fees, including expenses billed to the Company for the fiscal years ended February 27, 2010 and February 28, 2009 by our independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates.

	Year Ended
Description of Fees	Feb. 27, 2010	Feb. 28, 2009
	(Amounts in millions)
Audit Fees, including audit of annual financial statements and reviews of interim financial statements, registration statement filings and comfort letters related to various refinancing activities	$2.4	$2.8
Audit-Related Fees, audits of employee benefit plans' financial statements	0.2	0.2
Tax Fees, tax compliance advice and planning	0.1	0.4

Total	$2.7	$3.4

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended February 27, 2010 for filing with the SEC.

David R. Jessick, Chairman
André Belzile
Michael N. Regan

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of February 27, 2010, with respect to the compensation plans under which our common stock may be issued:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Further Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	59,997,216	$2.74	11,819,213
Equity compensation plans not approved by stockholders*	16,116,519	$4.34	3,760,682
Total***	76,113,735		15,579,895	**

*
These plans include the Company's 1999 Plan, under which 10,000,000 shares of common stock are authorized for the granting of stock options at the discretion of the Compensation Committee, and the 2001 Plan, under which 20,000,000 shares of common stock are authorized for the granting of stock options, also at the discretion of the Compensation Committee. Both plans provide for the Compensation Committee to determine both when and in what manner options may be exercised; however, option terms may not extend for more than 10 years from the applicable date of grant. The plans provide that stock options may only be granted with exercise prices that are not less than the fair market value of a share of common stock on the date of grant. There are no securities remaining available for further issuance under the 1999 Plan.

**
The Company expects to exhaust these shares in connection with the annual grants made by the Company in June, 2010, prior to the Annual Meeting. The Company intends to use no more than 3 million of such shares for awards other than stock options or stock appreciation rights.

***
On a fully diluted basis, convertible preferred and convertible debentures, the number of shares outstanding was 976,804,315.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires Rite Aid's executive officers, directors and persons who own more than 10% of Rite Aid common stock to file reports of ownership and changes in ownership with the SEC and the NYSE. Such persons are required by SEC regulations to furnish Rite Aid with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to Rite Aid, we have determined that during fiscal year 2010, no persons subject to Section 16(a) reporting submitted late filings under Section 16(a) of the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of April 26, 2010, certain information concerning the beneficial shareholdings of (a) each director, (b) each of our "named executive officers" (as such term is defined in Item 402(a)(3) of Regulation S-K under the Exchange Act), (c) each holder of more than five percent of the common stock and (d) all directors and executive officers as a group (based on 887,652,089 shares of common stock outstanding as of April 26, 2010, plus the number of shares of common stock into which the outstanding shares of LGP preferred stock are convertible). Each of the persons named below has sole voting power and sole investment power with respect to the shares set forth opposite his or her name, except as otherwise noted.

Beneficial Owners	Number of Common Shares Beneficially Owned(1)		Percentage of Class
Named Executive Officers and Directors:
Joseph B. Anderson, Jr.	223,334	(2)	*
André Belzile	140,000	(3)	*
François J. Coutu	140,000	(4)	*
Michel Coutu	140,000	(5)	*
James L. Donald	86,667	(6)	*
Brian Fiala	524,866	(7)	*
David R. Jessick	33,334	(8)	*
Kenneth Martindale	504,825	(9)	*
Robert G. Miller	5,962,912	(10)	*
Michael N. Regan	106,667	(11)	*
Mary F. Sammons	9,202,558	(12)	1%
Philip G. Satre	381,834	(13)	*
Jonathan D. Sokoloff	28,812,561	(14)	3.1%
John T. Standley	1,492,900	(15)	*
Marcy Syms	223,334	(16)	*
Frank Vitrano	669,972	(17)	*
Dennis Wood	140,000	(18)	*
All Executive Officers and Directors
20 persons	78,591,970		8.6%
5% Stockholders:
FMR LLC	80,537,600	(19)	9.1%
82 Devonshire St.
Boston, MA 02109
The Jean Coutu Group (PJC), Inc	251,975,262	(20)	28.4%
530 Bériault Street
Longueuil, Quebec J4G 1S8

*
Percentage less than 1% of class.

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 under Exchange Act, thereby including options exercisable as of June 25, 2010.

(2)
This amount includes 183,334 shares which may be acquired within 60 days by exercising stock options.

(3)
This amount includes 100,000 shares which may be acquired within 60 days by exercising stock options.

(4)
This amount includes 100,000 shares which may be acquired within 60 days by exercising stock options.

(5)
This amount includes 100,000 shares which may be acquired within 60 days by exercising stock options.

(6)
This amount includes 66,667 shares which may be acquired within 60 days by exercising stock options.

(7)
This amount includes 347,756 shares which may be acquired within 60 days by exercising stock options.

(8)
This amount includes 33,334 shares which may be acquired within 60 days by exercising stock options.

(9)
This amount includes 363,525 shares which may be acquired within 60 days by exercising stock options.

(10)
The amount includes 5,883,334 shares which may be acquired within 60 days by exercising stock options.

(11)
This amount includes 66,667 shares which may be acquired within 60 days by exercising stock options.

(12)
This amount includes 52,779 shares owned by Ms. Sammons' spouse and 6,919,252 shares which may be acquired within 60 days by exercising stock options.

(13)
This amount includes 233,334 shares which may be acquired within 60 days by exercising stock options.

(14)
This amount includes 705,436 shares owned jointly by Mr. Sokoloff and his spouse and 28,107,125 shares beneficially owned by Green Equity Investors III, L.P., which is affiliated with Leonard Green & Partners, L.P., of which Mr. Sokoloff is an executive officer and equity owner.

(15)
This amount includes 1,062,350 shares which may be acquired within 60 days by exercising stock options.

(16)
This amount includes 183,334 shares which may be acquired within 60 days by exercising stock options.

(17)
This amount includes 495,725 shares which may be acquired within 60 days by exercising stock options.

(18)
This amount includes 100,000 shares which may be acquired within 60 days by exercising stock options.

(19)
Based solely on a Schedule 13G/A filed with the Commission on February 16, 2010 which indicates that as of December 31, 2009, these shares are beneficially owned by FMR LLC. The Schedule 13G/A reports sole power to vote or direct the voting of 16,885,312 shares and sole power to dispose or direct the disposition of 80,537,600 shares.

(20)
Based upon shares acquired on June 4, 2007 in connection with the closing of the stock purchase agreement and shares acquired on October 5, 2007 pursuant to Section 1.4 of the stockholder agreement.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

        We have adopted a written policy concerning the review, approval or ratification of transactions with related persons. The Nominating and Governance Committee is responsible for review, approval or ratification of "related person transactions" between the Company or its subsidiaries and related persons. Under SEC rules, a related person is, or anytime since the beginning of the last fiscal year was, a director, officer, nominee for director, an immediate family member (as defined under applicable SEC rules) of such persons, or a 5% stockholder of the Company. A related person transaction is any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest.

        Directors, executive officers and nominees must complete an annual questionnaire and disclose all potential related person transactions involving themselves and their immediate family members that are known to them. Throughout the year, directors and executive officers must notify the Corporate Secretary and Chief Accounting Officer of any potential Related Person Transactions as soon as they become aware of any such transaction. The Corporate Secretary and Chief Accounting Officer inform the Nominating and Governance Committee of any related person transaction of which they are aware. The Corporate Secretary and Chief Accounting Officer are responsible for conducting a preliminary analysis and review of potential related person transactions and presentation to the Nominating and Governance Committee for review including provision of additional information to enable proper consideration by the Committee. As necessary, the Nominating and Governance Committee shall review approved related person transactions on a periodic basis throughout the duration of the transaction to ensure that the transactions remains in the best interests of the Company. The Nominating and Governance Committee may, in its discretion, engage outside counsel to review certain related person transactions. In addition, the Nominating and Governance Committee may request that the full Board of Directors consider the approval or ratification of related person transactions if it deems advisable. A copy of our full policy concerning transactions with related persons is available on the Corporate Governance section of our website at www.riteaid.com.

Agreement with John T. Standley

        Prior to being employed by the Company, Rite Aid paid Mr. Standley a fee of $32,500 per week for consulting services rendered in July, August and September 2008. The consulting agreement was on a week-to-week basis, which also provided for the reimbursement of out-of-pocket expenses incurred by Mr. Standley. During fiscal year 2009 and prior to his employment as President and Chief Operating Officer, Rite Aid paid Mr. Standley a consulting fee of $293,551.

Deferred Compensation for David R. Jessick's Prior Service

        Pursuant to the terms of a deferred compensation program in place during Mr. Jessick's prior service with the Company, Mr. Jessick received a payment of approximately $109,000 in fiscal 2009 and a final payment of approximately $61,000 in March 2009.

Relationship with Leonard Green & Partners L.P.

        Rite Aid has entered into a one-year agreement with Leonard Green & Partners L.P., or Leonard Green, effective January 1, 2006, whereby Rite Aid has agreed to pay Leonard Green a fee of $300,000 per year (reduced to $150,000 per year on June 4, 2007 when John Danhakl ceased to be a director on the Company's Board of Directors) for its consulting services. The consulting agreement was extended effective January 1, 2007 on a month-to-month basis, which also provides for the reimbursement of out-of-pocket expenses incurred by Leonard Green. This agreement is an extension of Rite Aid's existing consulting agreement with Leonard Green. Pursuant to the consulting agreement, Rite Aid may engage Leonard Green to provide financial advisory and investment banking services in connection with major financial transactions that it undertakes in the future. During fiscal year 2010, Rite Aid paid Leonard Green a consulting fee of $150,000. This transaction was reviewed and ratified by our Board in April 2007 under our related person transactions approval policy described above. Jonathan D. Sokoloff, a director of Rite Aid, is an equity owner of Leonard Green.

Agreements with Jean Coutu Group

        In connection with Rite Aid's acquisition of the Brooks and Eckerd drugstore chains from Jean Coutu Group, Rite Aid and Jean Coutu Group became a party to a series of agreements which are described below.

Stock Purchase Agreement

        Rite Aid entered into a stock purchase agreement with Jean Coutu Group to acquire all of the capital stock of The Jean Coutu Group (PJC) USA, Inc., or Jean Coutu USA, which was a wholly-owned subsidiary of Jean Coutu Group and the holding company for the Brooks and Eckerd drugstore chains. Pursuant to the stock purchase agreement, certain of the provisions extend beyond the closing of the Brooks Eckerd Transaction.

        Non-Competition Covenant.    Jean Coutu Group has agreed that for five years after the closing of the Brooks Eckerd Transaction it will not (other than as a stockholder of Rite Aid and through its designees on Rite Aid's Board of Directors) engage in the retail pharmacy business in the United States or the pharmacy benefits management business in the United States. In a related agreement, Michel Coutu, our Non-Executive Co-Chairman, has agreed that for three years after the closing of the Brooks Eckerd Transaction, he will not (other than as a stockholder of Rite Aid and in his capacity as a Rite Aid director), engage in the retail pharmacy business in the United States or the pharmacy benefits management business in the United States.

        Indemnification.    The stock purchase agreement provides for indemnification for losses arising from breaches of representations and warranties, breaches of covenants and certain actions relating to the conduct of the business of Jean Coutu Group (other than Jean Coutu USA). Each party's indemnification obligation for breaches of representations and warranties is subject to a $35 million deductible and each party's indemnification obligation for breaches of representations and warranties and for breaches of covenants is subject to an aggregate cap of $450 million. The deductible and cap do not apply to losses arising from or relating to the conduct of the business of Jean Coutu Group. No claim for a breach of a representation and warranty may be brought by either party or included in the aggregate losses for purposes of satisfying the deductible unless it exceeds a minimum threshold of $10,000.

        Jean Coutu Group also has agreed to indemnify Rite Aid for losses arising from pre-closing taxes of Jean Coutu USA, any breaches of tax representations and warranties or breaches of tax covenants and for half of any transfer taxes resulting from the transaction. The deductible and cap do not apply to losses arising from tax matters.

Stockholder Agreement

        Concurrently with entering into the stock purchase agreement, Rite Aid, Jean Coutu Group and certain Coutu family members entered into a stockholder agreement. The stockholder agreement contains provisions relating to board and board committee composition, corporate governance, stock ownership, stock purchase rights, transfer restrictions, voting arrangements and other matters.

        Board and Board Committee Representation.    The stockholder agreement provides that Jean Coutu Group initially will have the right to designate four members of Rite Aid's Board of Directors. Thereafter, Jean Coutu Group will have the right to designate a certain number of director nominees for election to our Board, taking into account Jean Coutu Group designees then serving in a class or classes of directors whose terms are not yet expiring, subject to Jean Coutu Group's maintenance of specified percentage thresholds of Rite Aid total voting power.

Percentage of Total Voting Power	Number of Directors/ Director Nominees
25% and above	4
17.9% - 24.9%	3
10.7% - 17.8%	2
5% - 10.6%	1

        For so long as Jean Coutu Group is entitled to designate at least two directors and subject to NYSE independence requirements for directors, Jean Coutu Group will have the right to designate one of its designees to each of the Audit, Compensation and Nominating and Governance Committees of the Rite Aid Board. In the event that only one of Jean Coutu Group's designees qualifies as an independent director of Rite Aid, that designee will be appointed to one of the three committees and other Jean Coutu Group designees will be provided "observer status" to attend committee meetings (subject to the committees meeting in executive session) of the other two committees.

        Voting Arrangements.    The stockholder agreement provides that for a period of five years after the closing of the Brooks Eckerd Transaction, Jean Coutu Group agrees to vote its shares for each Rite Aid director nominee recommended by the Board. Thereafter, Jean Coutu Group will vote its shares for each Rite Aid director nominee it designated and, in its discretion, either for each other Rite Aid director nominee recommended by the Board or for each other Rite Aid director nominee recommended by the Board and for nominees recommended by other persons in the same proportion as votes cast by all other Rite Aid stockholders for those nominees.

        Right to Purchase Securities.    For so long as Jean Coutu Group owns at least 20% of the total Rite Aid voting power, Jean Coutu Group will have the right to purchase securities in future issuances of Rite Aid voting securities (other than in certain types of issuances described below) to permit Jean Coutu Group to maintain the same percentage of total voting power it held prior to the issuance. These purchase rights will not apply to issuances of Rite Aid stock in connection with conversions of convertible preferred stock, equity compensation plan awards, acquisitions by Rite Aid, equity-for-debt exchanges and certain other types of issuances. Subject to certain conditions, under circumstances in which Jean Coutu Group is not permitted to purchase voting securities in a Rite Aid issuance of voting securities, Jean Coutu Group will be permitted to make open market purchases of Rite Aid common stock in order to maintain the same percentage of total voting power it held prior to the issuance; however, in the case of the issuance of Rite Aid stock in connection with an equity-for-debt exchange approved by a committee of the Board, the Jean Coutu Group's percentage of total voting power will be deemed to be unaffected by the issuance and, as a result, the Jean Coutu Group will not be permitted to make open market purchases of Rite Aid common stock in order to maintain the same percentage of total voting power it held prior to the issuance.

        Standstill Restrictions.    For so long as Jean Coutu Group (or any Coutu family stockholder or group of Coutu family stockholders) owns at least 5% of the total voting power of Rite Aid and for nine months thereafter, Jean Coutu Group or such Coutu family stockholders or group of Coutu family stockholders will be subject to restrictions on the acquisition of additional Rite Aid voting securities, other than with Rite Aid's consent or through the stock purchase rights discussed above, as well as restrictions on taking certain actions relating to Rite Aid.

        Transfer Restrictions.    For so long as Jean Coutu Group owns 5% or more of the voting power of Rite Aid's securities and for nine months thereafter, Rite Aid voting securities owned by Jean Coutu Group will be subject to restrictions on transfer included in the stockholder agreement, other than transfers in accordance with Rule 144, in a registered public offering, in connection with a pro rata dividend, spinoff or distribution to Jean Coutu Group stockholders and certain other permitted transfers.

        In addition, subject to the foregoing, Jean Coutu Group may not transfer shares to someone who, as a result of the transfer, would own more than 5% of the outstanding shares of Rite Aid common stock.

        Supermajority Board Approval.    For so long as Jean Coutu Group owns at least 25% of the total voting power of Rite Aid, certain matters will require the approval of two-thirds of all of the Rite Aid Board of Directors, including increases in the number of authorized shares, significant issuances of Rite Aid equity securities, mergers, reorganizations, consolidations or similar business combinations involving Rite Aid, significant asset sales and certain other actions specified in the stockholder agreement.

Registration Rights Agreement

        Concurrently with entering into the stock purchase agreement, Rite Aid, Jean Coutu Group and certain Coutu family members entered into a registration rights agreement. Pursuant to the registration rights agreement, subject to certain conditions, Jean Coutu Group has the right, on six occasions, to demand that Rite Aid register shares of Rite Aid common stock held by Jean Coutu Group for resale in an underwritten public offering, provided that the anticipated aggregate offering price would exceed $100 million or the registration is for at least 25% of the Rite Aid common stock held by Jean Coutu Group. Jean Coutu Group also may request that Rite Aid include those shares in certain registration statements that Rite Aid may file in the future in connection with underwritten offerings.

STOCKHOLDER PROPOSALS FOR
THE 2011 ANNUAL MEETING OF STOCKHOLDERS

        Any stockholder desiring to present a proposal for inclusion in Rite Aid's proxy statement for the 2011 Annual Meeting of Stockholders must deliver the proposal to the Secretary at the address below not later than January 13, 2011. Only those proposals that comply with the requirements of Rule 14a-8 under the Exchange Act will be included in Rite Aid's proxy statement for the 2011 Annual Meeting.

        In order for proposals of stockholders made outside of Rule 14a-8 under the Exchange Act to be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Secretary at the address below by March 25, 2011.

        Stockholders may present proposals that are proper subjects for consideration at an annual meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the stockholder must comply with the procedures specified in Rite Aid's by-laws. The by-laws, which are available on Rite Aid's website at www.riteaid.com under "Our Company—Corporate Governance—By-Laws" and in print upon request from the Secretary, require all stockholders who intend to make proposals at an annual meeting of stockholders to submit their proposals to the Secretary not fewer than 90 and not more than 120 days before the anniversary date of the previous year's annual meeting of stockholders. The by-laws also provide that nominations for director may only be made by the Board of Directors (or an authorized Board committee) or by a stockholder of record entitled to vote who sends notice to the Secretary not fewer than 90 nor more than 120 days before the anniversary date of the previous year's annual meeting of stockholders. Any nomination by a stockholder must comply with the procedures specified in Rite Aid's by-laws. To be eligible for consideration at the 2011 Annual Meeting, proposals which have not been submitted by the deadline for inclusion in the proxy statement and any nominations for director must be received by the Secretary between February 23, 2011 and March 25, 2011. This advance notice period is intended to allow all stockholders an opportunity to consider all business and nominees expected to be considered at the meeting. All submissions to, or requests from, the Secretary should be made to:

Rite Aid Corporation
30 Hunter Lane
Camp Hill, Pennsylvania 17011
Attention: Marc A. Strassler, Secretary

INCORPORATION BY REFERENCE

        In accordance with SEC rules, notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate this proxy statement or future filings made by Rite Aid under those statutes, the information included under the caption "Compensation Committee Report" and those portions of the information included under the caption "Audit Committee Report" required by the SEC's rules to be included therein, shall not be deemed to be "soliciting material" or "filed" with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by Rite Aid under those statutes, except to the extent we specifically incorporate these items by reference.

OTHER MATTERS

        The Board of Directors knows of no other matters that have been submitted for consideration at this Annual Meeting. If any other matters come before stockholders at this Annual Meeting, the persons named on the enclosed proxy intend to vote the shares they represent in accordance with their best judgment.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Deloitte & Touche LLP served as Rite Aid's independent registered public accounting firm for fiscal year 2010 and Rite Aid's Audit Committee is in the process of negotiating with Deloitte & Touche LLP the terms of an arrangement to audit the consolidated financial statements of the Company and its subsidiaries for fiscal year 2011. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, and the representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

IMPORTANT NOTICE REGARDING DELIVERY
OF STOCKHOLDER DOCUMENTS

        The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy proxy material delivery requirements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is referred to as "householding," potentially provides extra convenience for stockholders and reduces printing and postage costs for companies.

        Rite Aid and some brokers utilize the householding process for proxy materials. In accordance with a notice sent to certain stockholders who share a single address, only one copy of this proxy statement is being sent to that address, unless we received contrary instructions from any stockholder at that address. Stockholders who participate in householding will continue to receive separate proxy cards. Householding will continue until you are notified otherwise or until one or more stockholders at your address revokes consent. If you revoke consent, you will be removed from the householding program within 30 days of receipt of the revocation. If you hold your Rite Aid stock in "street name," additional information regarding householding of proxy materials should be forwarded to you by your broker.

        However, if you wish to receive a separate copy of this proxy statement, or would like to receive separate proxy statements and annual reports of Rite Aid in the future, or if you are receiving multiple copies of annual reports and proxy statements at an address shared with another stockholder and would like to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Rite Aid Corporation, 30 Hunter Lane, Camp Hill, Pennsylvania 17011, Attention: Marc A. Strassler, Secretary, or by calling the Secretary at (717) 975-5833.

ANNUAL REPORT

        A copy of Rite Aid's Annual Report on Form 10-K for fiscal year 2010 is being mailed together with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting.

APPENDIX A: RITE AID CORPORATION 2010 OMNIBUS EQUITY PLAN

RITE AID CORPORATION
2010 OMNIBUS EQUITY PLAN

1.    Purpose; Establishment.

        The Rite Aid Corporation 2010 Omnibus Equity Plan (the "Plan") is intended to promote the interests of the Company and its stockholders by providing officers and other associates of the Company and its affiliates (including directors who are also associates of the Company or its affiliates) with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and its affiliates and to acquire a proprietary interest in the long-term success of the Company; and to reward the performance of individual officers, other associates, non-employee directors and consultants in fulfilling their personal responsibilities for long-range achievements. The Plan is also designed to encourage stock ownership by such persons, thereby aligning their interest with those of the Company's stockholders and to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Code. Notwithstanding any provision of the Plan, to the extent that any Award would be subject to Section 409A of the Code, no such Award may be granted if it would fail to comply with the requirements set forth in Section 409A of the Code and any regulations or guidance promulgated thereunder. The Plan has been adopted and approved by the Board of Directors (defined below) and shall become effective as of June 23, 2010, subject to the approval of the stockholders of the Company.

2.    Definitions.

        As used in the Plan, the following definitions apply to the terms indicated below:

  (a)
  "Affiliate" means any entity if, at the time of granting of an Award (1) the Company, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of such entity or at least 50% of the ownership interests in such entity or (2) such entity, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of the Company.

  (b)
  "Agreement" shall mean the writing evidencing an Award or a notice of an Award delivered to a Participant by the Company.

  (c)
  "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Phantom Unit, Stock Bonus or Other Award granted pursuant to the terms of the Plan.

  (d)
  "Board of Directors" shall mean the Board of Directors of the Company.

  (e)
  "Business Criteria" shall mean (1) return on total stockholder equity; (2) earnings or book value per share of Company Stock; (3) net income (before or after taxes); (4) earnings before all or any interest, taxes, depreciation and/or amortization ("EBIT", "EBITA" or "EBITDA"); (5) inventory goals; (6) return on assets, capital or investment; (7) market share; (8) cost reduction goals; (9) earnings from continuing operations; (10) levels of expense, costs or liabilities; (11) store level performance; (12) operating profit; (13) sales or revenues; (14) stock price appreciation; (15) total stockholder return; (16) implementation or completion of critical projects or processes; or (17) any combination of the foregoing. Where applicable, Business Criteria may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, an Affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Business Criteria may be subject to a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the Business Criteria shall be determined, where applicable and except as otherwise provided by the Committee, in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided that the Committee shall have the authority to make equitable adjustments to the Business Criteria in recognition of unusual or non-recurring events affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

  (f)
  "Cause" shall have meaning set forth in the Participant's employment agreement with the Company; provided that if no such agreement or definition exists, "Cause" shall mean, unless otherwise specified in an Award Agreement, (i) the Participant's willful misconduct or gross negligence which materially and demonstrably results in financial harm to the Company; (ii) a material breach by the Participant of the Participant's fiduciary duty or duty of loyalty to the Company or any affiliate which demonstrably results in financial harm to the Company; (iii) the plea of guilty by the Participant to or conviction of the Participant for the commission of a felony; or (iv) a willful and material breach of the Participant's obligations under any agreement entered into between the Participant and the Company or any Affiliate.

  (g)
  "Change in Control" shall have the meaning set forth in Section 14(d).

  (h)
  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

  (i)
  "Committee" shall mean a committee of the Board of Directors, which shall consist of two or more persons, each of whom shall qualify as an "outside director" within the meaning of Section 162(m) of the Code, a "nonemployee director" within the meaning of Rule 16b-3 and an "independent director" within the meaning of the New York Stock Exchange Listed Company Manual.

  (j)
  "Company" shall mean Rite Aid Corporation, a Delaware corporation, and, where appropriate, each of its Affiliates.

  (k)
  "Company Stock" shall mean the common stock of the Company, par value $1.00 per share.

  (l)
  "Covered Associate" shall have the meaning set forth in Section 162(m) of the Code.

  (m)
  "Effective Date" shall mean June 23, 2010.

  (n)
  "Excepted Shares" shall mean any shares of Company Stock underlying options granted under the Prior Equity Plans that are cancelled, terminated or retired in connection with the Exchange Offer.

  (o)
  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

  (p)
  "Exchange Offer" shall mean the one-time stock option exchange program to be implemented pursuant to amendments to the Prior Equity Plans, subject to the approval of the Company's stockholders at the 2010 annual meeting of stockholders.

  (q)
  "Fair Market Value" shall mean, with respect to a share of Company Stock, on a particular date (i) the closing price of Company Stock as quoted on the composite tape of the New York Stock Exchange and published in The Wall Street Journal with respect to such date, or if there is no trading of Company Stock on such date, such price on the next preceding date on which there was trading in such shares or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine in good faith using a reasonable method in accordance with Section 409A of the Code.

  (r)
  "Good Reason" shall have meaning set forth in the Participant's employment agreement with the Company; and if no such agreement or definition exists, "Good Reason" shall not apply to the Participant unless otherwise specified in an Award Agreement.

  (s)
  "Incentive Stock Option" shall mean an Option that qualifies as an "incentive stock option" within the meaning of Section 422 of the Code, or any successor provision, and which is designated by the Committee as an Incentive Stock Option.

  (t)
  "Nonqualified Stock Option" shall mean an Option other than an Incentive Stock Option.

  (u)
  "Option" shall mean an option to purchase shares of Company Stock granted pursuant to Section 7.

  (v)
  "Other Award" shall mean an Award granted pursuant to Section 11 hereof.

  (w)
  "Participant" shall mean an associate, non-employee director or consultant of the Company to whom an Award is granted pursuant to the Plan.

  (x)
  "Phantom Unit" shall mean the right, granted pursuant to Section 9, to receive in cash or shares the Fair Market Value of a share of Company Stock or, in the case of an Award denominated in cash, to receive the amount of cash per unit that is determined by the Committee in connection with the Award.

  (y)
  "Prior Equity Plans" shall mean, collectively, the Rite Aid Corporation 1999 Stock Option Plan, the Rite Aid Corporation 2000 Omnibus Equity Plan, the Rite Aid Corporation 2001 Stock Option Plan, the Rite Aid Corporation 2004 Omnibus Equity Plan, and the Rite Aid Corporation 2006 Omnibus Equity Plan.

  (z)
  "Qualifying Termination" shall mean a termination of employment by the Company for Cause or by the Participant with Good Reason.

  (aa)
  "Restricted Stock" shall mean a share of Company Stock which is granted pursuant to the terms of Section 8 hereof and which is subject to restrictions as set forth in Section 8(d).

  (bb)
  "Rule 16b-3" shall mean the Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

  (cc)
  "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

  (dd)
  "Stock Appreciation Right" shall mean the right to receive, upon exercise of the right, the applicable amounts as described in Section 8.

  (ee)
  "Stock Bonus" shall mean a bonus payable in shares of Company Stock granted pursuant to Section 10.

  (ff)
  "Subsidiary" shall mean a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code.

3.    Stock Subject to the Plan.

(a)
Shares Available for Awards; Individual Limitations.    The maximum number of shares of Company Stock reserved for issuance under the Plan shall be 35,000,000 shares (subject to adjustment as provided by Section 3(b)). Such shares may be authorized but unissued shares of Company Stock or authorized and issued shares of Company Stock held in the Company's treasury. In addition, other than the Excepted Shares, the number of shares of Company Stock that are subject to awards as of June 23, 2010 under the Prior Equity Plans that, in the future, are forfeited, cancelled, exchanged or surrendered or terminate (in each case, other than due to the expiration of Options on the expiration date of such Options) under the Prior Equity Plans without a distribution of shares to the Participant, shall be added to the number of shares available for grant under the Plan. Upon the approval of the Plan by the stockholders of the Company, no further awards shall be made under the Prior Equity Plans, other than grants of replacement options in connection with the Exchange Offer. The maximum number of such shares of Company Stock that may be granted in the aggregate under the Plan pursuant to Awards (other than Options or Stock Appreciation Rights) shall not exceed 10,000,000 (subject to adjustment as provided by Section 3(b)). The aggregate Awards granted during any fiscal year to any single individual who is likely to be a Covered Associate shall not exceed (i) 6,000,000 shares of Company Stock subject to Options or Stock Appreciation Rights, (ii) 6,000,000 shares of Company Stock subject to Restricted Stock, Phantom Unit or Other Awards, or (iii) with respect to any Award denominated in cash, $10,000,000 for such fiscal year (including each fiscal year within a performance period of more than one fiscal year), in each case subject to adjustment as provided herein. Determinations made in respect of the limitation set forth in the preceding sentence shall be made in a manner consistent with Section 162(m) of the Code.

(b)
Adjustment for Change in Capitalization.    In the event that any special or extraordinary dividend or other extraordinary distribution is declared (whether in the form of cash, Company Stock, or other property), or there occurs any recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event, the Committee shall adjust, as it deems necessary or appropriate, (1) the number and kind of shares of stock which may thereafter be issued in connection with Awards, (2) the number and kind of shares of stock or other property, including cash, issued or issuable in respect of outstanding Awards, (3) the exercise price, grant price or purchase price relating to any Award, and (4) the limitations set forth in Section 3(a); provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code, and provided further that no such adjustment shall cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such section.

(c)
Reuse of Shares.    If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the shares of Company Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, shares of Stock that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any shares of Stock exchanged by a Participant or withheld by the Company or any Subsidiary to satisfy the tax withholding obligations related to any Award under the Plan, shall not be available for subsequent Awards under the Plan, and notwithstanding that a Stock Appreciation Right is settled by the delivery of a net number of shares of Company Stock, the full number of shares of Company Stock underlying such Stock Appreciation Right shall not be available for subsequent Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan. In addition, (i) to the extent an Award is paid or settled in cash, the number of shares of Company Stock with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan and (ii) Shares of Company Stock underlying Awards that can only be settled in cash shall not be counted against the aggregate number of shares of Company Stock available for Awards under the Plan.

4.    Administration of the Plan.

        The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Company Stock or cash or other property to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to determine whether an Award may be settled in cash and/or shares of Company Stock; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may, in its sole and absolute discretion, without amendment to the Plan, (a) accelerate the date on which any Option or Stock Appreciation Right becomes exercisable, (b) waive or amend the operation of Plan provisions respecting exercise after termination of employment (provided that the term of an Option or Stock Appreciation Right may not be extended beyond ten years from the date of grant or the original term of the Option or Stock Appreciation Right, if less), (c) accelerate the vesting date, or waive any condition imposed hereunder, with respect to any share of Restricted Stock, Phantom Unit, Stock Bonus or Other Award, and (d) otherwise adjust any of the terms applicable to any such Award in a manner consistent with the terms of the Plan and applicable law. Notwithstanding anything in the Plan to the contrary, the powers and authority of the Committee shall be exercised by the Board of Directors in the case of Awards made to non-employee directors. Notwithstanding anything in the Plan to the contrary, except with respect to Awards made to non-employee directors or Awards made with respect to no more than 5% of the aggregate shares of Company Stock authorized under the Plan pursuant to Section 3(a), unless otherwise provided by the Committee, Awards made pursuant to Sections 7, 8, 9 or 10 of the Plan that vest solely upon the continued employment or service of the Participant may not become fully vested prior to the third anniversary of the date upon which such Award is granted.

5.    Eligibility.

        The persons who shall be eligible to receive Awards pursuant to the Plan shall be such associates of the Company (including officers of the Company, whether or not they are directors of the Company), consultants to the Company and non-employee directors of the Company, in each case as the Committee (or, in the case of non-employee directors, the Board of Directors) shall select from time to time. The grant of an Award hereunder in any year to any associate, non-employee director or consultant shall not entitle such person to a grant of an Award in any future year.

6.    Awards Under the Plan; Agreement.

        The Committee may grant Options, Stock Appreciation Rights, Restricted Stock, Phantom Units, Stock Bonuses and Other Awards in such amounts and with such terms and conditions as the Committee shall determine, subject to the provisions of the Plan. Each Award granted under the Plan (except an unconditional Stock Bonus) shall be evidenced by an Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable and which are not in conflict with the terms of the Plan. By accepting an Award, a Participant shall be deemed to agree that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Agreement.

7.    Options.

(a)
Identification of Options.    Each Option shall be clearly identified in the applicable Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. All Options shall be non-transferable, except by will or the laws of descent and distribution or except as otherwise determined by the Committee for estate planning purposes with respect to a Nonqualified Stock Option.

(b)
Exercise Price.    Each Agreement with respect to an Option shall set forth the amount per share (the "option exercise price") payable by the Participant to the Company upon exercise of the Option. The option exercise price shall be equal to or greater than the Fair Market Value of a share of Company Stock on the date of grant. Other than with respect to an adjustment described in Section 3, in no event shall the option exercise price be reduced following the grant of an Option, nor shall an Option be cancelled in exchange for a replacement Option with a lower exercise price or in exchange for another type of Award or cash payment without stockholder approval. In addition, the Committee shall not have the authority to grant an Option which provides that the Participant will be granted a new Option (sometimes referred to as a "reload option") for a number of shares equal to the number of shares surrendered by the Participant upon exercise of all or a part of the original Option.

(c)    Term and Exercise of Options.

  (i)
  Each Option shall become exercisable at the time determined by the Committee and set forth in the applicable Agreement. At the time of grant of an Option, the Committee may impose such restrictions or conditions to the exercisability of the Option as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals based on one or more Business Criteria. Subject to Section 7(d) hereof, the Committee shall determine and set forth in the applicable Agreement the expiration date of each Option, which shall be no later than the tenth anniversary of the date of grant of the Option.

  (ii)
  An Option shall be exercised by delivering the form of notice of exercise provided by the Company. Payment for shares of Company Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means: (A) in cash or by personal check, certified check, bank cashier's check or wire transfer; (B) in shares of Company Stock owned by the Participant and valued at their Fair Market Value on the effective date of such exercise; or (C) by any such other methods (including broker assisted cashless exercise) as the Committee may from time to time authorize; provided, however, that in the case of a Participant who is subject to Section 16 of the Exchange Act, the method of making such payment shall be in compliance with applicable law. Except as authorized by the Committee, any payment in shares of Company Stock shall be effected by the delivery of such shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of the Company shall require.

  (iii)
  Certificates for shares of Company Stock purchased upon the exercise of an Option shall be issued in the name of or for the account of the Participant or other person entitled to receive such shares, and delivered to the Participant or such other person as soon as practicable following the effective date on which the Option is exercised.

(d)
Provisions Relating to Incentive Stock Options.    Incentive Stock Options may only be granted to associates of the Company and its Affiliates, in accordance with the provisions of Section 422 of the Code. To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company or a Subsidiary shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of this Section 7(d), Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted. No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company unless (A) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted and (B) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(e)
Effect of Termination of Employment (or Provision of Services).    In the event that the employment of a Participant with the Company (or the Participant's service to the Company) shall terminate for any reason other than (i) Cause, (ii) death or (iii) disability or retirement, each Option granted to such Participant, to the extent that it is exercisable at the time of such termination, shall, unless otherwise determined by the Committee at the time of grant as set forth in the applicable Agreement, remain exercisable for the 90 day period following such termination, but in no event following the expiration of its term. Each Option that remains unexercisable as of the date of such a termination shall be terminated at the time of such termination (except as may be otherwise determined by the Committee). In the event that the employment of a Participant with the Company (or the Participant's service to the Company) shall terminate on account of the death of the Participant, each Option granted to such Participant that is outstanding as of the date of death shall become fully exercisable and shall, unless otherwise determined by the Committee at the time of grant as set forth in the applicable Agreement, remain exercisable by the Participant's legal representatives, heirs or legatees for the one year period following such termination, but in no event following the expiration of its term. In the event that the employment of a Participant with the Company (or the Participant's service to the Company) shall terminate on account of the disability or retirement of the Participant (in each case as determined by the Committee), each Option granted to such Participant that is outstanding and vested as of the date of such termination shall, unless otherwise determined by the Committee at the time of grant as set forth in the applicable Agreement, remain exercisable by the Participant (or such Participant's legal representatives) for the one year period following such termination, but in no event following the expiration of its term. Each Option that remains unexercisable as of the date of a termination due to disability or retirement shall be terminated at the time of such termination (except as may be otherwise determined by the Committee). In the event of the termination of a Participant's employment for Cause, each outstanding Option granted to such Participant shall terminate at the commencement of business on the date of such termination.

(f)
Leave of Absence.    In the case of any Participant on an approved leave of absence, the Committee may make such provision respecting the continuance of the Option while in the employ or service of the Company as it may deem equitable, except that in no event may an Option be exercised after the expiration of its term.

8.    Stock Appreciation Rights.

(a)
A Stock Appreciation Right may be granted in connection with an Option, either at the time of grant or, with respect to a Nonqualified Stock Option, at any time thereafter during the term of the Option, or may be granted unrelated to an Option. At the time of grant of a Stock Appreciation Right, the Committee may impose such restrictions or conditions to the exercisability of the Stock Appreciation Right as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals based on one or more Business Criteria. The term of a Stock Appreciation Right granted without relationship to an Option shall not exceed ten years from the date of grant. In addition, the exercise price of a Stock Appreciation Right shall be equal to or greater than the Fair Market Value of a share of Company Stock on the date of grant.

(b)
A Stock Appreciation Right related to an Option shall require the holder, upon exercise, to surrender such Option with respect to the number of shares as to which such Stock Appreciation Right is exercised, in order to receive payment of any amount computed pursuant to Section 8(d). Such Option will, to the extent surrendered, then cease to be exercisable.

(c)
Subject to Section 8(i) and to such rules and restrictions as the Committee may impose, a Stock Appreciation Right granted in connection with an Option will be exercisable at such time or times, and only to the extent that a related Option is exercisable. All Stock Appreciation Rights shall be non-transferable (except to the extent that such related Option may be transferable), except by will or the laws of descent and distribution or except as otherwise determined by the Committee for estate planning purposes.

(d)
Upon the exercise of a Stock Appreciation Right whether related or unrelated to an Option, the holder will be entitled to receive payment of an amount determined by multiplying:

(i)
the excess of the Fair Market Value of a share of Company Stock on the date of exercise of such Stock Appreciation Right over the exercise price of the Stock Appreciation Right, by

(ii)
the number of shares as to which such Stock Appreciation Right is exercised.

(e)
Notwithstanding subsection (d) above, the Committee may place a limitation on the amount payable upon exercise of a Stock Appreciation Right. Any such limitation must be determined as of the date of grant and noted in the applicable Agreement.

(f)
Payment of the amount determined under subsection (d) above may be made solely in whole shares of Company Stock valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right or alternatively, in the sole discretion of the Committee, solely in cash or a combination of cash and shares. If the Committee decides that payment will be made in shares of Company Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

(g)
Other than with respect to an adjustment described in Section 3, in no event shall the exercise price with respect to a Stock Appreciation Right be reduced following the grant of a Stock Appreciation Right, nor shall a Stock Appreciation Right be cancelled in exchange for a replacement Stock Appreciation Right with a lower exercise price or in exchange for another type of Award or cash payment without stockholder approval.

(h)
In the event that the employment of a Participant with the Company (or the Participant's service to the Company) shall terminate for any reason other than (i) Cause, (ii) death or (iii) disability or retirement, each Stock Appreciation Right granted to such Participant, to the extent that it is exercisable at the time of such termination, shall, unless otherwise determined by the Committee at the time of grant as set forth in the applicable Agreement, remain exercisable for the 90 day period following such termination, but in no event following the expiration of its term. Any Stock Appreciation Right that is not exercisable as of the date of such a termination shall be terminated at the time of such termination (except as may be otherwise determined by the Committee). In the event that the employment of a Participant with the Company (or the Participant's service to the Company) shall terminate on account of the death of the Participant, each Stock Appreciation Right granted to such Participant that is outstanding as of the date of death shall become fully exercisable and shall, unless otherwise determined by the Committee at the time of grant as set forth in the applicable Agreement, remain exercisable by the Participant's legal representatives, heirs or legatees for the one year period following such termination, but in no event following the expiration of its term. In the event that the employment of a Participant with the Company (or the Participant's service to the Company) shall terminate on account of the disability or retirement of the Participant (in each case as determined by the Committee), each Stock Appreciation Right granted to such Participant that is outstanding and vested as of the date of such termination shall, unless otherwise determined by the Committee at the time of grant as set forth in the applicable Agreement, remain exercisable by the Participant (or such Participant's legal representatives) for the one year period following such termination, but in no event following the expiration of its term. Each Stock Appreciation Right that remains unexercisable as of the date of a termination due to disability or retirement shall be terminated at the time of such termination (except as may be otherwise determined by the Committee). In the event of the termination of a Participant's employment for Cause, each outstanding Stock Appreciation Right granted to such Participant shall terminate at the commencement of business on the date of such termination.

9.    Restricted Stock.

(a)
Price.    At the time of the grant of shares of Restricted Stock, the Committee shall determine the price, if any, to be paid by the Participant for each share of Restricted Stock subject to the Award.

(b)
Vesting Date.    At the time of the grant of shares of Restricted Stock, the Committee shall establish a vesting date or vesting dates with respect to such shares. The Committee may divide such shares into classes and assign a different vesting date for each class. Provided that all conditions to the vesting of a share of Restricted Stock are satisfied, and subject to Section 9(h), upon the occurrence of the vesting date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 9(d) shall lapse.

(c)
Conditions to Vesting.    At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals based on one or more Business Criteria. The Committee may also provide that the vesting or forfeiture of shares of Restricted Stock may be based upon the achievement of, or failure to achieve, certain levels of performance and may provide for partial vesting of Restricted Stock in the event that the maximum level of performance is not met if the minimum level of performance has been equaled or exceeded.

(d)
Restrictions on Transfer Prior to Vesting.    Prior to the vesting of a share of Restricted Stock, such Restricted Stock may not be transferred, assigned or otherwise disposed of, and no transfer of a Participant's rights with respect to such Restricted Stock, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such shares, and all of the rights related thereto, shall be forfeited by the Participant.

(e)
Dividends on Restricted Stock.    The Committee in its discretion may require that any dividends paid on shares of Restricted Stock be held in escrow until all restrictions on such shares have lapsed.

(f)
Issuance of Certificates.    The Committee may, upon such terms and conditions as it determines, provide that (1) a certificate or certificates representing the shares underlying a Restricted Stock Award shall be registered in the Participant's name and bear an appropriate legend specifying that such shares are not transferable and are subject to the provisions of the Plan and the restrictions, terms and conditions set forth in the applicable Agreement, (2) such certificate or certificates shall be held in escrow by the Company on behalf of the Participant until such shares become vested or are forfeited or (3) the Participant's ownership of the Restricted Stock shall be registered by the Company in book entry form.

(g)
Consequences of Vesting.    Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 9(d) shall lapse with respect to such share. Following the date on which a share of Restricted Stock vests, the Company shall cause to be delivered to the Participant to whom such shares were granted, a certificate evidencing such share, which may bear a restrictive legend, if the Committee determines such a legend to be appropriate.

(h)
Effect of Termination of Employment (or Provision of Services).    Except as may otherwise be provided in the applicable Agreement, and subject to the Committee's authority under Section 4 hereof, upon the termination of a Participant's employment (or upon cessation of such Participant's services to the Company) for any reason, any and all shares to which restrictions on transferability apply shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company. In the event of a forfeiture of shares pursuant to this section, the Company shall repay to the Participant (or the Participant's estate) any amount paid by the Participant for such shares. In the event that the Company requires a return of shares, it shall also have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held or otherwise.

10.    Phantom Units.

(a)
Vesting Date.    At the time of the grant of Phantom Units, the Committee shall establish a vesting date or vesting dates with respect to such units. The Committee may divide such shares into classes and assign a different vesting date for each class. Provided that all conditions to the vesting of the Phantom Units imposed pursuant to Section 10(c) are satisfied, and subject to Section 10(d), upon the occurrence of the vesting date with respect to the Phantom Units, such units shall vest.

(b)
Benefit Upon Vesting.    Unless otherwise provided in an Agreement, upon the vesting of Phantom Units, the Participant shall be paid, within 30 days of the date on which such units vest, an amount, in cash and/or shares of Company Stock, as determined by the Committee. In the case of Awards denominated in shares of Company Stock, the amount per Phantom Unit shall be equal to the sum of (1) the Fair Market Value of a share of Company Stock on the date on which such Phantom Units vest and (2) the aggregate amount of cash dividends paid with respect to a share of Company Stock during the period commencing on the date on which the Phantom Units were granted and terminating on the date on which such units vest. In the case of Awards denominated in cash, the amount per Phantom Unit shall be equal to the cash value of the Phantom Unit on the date on which such Phantom Units vest.

(c)
Conditions to Vesting.    At the time of the grant of Phantom Units, the Committee may impose such restrictions or conditions to the vesting of such units as it, in its absolute discretion, deems appropriate, including, but not limited to, achievement of performance goals based on one or more Business Criteria.

(d)
Effect of Termination of Employment (or Provision of Services).    Except as may otherwise be provided in the applicable Agreement, and subject to the Committee's authority under to Section 4 hereof, Phantom Units that have not vested, together with any dividend equivalents deemed to have been credited with respect to such unvested units, shall be forfeited upon the Participant's termination of employment (or upon cessation of such Participant's services to the Company) for any reason.

11.    Stock Bonuses.

        In the event that the Committee grants a Stock Bonus, a certificate for the shares of Company Stock constituting such Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable.

12.    Other Awards.

        Other forms of Awards ("Other Awards") valued in whole or in part by reference to, or otherwise based on, Company Stock, including but not limited to dividend equivalents, may be granted either alone or in addition to other Awards (other than in connection with Options or Stock Appreciation

Rights) under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards shall be granted, the number of shares of Company Stock to be granted pursuant to such Other Awards, or the manner in which such Other Awards shall be settled (e.g., in shares of Company Stock or cash), or the conditions to the vesting and/or payment or settlement of such Other Awards (which may include, but not be limited to, achievement of performance goals based on one or more Business Criteria) and all other terms and conditions of such Other Awards.

13.    Special Provisions Regarding Certain Awards.

        The Committee may make Awards hereunder to Covered Associates (or to individuals whom the Committee believes may become Covered Associates) that are intended to qualify as performance-based compensation under Section 162(m) of the Code. The exercisability and/or payment of such Awards may be subject to the achievement of performance goals based upon one or more Business Criteria and to certification of such achievement in writing by the Committee. Such performance goals shall be established in writing by the Committee not later than the time period prescribed under Section 162(m) and the regulations thereunder. All provisions of such Awards which are intended to qualify as performance-based compensation shall be construed in a manner to so comply.

14.    Change in Control Provisions.

(a)
Unless otherwise provided by the Committee or in the applicable Award Agreement, and subject to Section 3(b), in the event of a Change in Control:

(i)
With respect to each outstanding Award that is assumed or substituted in connection with a Change in Control, in the event of a Qualifying Termination of a Participant's employment or service during the 24-month period following such Change of Control, (i) such Award shall become fully vested and exercisable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse, and (iii) and any performance conditions imposed with respect to such Award shall be deemed to be achieved at target performance levels.

(ii)
With respect to each outstanding Award that is not assumed or substituted in connection with a Change in Control, immediately upon the occurrence of the Change of Control, (i) such Award shall become fully vested and exercisable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse, and (iii) and any performance conditions imposed with respect to such Award shall be deemed to be achieved at target performance levels.

(iii)
For purposes of this Section 14, an Award shall be considered assumed or substituted for if, following the Change in Control, the Award is of comparable value and remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that, if the Award related to shares of Common Stock, the Award instead confers the right to receive common stock of the acquiring or ultimate parent entity.

(iv)
Notwithstanding any other provision of the Plan, in the event of a Change in Control, except as would otherwise result in adverse tax consequences under Section 409A of the Code, the Committee may, in its discretion, provide that each Award shall, immediately upon the occurrence of a Change in Control, be cancelled in exchange for a payment in cash or securities in an amount equal to (i) the excess of the consideration paid per share of Common Stock in the Change in Control over the exercise or purchase price (if any) per share of Company Stock subject to the Award multiplied by (ii) the number of shares of Company Stock granted under the Award.

(b)
Notwithstanding the foregoing, for each Award that constitutes nonqualified deferred compensation under Section 409A of the Code, if required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred for purposes of the payment or settlement of such Award under the Plan only if a "change in the ownership of the corporation," a "change in effective control of the corporation" or a "change in the ownership of a substantial portion of the assets of the corporation," within the meaning of Section 409A(a)(2)(A)(v) of the Code shall also be deemed to have occurred under Section 409A of the Code.

(c)
The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(d)
A "Change in Control" of the Company shall be deemed to have occurred, as the result of a single transaction or a series of transactions, if the events set forth in any one of the following paragraphs shall have occurred:

(i)
Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities; or

(ii)
Incumbent Directors cease at any time and for any reason to constitute a majority of the number of directors then serving on the Board. "Incumbent Directors" shall mean directors who either are directors of the Company as of the Effective Date or are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination but shall not include an individual whose election or nomination is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors to the Board; or

(iii)
There is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent, either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof, more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately alter such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company or similar transaction in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding voting securities; or

(iv)
The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated of an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

(e)
"Affiliate" shall have the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act.

(f)
"Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities which are properly filed on a Form 13G.

(g)
"Exchange Act" shall mean the Securities Exchange Act of 1934. as amended from time to time.

(h)
"Person" shall have the meaning given in Section 3a9 of the Exchange Act as modified and used in Sections 13d and 14d thereof, except, that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company.

15.    Rights as a Stockholder.

        No person shall have any rights as a stockholder with respect to any shares of Company Stock covered by or relating to any Award until the date of issuance of a stock certificate with respect to such shares. Except for adjustments provided in Section 3(b), no adjustment to any Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

16.    No Employment Rights; No Right to Award.

        Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of employment by or provision of services to the Company or interfere in any way with the right of the Company, subject to the terms of any separate agreement to the contrary, at any time to terminate such employment or service or to increase or decrease the compensation of the Participant. No person shall have any claim or right to receive an Award hereunder. The Committee's granting of an Award to a Participant at any time shall neither require the Committee to grant any other Award to such Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other person.

17.    Securities Matters and Regulations.

(a)
Notwithstanding anything herein to the contrary, the obligation of the Company to sell or deliver Company Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or advisable.

(b)
Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Company Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Company Stock, no such Award shall be granted or payment made or Company Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(c)
In the event that the disposition of Company Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Company Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Participant receiving Company Stock pursuant to the Plan, as a condition precedent to receipt of such Company Stock, to represent to the Company in writing that the Company Stock acquired by such Participant is acquired for investment only and not with a view to distribution.

18.    Withholding Taxes.

        Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever shares of Company Stock are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Company Stock having a value equal to the minimum amount of tax required to be withheld. Such shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award.

19.    Notification of Election Under Section 83(b) of the Code.

        If any Participant shall, in connection with the acquisition of shares of Company Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service.

20.    Notification Upon Disqualifying Disposition Under Section 421(b) of the Code.

        Each Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of shares of Company Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

21.    Amendment or Termination of the Plan.

        The Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required for any such amendment if and to the extent such approval is required in order to comply with applicable law or stock exchange listing requirement. Nothing herein shall restrict the Committee's ability to exercise its discretionary authority pursuant to Sections 3 and 4, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant's rights under any outstanding Award.

22.    Transfers Upon Death.

        Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executor or administrator of the Participant's estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.

23.    Expenses and Receipts.

        The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Award may be used for general corporate purposes.

24.    Effective Date and Term of Plan.

        The Plan shall be subject to the requisite approval of the stockholders of the Company. In the absence of such approval, any Awards shall be null and void. Unless earlier terminated by the Board of Directors, the right to grant Awards under the Plan shall terminate on the tenth anniversary of the Effective Date. Awards outstanding at Plan termination shall remain in effect according to their terms and the provisions of the Plan.

25.    Participant Rights.

        No Participant shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment for Participants.

26.    Unfunded Status of Awards.

        The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.

27.    No Fractional Shares.

        No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

28.    Beneficiary.

        A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the Participant's beneficiary.

29.    Severability.

        If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

30.    Applicable Law.

        Except to the extent preempted by any applicable federal law, the Plan shall be construed and administered in accordance with the laws of the State of Delaware without reference to its principles of conflicts of law.

31.    Section 409A Compliance.

        The Plan as well as payments and benefits under the Plan are intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a "separation from service" from the Company within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the "short term deferral period" as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier).

RITE AID CORPORATION
30 HUNTER LANE
CAMP HILL, PA 17011

VOTE BY INTERNET — www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic proxy form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE — 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M24863-P96613	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

RITE AID CORPORATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED IN PROPOSAL 1 AND “FOR” PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4.

Vote on Directors		For	Against	Abstain
1.	Election of directors
Nominees:

	1a. Joseph B. Anderson, Jr.	☐	☐	☐

	1b. André Belzile	☐	☐	☐

	1c. Michel Coutu	☐	☐	☐

	1d. James L. Donald	☐	☐	☐

	1e. David R. Jessick	☐	☐	☐

	1f. Mary F. Sammons	☐	☐	☐

	1g. Philip G. Satre	☐	☐	☐

	1h. John T. Standley	☐	☐	☐

1i. Marcy Syms	☐	☐	☐

	For	Against	Abstain

Proposal No. 2 : Approve amendments to existing equity plans to allow for a one-time stock option exchange program for associates other than directors and executive officers;	☐	☐	☐

	For	Against	Abstain

Proposal No. 3 : Approve the adoption of the Rite Aid Corporation 2010 Omnibus Equity Plan;	☐	☐	☐

	For	Against	Abstain

Proposal No. 4 : Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm; and	☐	☐	☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” PROPOSAL 5.	For	Against	Abstain

Proposal No. 5 : Consider a stockholder proposal relating to an advisory vote on executive compensation.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.			☐
		Yes	No

Please indicate if you plan to attend this meeting.		☐	☐

Please sign exactly as your name(s) appear(s) hereon. If you receive more than one proxy card please vote with respect to each card you receive. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
 The Proxy Statement and Form 10-K are available at www.proxyvote.com.

M24863-P96613

RITE AID CORPORATION
Annual Meeting of Stockholders
June 23, 2010
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Robert G. Miller, Frank G. Vitrano, and Marc A. Strassler, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of RITE AID CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 10:00 AM, EDT on 6/23/2010, at the Hilton Harrisburg, One North Second Street, Harrisburg, PA 17101, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. If applicable, the proxy shall also govern the voting of stock held for the account of the undersigned in the Company’s Investment Opportunity Plan, or any applicable employee benefit plan. The validity of this proxy is governed by the laws of the State of Delaware. This proxy does not revoke any prior powers of attorney except for prior proxies given in connection with the Annual Meeting of Stockholders.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED, OR, IF NO SPECIFICATIONS ARE MADE, WILL BE VOTED (1) “FOR” THE ELECTION OF ALL THE NOMINEES OF THE BOARD IN THE ELECTION OF DIRECTORS, (2) “FOR” THE AMENDMENTS TO EXISTING EQUITY PLANS TO ALLOW FOR A ONE-TIME STOCK OPTION EXCHANGE PROGRAM FOR ASSOCIATES OTHER THAN DIRECTORS AND EXECUTIVE OFFICERS, (3) “FOR” APPROVAL OF THE RITE AID CORPORATION 2010 OMNIBUS EQUITY PLAN, (4)  “FOR” THE RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND (5)  “AGAINST” THE STOCKHOLDER PROPOSAL. IF ANY OTHER MATTER IS PROPERLY PRESENTED AT THE ANNUAL MEETING OF STOCKHOLDERS, THIS PROXY WILL BE VOTED IN THE NAMED PROXIES’ DISCRETION ON SUCH MATTER.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
IN THE ENCLOSED POSTAGE PAID ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

RITE AID CORPORATION
30 HUNTER LANE
CAMP HILL, PA 17011

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 18, 2010. Have your voter instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 18, 2010. Have your voter instruction card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your voter instruction card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

You may enter your voting instructions as listed above up until June 18, 2010. If your voting instructions are not received on or before June 18, 2010 or if you submit your voting instructions without a signature or without indicating how you want to vote, the Trustee will vote the shares held in your account in its sole discretion.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M24863-P96613	KEEP THIS PORTION FOR YOUR RECORDS

THIS VOTER INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

RITE AID CORPORATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED IN PROPOSAL 1 AND “FOR” PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4.

Vote on Directors		For	Against	Abstain
1.	Election of Directors
Nominees:

	1a. Joseph B. Anderson, Jr.	☐	☐	☐

	1b. André Belzile	☐	☐	☐

	1c. Michel Coutu	☐	☐	☐

	1d. James L. Donald	☐	☐	☐

	1e. David R. Jessick	☐	☐	☐

	1f. Mary F. Sammons	☐	☐	☐

	1g. Philip G. Satre	☐	☐	☐

1h. John T. Standley	☐	☐	☐

1i. Marcy Syms	☐	☐	☐

	For	Against	Abstain

Proposal No. 2 : Amend existing equity plans to allow for a one—time stock option exchange program for associates other than directors and executive officers;	☐	☐	☐

	For	Against	Abstain

Proposal No. 3 : Approve the adoption of the Rite Aid Corporation 2010 Omnibus Equity Plan;	☐	☐	☐

	For	Against	Abstain

Proposal No. 4 : Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm; and	☐	☐	☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” PROPOSAL 5.	For	Against	Abstain

Proposal No. 5 : Consider a stockholder proposal relating to an advisory vote on executive compensation.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please mark, sign, date, and return this voter instruction card promptly in the enclosed postage paid envelope. If you receive more than one voter instruction card please vote with respect to each card you receive.

Signature [PLEASE SIGN WITHIN BOX]	Date

ANNUAL MEETING OF STOCKHOLDERS OF
RITE AID CORPORATION

June 23, 2010

 Please sign, date and mail
your voter instruction card in the
envelope provided as soon
as possible.

 Please detach along perforated line and mail in the envelope provided.

M24863-P96613

VOTER INSTRUCTION CARD

RITE AID CORPORATION

The 401(k) plan provides that participants in the plan are entitled to direct the Trustee as to the voting of the shares held in their 401(k) accounts on all matters voted on by the Company’s stockholders. The Trustee’s actions with respect to voting the shares held in the plan are governed by the fiduciary duties and requirements of the Employee Retirement Income Security Act of 1974 (“ERISA”). Based on the Department of Labor’s standards and on the advice of its legal counsel, the Trustee will vote the shares held in the plan in accordance with the instructions received from you unless voting the shares in accordance with the voting provisions in the plan document would be contrary to ERISA. The Trustee will make its final determination in this regard immediately prior to the annual meeting of stockholders. Any shares held by a participant for which timely instructions are not received and any unallocated shares shall be voted by the Trustee in its sole discretion. Broadridge Financial Solutions, Inc., as agent for the Trustee, will hold your voting instructions in confidence, except to the extent required by law.

The undersigned participant in the Rite Aid 401(k) Plan, the Rite Aid 401(k) Distribution Employees Savings Plan or the Rite Aid Services, L.L.C. 401(k) PIan (the “Plans”) hereby acknowledges receipt of a copy of (i) the notice of Annual Meeting of Stockholders of Rite Aid (the “Company”) on June 23, 2010, (ii) the Proxy Statement relating to the 2010 Annual Meeting of Stockholders of the Company and (iii) the 2010 Annual Report of the Company. The undersigned hereby directs GreatBanc Trust Company (the “Trustee”), as the Trustee of the Rite Aid Master Retirement Savings Company Stock Trust, to vote all shares of common stock of the Company allocated to the undersigned’s account under the PIans specified in this voting instruction card with respect to the business presented at the 2010 Annual Meeting of Stockholders of the Company.